     As filed with the Securities and Exchange Commission on June 13, 2001
                           Registration No. 333-40460

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                      International Fuel Technology, Inc.
                      -----------------------------------
             (Exact name of Registrant as specified in its charter)

            Nevada                            6770                    88-0357508
            ------                            ----                    ----------
(State or Other Jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
Incorporation or Organization)     Classification Code Number)   Identification Number)

                           7777 Bonhomme, Suite 1920
                           St. Louis, Missouri 63105
                                 (314) 727-3333
                                 --------------
    (Address, Including Zip Code, and Telephone Number, Including Area Code
                  of Registrant's Principal Executive Offices)

                                                          Copy to:
        William J. Lindenmayer                    David W. Braswell, Esq.
      7777 Bonhomme, Suite 1920                   Armstrong Teasdale LLP
      St. Louis, Missouri 63105            One Metropolitan Square, Suite 2600
           (314) 727-3333                      St. Louis, Missouri 63102-2740
(Name, Address, Including Zip Code, and Telephone     (314) 621-5070
Number, Including Area Code, of Agent for Service)


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this post-effective amendment to the Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                               EXPLANATORY NOTE

This Post-Effective Amendment to Registration Statement on Form S-1 (No. 333-40460) of International Fuel Technology, Inc. ("IFT") is being filed to update financial and other information contained in the registrant's Amendment No. 3 to Form S-1 filed with the Commission on February 8, 2001, and to withdraw 18,913,872 shares of IFT common stock that were registered in this registration statement when originally filed, but will not be issued. This registration statement was originally filed to register 20,700,000 shares issuable upon possible conversion of convertible debentures that were to be issued to the selling stockholders pursuant to the terms of a Securities Purchase Agreement dated January 3, 2001 and 900,000 shares issuable upon exercise of warrants to be issued to the selling shareholders in connection with the Securities Purchase Agreement. As of the date of this Post-Effective Amendment, 771,422 shares have been issued to the selling shareholders following conversion of convertible debentures, 1,764,706 shares are issuable to the selling shareholders upon possible conversion of convertible debentures by the selling shareholders (based on 200% of the number of shares underlying the convertible debentures already issued) as determined by an agreed upon formula, and 150,000 shares that may be issued to the selling shareholders upon the exercise of previously issued warrants. Due to regulatory issues relating to the structure of the transactions contemplated by the Securities Purchase Agreement, 18,163,872 shares issuable upon possible future conversion of debentures not yet issued and 750,000 shares issuable upon possible future exercise of not yet issued warrants will not be issued under this registration statement and are being withdrawn from this registration statement.

                  Subject to Completion, Dated June 13, 2001

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.


                      INTERNATIONAL FUEL TECHNOLOGY, INC.

                               2,686,128 SHARES

                                 COMMON STOCK

We have prepared this prospectus to allow IIG Equity Opportunities Fund Ltd., or their pledgees, donees, transferees or other successors in interest, to sell shares of our common stock which they acquired upon conversion of convertible debentures they received pursuant to a financing transaction and shares which they may receive upon exercise of warrants previously issued in the financing transaction. We will receive no proceeds from the sale of these shares by the selling shareholders. However, we may receive proceeds from the sale of shares issuable upon the exercise of warrants by IIG.

IIG Equity Opportunities Fund Ltd. is an "underwriter" within the meaning of the Securities Act of the shares offered and sold under this prospectus.

Our common stock is listed on the National Association of Securities Dealers' OTC Bulletin Board under the symbol "IFUE." On June 12, 2001, the closing price of our common stock was $.51 per share.



 The purchase of the securities offered through this prospectus involves a high degree of risk.
          See section entitled "Risk Factors" on pages 5 through 11.



Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                 The Date Of This Prospectus Is:_____________

Please read this prospectus carefully. It describes our company and finances. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with information that is different from what was contained in this prospectus.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

                               TABLE OF CONTENTS

                                                                                      PAGE
Summary...........................................................................     3-4

Risk Factors......................................................................    5-11

Use of Proceeds...................................................................      11

Determination of Offering Price...................................................      11

Dilution..........................................................................      11

Price Range Of Common Stock And Dividend Policy...................................      12

Selected Financial Data...........................................................   13-14

Selling Shareholders..............................................................      15

Plan of Distribution..............................................................   16-17

Description of Securities Registered..............................................   18-19

Interests of Named Experts and Counsel............................................      19

Description of Business...........................................................   20-34

Management's Discussion and Analysis of Financial Condition
and Results of Operations.........................................................   35-44

Quantitative and Qualitative Disclosures About Market Risk........................      44

Changes in and Disagreements With Accountants on Accounting
and Financial Disclosure..........................................................      45

Management........................................................................   45-50

Security Ownership Of Certain Beneficial Owners and Management....................      51

Certain Relationships and Related Transactions....................................   52-53

Legal Matters.....................................................................      53

Experts...........................................................................   53-54

Available Information.............................................................      54

Index to Financial Statements.....................................................     F-1

PART II ..........................................................................  II-1-8

Signatures .......................................................................    II-9

                                    SUMMARY
                                    -------

The following summary is only a shortened version of the more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

International Fuel Technology, Inc.

We are in the business of developing a family of cost-effective fuels and fuel additives that are designed to improve the efficiency of internal combustion engines, thus reducing the level of certain harmful emissions created through the combustion process. Our company and our products are in the development stage. We plan to market, license and sell our products upon completion of the development stage. See "Description of Business."

While we believe that the objectives of our strategic development, production and marketing plans are reasonably attainable, we caution you that our ability to achieve these goals is subject to the risks described in "Risk Factors" below, including the limited resources that we currently have available to pursue our plans, our ability to comply with government regulations and to meet product certification requirements, our reliance on third parties for development and testing of fuels and fuel additives, and the uncertainties associated with the rapidly-changing business and technological environment for development stage companies.

We have our principal executive offices at 7777 Bonhomme, Suite 1920, St. Louis, Missouri 63105. Our telephone number is (314) 727-3333 and our website is www.peerfuel.com.

                        Convertible Debenture Financing

We entered into a Securities Purchase Agreement dated January 3, 2001, in which we agreed to sell up to a total of $3,000,000 worth of 6% convertible debentures due December 31, 2003, to IIG Equity Opportunities Fund Ltd. ("IIG Fund"), the purchasers of the convertible debentures. The debentures are convertible upon issuance into shares of our common stock as determined by an agreed upon formula. As of June 12, 2001 we have sold $475,000 in convertible debentures to the IIG Fund of which $175,000 has been repaid via the issuance of 771,422 shares of our common stock. Based on the calculated conversion price of $.34 as of June 12, 2001, the remaining $300,000 in convertible debentures are convertible into 882,353 shares of common stock. In connection with the sale of the $475,000 in convertible debentures we have issued two warrants for the purchase of 150,000 shares of our common stock and have paid $19,000 to IIG Capital for placement fees. See the section entitled "Description of Securities Registered - Convertible Debentures" for a discussion of the convertible debentures and the conversion formula.

Under the terms of the Securities Purchase Agreement, we also entered into a Registration Rights Agreement in which we are obligated to register with the Securities and Exchange Commission all of the warrant shares, along with the shares we would be required to issue upon the conversion of the debentures. In order to ensure that a sufficient number of shares underlying the convertible debentures are registered, we elected to register approximately 2 times the number of shares we would be required to issue based on a conversion date of February 6, 2001. On March 1, 2001, the Commission declared the registration of those shares effective. See the section entitled "Description of Securities Registered - Registration Rights" for a discussion of the Registration Rights Agreement.

The common stock offered by the selling shareholders through this prospectus is the common stock into which the convertible debentures may be converted and the common stock received through the exercise of their warrants. We are filing this post effective amendment to the registration statement in order to satisfy our obligations to the selling shareholders under the Registration Rights Agreement for the 771,422 shares of common stock that have been issued due to the conversion of $175,000 in convertible debentures, for the 882,353 shares that are issuable upon the conversion of $300,000 in convertible debentures not yet converted, based on a calculated conversion rate of $.34 as of June 12, 2001, and for the 150,000 shares issuable upon the exercise of previously issued warrants.

                               Offering Summary

Securities Being Offered      2,686,128 shares of common stock;
                              See Section entitled "Description Of
                              Securities Registered."

Securities Issued
And to be Issued              As of June 12, 2001, 50,325,734 shares of our
                              common stock were issued and outstanding.
                              Approximately 7,257,413 shares of common stock are currently available for resale in the public market in reliance on Rule 144 of Securities Act of 1933. Approximately 22,106,612 shares are in the public market in reliance on Rule 144 of Securities Act of 1933 and become eligible for resale at various dates thereafter. The selling shareholders will sell all of the common stock sold under this prospectus. The selling shareholders may also sell shares under Rule 144, if available, rather than under this prospectus.
                              See section entitled "Description Of Securities
                              Registered".

Use of Proceeds               We will not receive any proceeds from the sale of
                              the common stock by the selling shareholders. We will use the proceeds we receive under the Securities Purchase Agreement to advance research and development, to provide for professional fees, to provide for salary expenses and for working capital and other capital needs, including to fund the operations of acquisitions, if any.

                                  RISK FACTORS

An investment in the securities offered through this prospectus is highly speculative and subject to a high degree of risk. Only those who can bear the risk of loss of their entire investment should participate. Prospective investors should carefully consider the following factors, among others, before making an investment in the common stock described in this document.

If We Do Not Get Additional Financing, There is a Risk that Our Business May
Fail.

We will not be able to fully realize our strategic objectives or our business plan without obtaining additional financing in the future. We expect our future capital needs to be significant due to a number of factors, including the amount of additional research and development that is necessary to bring our products to market and any acquisitions we may wish to pursue. The projected amount for additional research and development necessary after this fiscal year to bring PEERFUEL(TM) and Interfacial products to market is approximately $2 million. In addition, changes may occur in our current operations that would use available capital resources sooner than anticipated. If our capital resources are not sufficient to meet our future capital needs, we will have to raise more funds to continue the development and commercialization of our products, if any, realized from our technology. If this future financing is not available, investors may lose a substantial portion or all of their investment and our business may fail. We currently have no immediate means for obtaining any additional financing. Consequently, we cannot assure investors that additional financing, when necessary, will be available to us on acceptable terms, or at all.

We Have a History of Operating Losses and Expect to Continue to Realize Losses; We May Not Become Profitable or Be Able to Sustain Profitability.

Since our inception we have incurred significant net losses. For the three months ended March 31, 2001, we lost approximately $1,500,000 and for the twelve months ended December 31, 2000, we lost approximately $6,700,000. Our accumulated deficit as of March 31, 2001 was approximately $22.6 million. The auditors' report on the December 31, 2000 financial statements has been modified for going concern and includes an explanatory paragraph that states we have suffered recurring losses from operations, have negative working capital and cash used in operating activities and have a stockholders' deficit that raises substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. We expect to continue to incur net losses and negative cash flow in the near future. The size of these losses will depend, in large part, on our ability to realize licensing revenues from marketing our products, which is dependent upon achieving certain regulatory approvals or certifications. To date, we have not had any operating revenue from the sale or licensing of our products. Even if we achieve regulatory approvals and certifications, our ability to generate revenues will be dependent upon, among other things, the successful negotiation of licensing agreements, the marketing of our products and the possible sale of our technology. Because we have not yet attempted to license, market or sell our products or our technology, there can be no assurance that we will successfully be able to do so. We expect to spend additional funds on testing for regulatory approvals and certifications, marketing expenses and other research and development efforts. As a result, we expect our operating expenses to increase in the short term which will necessitate higher levels of revenue for profitability when, and if, we begin to generate revenues. Should we achieve profitability there is no assurance we can maintain or increase our level of profitability in the future.

Because We are a Development Stage Company with an Unproven Technology and Little Experience in the Operation of Our Business, There is a Risk that Our Business May Fail.

To date, we have been involved primarily in research, testing and product development. We have only a limited operating history and no experience in producing and bringing to market our products. Potential investors should be aware that there is a substantial risk of failure associated with development stage businesses because of problems encountered in connection with the producing and marketing of products. We have experienced in the past and may experience in the future many of the problems, delays and expenses encountered by any early stage business, many of which are beyond our control. These problems include, but are not limited to:

(1) substantial delays and expenses related to testing and development of our new products,

(2) unanticipated difficulties relating to the production and marketing of a new product in the marketplace;

(3)   competition from larger and more established companies, and

(4)   lack of market acceptance of our new products and technologies.

We have only a limited operating history upon which to base any projection of the likelihood we will prove successful, and thus we cannot assure potential investors that we will achieve profitable operations or even generate any operating revenues.

In addition, our PEER fuel technology and our Interfacial technology is a completely new approach to reducing harmful emissions from certain internal combustion engines and the unproven aspects of our technology may never prove commercially viable. There is the potential that we may not be able to produce on a sustainable basis the preliminary performance results achieved in certain of our research efforts. It is also possible that our products will not meet certain regulatory requirements and we may not be able to manufacture or successfully market our products at a reasonable cost.

It may be several months before we are able to start both regulatory protocol testing for certification and live vehicle fleet testing for our PEER fuel technology and our Interfacial technology. We are not able to gauge the exact amount of additional testing that will be required to achieve the specific regulatory certifications we believe we will need before taking our products to market. In addition, we are uncertain how many fleet test programs will be necessary to definitively prove any fuel economy benefits from our products, nor can there be any assurance that such fleet test programs will prove successful. Difficulties in the development and utilization of a new and unproven technology could limit our ability to develop commercially viable products, which could cause our business to fail. A number of companies have had fuels certified under the CARB equivalency certification program and not all of the fuels have achieved commercial success. The success of any given fuel in the marketplace is dependent upon many factors, with the substantial emphasis being the ability to deliver a sustainable and meaningful economic benefit to the user of that fuel. Despite gaining certification from CARB, fuel processed through the PEERFUEL(TM) system or processed with the Interfacial technology may not contain a level of benefits deemed economically meaningful by the market either through reduction in pollution emissions or enhanced fuel economy.

We May Experience Difficulties in the Introduction of New Products that Could Result in Us Having to Incur Significant Unexpected Expenses or Delay the Launch of New Products.

Our technologies and products are in various stages of development. These development stage products may not be completed in time to allow production or marketing due to the inherent risks of new product and technology development, limitations on financing, competition, obsolescence, loss of key personnel and other factors. Unanticipated technical obstacles can arise at any time and result in lengthy and costly delays or in a determination that further development is not feasible. The development of our technologies has taken longer than anticipated and could be additionally delayed. Therefore, there can be no assurance of timely completion and introduction of improved products on a cost-effective basis, or that such products, if introduced, will achieve market acceptance such that they will sustain us to achieve profitable operations.

We are Dependent on Third Parties for the Development of Our Products and any Conflicts with These Third Parties May Prevent Us from Commercializing Our Products.

We do not presently possess all of the resources needed to complete the regulatory approval and certification process necessary to commercialize our products. We have entered into consulting and other agreements with certain third parties to help us achieve regulatory certification and to oversee certain aspects of our fleet testing program. These contracts have no fixed expiration date and are cancelable at any time. If these third parties elect to discontinue their efforts, we may not be able to commercialize our products in a timely manner, or to commercialize them at all.

We do not control these third parties, nor are we able to control the amount of time and effort they put forth on our behalf. It is possible that any of these third parties may not perform as expected, and that they may breach or terminate their agreements with us before completing their work. It is also possible that they may choose to provide services to a competitor. Any failure of a third party to provide us the services for which we have contracted could prevent us from commercializing our products.

There is a Risk that Products Developed by Competitors Will Reduce Our Profits or Force Us Out of Business.

We may face competition from companies that are developing products similar to those we are developing. The petroleum/fossil fuels industry has spawned a large number of efforts to create technologies that help reduce or eliminate
harmful emissions from the burning of fuels.   These companies may have
significantly greater marketing, financial and managerial resources than us. We cannot assure investors that our competitors will not succeed in developing and distributing products that will render our products obsolete or noncompetitive. Generally, such competition could potentially force us out of business.

Our Products Can Only Be Applied to a Limited Range of Uses With the Resulting Concentration Possibly Limiting Our Potential Growth.

Our products are being developed with a limited set of functional uses relating primarily to internal combustion engines. Significant efforts exist to find alternatives to internal combustion engines. In addition, the regulatory environment is becoming increasingly restrictive with regard to the performance of internal combustion engines and the harmful emissions they produce. If alternatives to internal combustion engines become commercially viable, it is possible that the potential market for our products could be reduced, if not eliminated.

Because of the Nature of Our Products, We May Be Subject to Government Approvals and Regulations that Reduce Our Ability to Commercialize Our Products, Increase Our Costs of Operations and Decrease Our Ability To Generate Income.

We are subject to United States and international laws and regulations regarding the development, production, transportation and sale of the products we sell. There is no single regulatory authority to which we must apply for certification or approval to sell our products in the United States or outside its borders. However, to sell our products in the State of California, which is a central component of our marketing strategy, it is required that we receive a certification from the California Air Resources Board (CARB) stating that we produce CARB qualified products. To obtain this particular certification we must submit our products to extensive testing with a laboratory facility approved by CARB. This is a defined process with a generally accepted cost for such testing, and the data obtained from this particular process is generally not subject to interpretation. The generally accepted cost for the CARB testing is approximately $150,000, as provided by the company expected to do the testing and verified by our technical consultants. We also intend to seek certification from CARB attesting to specific performance features of our products at an additional estimated cost of $200,000. It is possible that CARB may change its regulatory policy to require that all the certifications we are seeking be in place before our products may be sold in California, or that additional testing be required before any final certifications are given. It is also possible that other states may adopt the CARB regulations for the sale of similar products or create their own regulations regarding the sale of these products. Any such changes in policy or state regulations may cause delays or rejections of our attempts to commercialize our products. In addition, the regulatory agencies of foreign governments must approve our products before they can be sold in those countries, and may in some cases set or approve prices for our products.

There can be no assurance that we will obtain regulatory approvals and certifications for our products. Even if we are granted such regulatory approvals and certifications, we may be subject to limitations imposed on the use of our products. In the future, we may be required to comply with certain restrictive regulations, or potential future regulations, rules, or directives. We cannot guarantee that restrictive regulations will not, in the future, be imposed. Such potential regulatory conditions or compliance with such regulations may increase our cost of operations or decrease our ability to generate income.

The Market for our Stock is Subject to Rules Relating to Low-Priced Stock.

Our common stock is currently listed for trading in the NASD Over-The-Counter Bulletin Board Market and is subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended. In general, the penny stock rules apply to non-NASDAQ or non-national stock exchange companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document, quote information, broker's commission information and rights and remedies available to investors in penny stocks. Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. The "penny stock rules," therefore, may have an adverse impact on the market for our common stock.

If Our Stock is Delisted, There is a Risk that the Market Value and Use of Our Stock Would Decline.

In order for our shareholders to sell their common stock through the NASD Over-The-Counter Bulletin Board Market, we must continue to meet the Bulletin Board's listing qualifications. We cannot provide any assurance that in the future our common stock will continue to meet these listing qualifications. Delisting from the Bulletin Board or other market could cause, among other things:

 .    A decline in the market price of the common stock;
 .    Difficulty in obtaining future financing;
 .    Difficulty in using common stock as consideration for acquisitions; and
 .    Investors being unable to sell their stock

Because We are a Development Stage Company With an Untested Market, the Price of Our Stock is Very Volatile and May Decline.

Recently, the stock market in general, and the shares of development stage companies in particular, have experienced significant price fluctuations. These broad market and industry fluctuations may cause the market price of our common stock to decline dramatically. Factors such as quarterly fluctuations in results of operations and general conditions in our industry may have a significant impact on the market price of our stock. The market price of our common stock has been and may continue to be very volatile.

If the Selling Shareholders Sell a Large Number of Shares All at Once or In Blocks, The Market Price of Our Shares Would Most Likely Decline.

The selling shareholders are offering all 2,686,128 shares of the common stock offered through this prospectus. The selling shareholders are not restricted in the price at which they can sell the common stock. Shares sold at a price below the current market price at which the common stock is trading may cause that market price to decline. The 2,686,128 shares of common stock covered by this prospectus represent 5.3% of our outstanding shares as of June 12, 2001.

If We Lose any Key Personnel or Management, We May Lose Business Sales or Be Unable to Otherwise Fully Operate Our Business.

We are dependent on the principal members of our management staff, the loss of any of whom could impair the development or sale of our products and projects. Our success will be largely dependent on the decisions made by members of management. The principal members of the management staff under contract are Jonathan R. Burst, CEO, William J. Lindenmayer, President and COO and Ian Williamson, Director-Technology Development. Our CFO, Steven D. Walters, is not under contract. Furthermore, we may depend on our ability to attract and retain additional qualified personnel to manage certain business interests. We may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits which may reduce the working capital available for our operations. Management may seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of any projects. We cannot assure investors that we will be able to obtain this needed assistance on reasonable terms, or that we will be able to retain our existing management staff.

If a Significant Number of Shares Become Available for Sale After This Offering, Our Stock Price Could Decline.

Many shares of our common stock presently issued and outstanding are "Restricted Securities" as that term is defined in Rule 144 promulgated under the Securities Act of 1933. In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period may sell, within any three month period, an amount which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits the sale of shares, under certain circumstances, without any quantity limitation, by persons who are not affiliates of International Fuel and who have beneficially owned the shares for a minimum period of two years. Currently, there are approximately 7,257,413 shares of common stock that are executable for resale under Rule 144 and approximately 22,106,612 shares may become eligible for resale in the public market under Rule 144 at various dates thereafter. The possible sale of these restricted shares may, in the future, increase the number of free-trading shares and may have a depressive effect on the price of our securities. Moreover, such sales, if substantial, might also adversely affect our ability to raise additional equity capital.

We Create Products That May Have Harmful Effects on the Environment If Not Stored and Handled Properly Prior to Use, Which Could Result in Significant Liability and Compliance Expense.

The re-processing of refined fossil fuels through our PEER fuel system involves the controlled use of materials that are hazardous to the environment. We cannot eliminate the risk of accidental contamination or discharge and any resulting problems that occur. Federal, state and local laws and regulations govern the use, manufacture, storage, handling and disposal of these materials. We may be named a defendant in any suit that arises from the improper handling, storage or disposal of these products. We could be subject to civil damages in the event of an improper or unauthorized release of, or exposure of individuals to, hazardous materials. Claimants may sue us for injury or contamination that results from use by third parties of PEER fuel products, and our liability may exceed our total assets. Compliance with environmental laws and regulations may be expensive, and current or future environmental regulations may impair our research, development and production efforts.

If We are Unable to Protect Our Technology From Use By Competitors, There is a Risk that We Will Sustain Losses or that Our Business May Fail.

Our success will depend, significantly, on our ability to obtain and enforce intellectual property protection for our technology in both the United States and other countries. We have filed patent applications in the United States Patent and Trademark Office and international counterparts of applications in the United States Receiving Office under the Patent Cooperation Treaty. We cannot provide any assurance that patents will issue from these applications or that, with respect to any patents, issued or pending, the claims allowed are or will be sufficiently broad to protect the key aspects of our technology or that the patent laws will provide effective legal or injunctive remedies to stop any infringement of our patents. In addition, we cannot assure investors that any patent rights owned by us will not be challenged, invalidated or circumvented, that the rights granted under patents will provide competitive advantages to us, or that our competitors will not independently develop or patent technologies that are substantially equivalent or superior to our technology. Our business plan assumes that we will obtain and maintain comprehensive patent protection of our technologies. We cannot assure investors that such protection will be obtained, or that, if obtained, it will withstand challenge. Furthermore, if an action is brought, a court may find that we have infringed on the patents owned by others. We may have to go to court to defend our patents, to prosecute infringements, or to defend infringement claims made by others. We are not aware of any such pending or threatened patent litigation at this time. Patent litigation is expensive and time-consuming, and well-funded adversaries can use such actions as part of a strategy for depleting the resources of a small company such as ours. We cannot assure investors that we will have sufficient resources to successfully prosecute our interests in any litigation that may be brought.

We May Have Difficulties Managing Growth Which Could Lead to Higher Losses.

While we have not yet achieved any revenues through the sale or licensing of our products, should certain events occur, such as CARB certification or significant repeated fuel economy results from fleet testing, we might be in a position to rapidly commercialize our products. Rapid growth would strain our human and capital resources, potentially leading to higher operating losses. Our ability to manage operations and control growth will be dependent upon our ability to raise and spend capital to improve our operational, financial and management controls, reporting systems and procedures, and to attract and retain adequate numbers of qualified employees. Should we be unable to successfully create improvements to our internal procedures and controls in an efficient and timely manner, then management may receive inadequate information necessary to manage the Company's operations, possibly causing additional expenditures and inefficient use of existing human and capital resources.

Achieving Regulatory Approval in California May Not Ensure Commercial Viability

An important element of our strategic plan for commercialization rests with the ability to have PEERFUEL(TM) and the Interfacial products certified as an Air Resources Board of California (CARB) equivalent fuel under the CARB program implemented in 1988. A key regulatory measure as overseen by CARB for the State of California requires that for fuels used in targeted mobile and stationary engines, that fuel must meet certain standards for the generation of harmful emissions. The benchmark for these standards is the use of what is known as CARB equivalent fuel. All fuels used for these targeted engines must initially be certified and then regularly tested to ensure they meet the CARB equivalency levels.

Since 1988 approximately 26 fuels have successfully gone through the CARB equivalency program. Of these successful fuels, approximately 14 were original fuel formulations, with the remaining fuels being derivatives of the 14 original fuels. From the number of original fuels, based upon the number of fuel formulations now being sold commercially in California, it is believed that less than half of the original formulas have become viable on a commercial scale. We do not know the exact reasons for lack of commercial viability, however, we believe these fuels failed due to lack of significant benefits in either fuel economy or pollution emission reduction versus CARB certified fuels. Therefore, is it possible that while CARB accepts our application for fuel equivalency testing, and the subsequent testing meets the minimum CARB requirements so that PEERFUEL(TM) and the Interfacial products receives certification for sale, PEERFUEL(TM) and the Interfacial products may not have a market in California or elsewhere in the United States.

                                USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders. We will use the proceeds we receive under the Securities Purchase Agreement to advance research and development, to provide for professional fees, to provide for salary expenses and for working capital and other capital needs, including to fund the operations of acquisitions, if any.

                        DETERMINATION OF OFFERING PRICE

The offering price of the common stock will not be determined by us, but by market factors and the independent decisions of the selling shareholders. See section entitled "Selling Shareholders".


                                   DILUTION

The 2,686,128 shares of common stock covered by this prospectus represent 5.3% of our outstanding shares as of June 12, 2001.

As of June 12, 2001, 50,325,734 shares of our common stock were issued and outstanding. As of June 12, 2001 we have sold $475,000 in convertible debentures to the IIG Fund of which $175,000 has been repaid via the issuance of 771,422 shares of our common stock. Based on the calculated conversion price of $.34 as of June 12, 2001, the remaining $300,000 in convertible debentures are convertible into 882,353 shares of common stock. In connection with the sale of the $475,000 in convertible debentures we have issued two warrants for the purchase of 75,000 shares of our common stock.

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock has been traded on the National Association of Securities Dealers OTC Bulletin Board system under the symbol "IFUE" since October 1998. There can be no assurance that in the future the common stock will meet the continued listing qualifications of the OTC Bulletin Board. The following table provides the range of closing high and low bid prices shown below is as reported by the OTC Bulletin Board since the stock began trading in October 1998. The quotations shown reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

                                           HIGH     LOW
                                           ----     ---
Year Ended March 31, 1999
-------------------------
First Quarter                                  -       -
Second Quarter                                 -       -
Third Quarter                            $11.875  $5.000
Fourth Quarter                           $ 7.812  $2.969

Nine Months Ended December 31, 1999
-----------------------------------
First Quarter                            $ 3.125  $1.250
Second Quarter                           $ 5.562  $1.875
Third Quarter                            $ 5.000  $2.531

Year Ended December 31, 2000
----------------------------
First Quarter                            $ 3.969  $1.875
Second Quarter                           $ 2.375  $ .406
Third Quarter                            $  .984  $ .375
Fourth Quarter                           $  .984  $ .328

Year Ended December 31, 2001
----------------------------
First Quarter                            $  .563  $ .250
Second Quarter (Through June 12, 2001)   $  .625  $ .250

Reflects a one-for-ten reverse split of outstanding common stock effected on July 22, 1999. All closing high and low bid prices have been restated to reflect this reverse split.

As of the close of business on June 12, 2001, the last reported bid price per share of our common stock was $.51. There were 1,463 holders of record of our common stock at the close of business on June 12, 2001. Such number does not include persons whose shares are held by a bank, brokerage house or clearing company, but does include such banks, brokerage houses and clearing companies.

No cash dividends have been paid on our common stock since our inception and we do not anticipate paying dividends in the foreseeable future. We currently intend to retain earnings, if any, for future growth and expansion opportunities.

                            SELECTED FINANCIAL DATA

The following table provides certain comparative financial data for International Fuel for the twelve months ended December 31, 2000, the nine months ended December 31, 1999 and 1998, and the years ended March 31, 1999, 1998 and 1997. International Fuel was incorporated on April 9, 1996. The information provided in this table is qualified by the more complete information contained in the audited and unaudited financial statements provided later in this document.

Effective October 27, 1999, International Fuel changed the date of its fiscal year end from March 31 to December 31. The nine-month period ended December 31, 1999, is referred to as the transition period. All year and quarter references relate to International Fuel's prior fiscal years and quarters, unless otherwise stated.

The following tables set forth certain information concerning the Statement of Operations and Balance Sheet of International Fuel and should be read in conjunction with the Financial Statements and the notes thereto appearing elsewhere in this report. International Fuel follows the same accounting policies in preparation of interim reports.

The following tables for the interim periods reflect all adjustments, consisting of normal recurring adjustments which, in the opinion of management, are necessary for fair presentation of the information contained therein.

Results of operations for the interim periods are not indicative of annual results.

(a) Selected Statement of Operations Data (In Thousands of Dollars, Except Per
------------------------------------------------------------------------------
Share Data)
-----------


                                                            Three Months Ended March 31,
                                                                  2001 (Unaudited)
                                                                  ----------------
          Revenues                                                  $         -
          Operating Expenses                                              1,477
          Net loss                                                       (1,502)
          Basic and Diluted Net Loss per Common Share                     ($.06)
          Weighted Average Shares                                    24,422,973


                                                          Twelve Months Ended December 31,
                                                                        2000
                                                                        ----
          Revenues                                                  $         -
          Operating Expenses                                              4,690
          Net loss                                                       (6,688)
          Basic and Diluted Net Loss per Common Share                     ($.36)
          Weighted Average Shares                                    18,827,802

                                                             Nine Months Ended December 31,
                                                                1999            1998
                                                                ----            ----
                                                                             (unaudited)
          Revenues                                          $         -      $         -
          Operating Expenses                                      4,727            7,335
          Net loss                                               (5,132)          (7,404)
          Basic and Diluted Net Loss per Common Share             ($.32)           ($.57)
          Weighted Average Shares                            15,800,725       12,993,978


                                                              Fiscal Year Ended March 31,
                                                              ---------------------------
                                                            1999         1998          1997
                                                            --------------------------------
          Revenues                                      $        --    $     --      $     --
          Operating Expenses                                  7,751       1,083           344
          Net loss                                           (7,839)     (1,091)         (344)
          Basic and Diluted Net Loss per Common Share         ($.59)      ($.20)       ($1.68)

          Weighted Average Shares                        13,390,417     351,089       204,452

(b) Selected Balance Sheet Data (In Thousands of Dollars)
---------------------------------------------------------


                                                                   March 31,
                                                                   ---------
                                                               2001 (Unaudited)
                                                               ----------------
Total Assets                                                       $    134
Long-Term Debt                                                     $    230


                                                                December 31,
                                                                ------------
                                                              2000        1999
                                                              ----------------
Total Assets                                                $   175     $     68
Long-Term Debt                                              $   162     $     --

                                                                March 31,
                                                       ------------------------
                                                       1999      1998      1997
                                                       ----      ----      ----

Total Assets                                          $    6    $    7    $    5
Long-Term Debt                                        $   --    $   --    $   --

                             SELLING SHAREHOLDERS

The common stock offered hereby consists of:

 .    771,422 common shares issued based on $175,000 in aggregate principal submitted for conversion as of June 12, 2001.

 .    882,353 common shares to be issued based on the conversion of $300,000 in aggregate principal of convertible debentures using a calculated conversion price of $.34 as of June 12, 2001. The number of shares registered for the convertible debentures pursuant to the Registration Rights Agreement is 1,764,706, which represents approximately 2 times the number of shares that would have been issuable upon conversion of the debentures as of June 12, 2001. The difference in these two calculations (882,353) is the difference between the total shares we elected to register under the terms of the Registration Rights Agreement and the total shares that would actually be available for sale if the debentures were converted on June 12, 2001

 .    As of June 12, 2001 two warrants have been issued to IIG Capital. One warrant has been issued to purchase 75,000 common shares at an exercise price of $.53 and one warrant has been issued to purchase 75,000 common shares at an exercise price of $.46.

The following table provides, as of June 12, 2001, information regarding the beneficial ownership of our common stock held by each of the selling shareholders; their shares owned prior to this offering; the total number of shares that are to be offered for each selling shareholder based on a June 12, 2001 conversion date for the convertible debentures; the total number of shares that are being registered for each selling shareholder in the offering; and the total number of shares that will be owned by each selling shareholder upon completion of the offering.

                                                                           Shares/Percent
                      Shares Owned       Shares To       Shares Being        Owned Upon
Name of Selling         Prior to         Be Sold in      Registered in      Completion of        Beneficial
Shareholder           This Offering    This Offering     This Offering    This Offering/(1)/     Owner
-----------           -------------    -------------     -------------    ------------------     -----
IIG Equity                 0             2,536,128         2,536,128       2,536,128/ 5.0%       George Sandhu
Opportunities                                                                                    New York, NY
Fund Ltd.

IIG Capital, Inc.          0               150,000           150,000         150,000/.3%         George Sandhu
                                                                                                 New York, NY

 (1) Assumes that none of the selling shareholders sells shares of common stock not being offered hereunder or purchases additional shares of common stock. Based on 50,325,734 shares of common stock issued and outstanding as of June 12, 2001. The 50,325,734 shares of common stock outstanding includes 8,500,002 shares that are contingently issued in connection with the acquisition of Interfacial.

None of the selling shareholders have had a material relationship with International Fuel Technology, Inc., other than as a shareholder as noted above at any time within the past three years.

                             PLAN OF DISTRIBUTION

The selling shareholders, or their respective pledgees, donees, transferees or other successors in interest, may sell some or all of the common stock in one or more transactions, including block transactions:

     (1) on the NASD OTC Bulletin Board, or on such other market on which the common stock may from time to time be trading;
     (2)  in privately negotiated transactions;
     (3)  through the writing of options on the common stock;
     (4)  in short sales; or
     (5)  in any combination of these methods of distribution.

The sales price to the public may be: (i) the market price prevailing at the time of sale; (ii) a price related to such prevailing market price; or (iii) such other price as the selling shareholders determine from time to time.

The selling shareholders, or their respective pledgees, donees, transferees or other successors in interest, may also sell the common stock directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will pay the usual and customary brokerage fees. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders also may have distributed, or may distribute, shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that the selling shareholders will sell all or any of their shares.

IIG Equity Opportunities Fund Ltd. is an "underwriter," within the meaning of the Securities Act, of the shares offered and sold under this prospectus.

We are bearing all costs relating to the registration of the common stock. All commissions or other fees payable to brokers or dealers in connection with any sale of the common stock will be borne by the selling shareholders or other party selling such common stock. We have agreed to indemnify the selling shareholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the selling shareholders, or their transferees or assignees, may be required to make.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter under the Securities Act, they must comply with applicable law and may, among other things:

     (a) not engage in any stabilization activities in connection with our securities;

     (b) furnish each broker or dealer through which common stock may be offered such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

     (c) not bid for or purchase any securities of International Fuel or attempt to induce any person to purchase any securities of International Fuel other than as permitted under the Securities Exchange Act.

                     DESCRIPTION OF SECURITIES REGISTERED

Common Stock

We have 150,000,000 authorized common shares with a par value of $0.01 per share of common stock, of which 50,325,734 were outstanding as of June 12, 2001. Based on the calculated conversion price of $.34 as of June 12, 2001, $300,000 in convertible debentures are convertible into 882,353 shares of common stock. In connection with the sale of the $475,000 in convertible debentures we have issued two warrants for the purchase of 75,000 shares of our common stock.

Holders of common stock have the right to cast one vote for each share held of record on all matters submitted to a vote of holders of common stock, including the election of directors. There is no right to cumulative voting in the election of directors. Stockholders holding a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. The vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of our Articles of Incorporation.

Holders of common stock are entitled to receive dividends on a pro rata basis, when, as and if declared by the Board of Directors, from funds legally available. In the event of the liquidation, dissolution or winding up of our affairs, all of our assets and funds remaining after the payment of all debts and other liabilities, shall be distributed, pro rata, among the holders of the common stock. Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

Public Market

Our shares are currently trading on the National Association of Securities Dealers' OTC Bulletin Board under the stock symbol "IFUE". On June 12, 2001, the closing sale price of our common stock was $.51 per share.

Convertible Debentures

On January 3, 2001, we entered into a Securities Purchase Agreement with the IIG Fund under which we agreed to issue up to $3,000,000 of convertible debentures and agreed to issue IIG Capital, as a placement fee, up to twelve two year warrants to purchase 75,000 shares of our common stock, or up to 900,000 warrant shares in the aggregate. The debentures bear interest at a rate of 6% per annum commencing on the date of issuance, are convertible upon issuance, and will mature on December 31, 2003. The debentures are convertible at the option of the holder into that number of shares of our common stock equal to the principal amount of the debentures to be converted, including all accrued interest, divided by the conversion price in effect on the conversion date, which will be calculated at 80% of the average of the three lowest closing bid prices for the twenty trading days immediately prior to the conversion date, but in no event more than 110% of the average of the three lowest closing bid prices for the ten trading days immediately preceding the closing date. As of June 12, 2001 we have sold $475,000 in convertible debentures to the IIG Fund of which $175,000 has been repaid via the issuance of 771,422 shares of our common stock. Based on the calculated conversion price of $.34 as of June 12, 2001, the remaining $300,000 in convertible debentures are convertible into 882,353 shares of common stock. In connection with the sale of the $475,000 in convertible debentures we have issued two warrants for the purchase of 150,000 shares of our common stock

The IIG Fund will not receive their conversion shares if immediately after the issuance of such shares they would beneficially own in excess of 4.99% of common stock then outstanding.

The occurrence of certain specified events constituting an event of default under the terms of the debenture may result in the acceleration of all payments due under the debenture. These events include, but are not limited to, a delisting of our common stock from the OTC Bulletin Board, our making an assignment for the benefit of our creditors or our bankruptcy, insolvency, reorganization or liquidation.

The foregoing has been a brief description of the material terms of the debentures and warrants. For a more detailed description of the rights of the holders of the debentures and warrants, prospective investors are directed to the actual form of debenture that has been filed as an exhibit to the registration statement of which this prospectus is a part.


                    INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of it or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                            DESCRIPTION OF BUSINESS

Overview

We are in the business of developing a family of cost-effective fuels and fuel additives that are designed to improve the efficiency of internal combustion engines, thus reducing the level of certain harmful emissions created through the combustion process. Our company and our products are in the development stage. We plan to market, license and sell our products upon completion of the development stage.

The original family of fuels we have developed is known as Performance Enhanced Emission Reduced fuels (PEERFUEL(TM)). The PEERFUEL(TM) process has been designed to be flexible to accommodate usage on a large scale (represented by refinery production) or a small scale (represented by individual fleet operations of as few as several trucks). We believe our PEERFUEL(TM) process will be commercially attractive to a wide range of petroleum industry participants.

We have conducted research on the PEERFUEL(TM) process for over four years. We are now in the final stages of commercialization in which targeted testing will be performed to meet regulatory requirements. In addition, we believe there may be potential benefits to be derived in the area of fuel economy from the reprocessing of fuels through the PEERFUEL(TM) system. Specific independent fleet testing will need to be completed to determine whether any fuel economy benefits can be derived from PEERFUEL(TM) products. These tests are currently being set up in four cities across the United States, and with several different industries representing a variety of engine types.

We were founded in 1996 by a team of three individuals: Mr. Norman Barrett, Mr. John Tinker and Dr. James Beecham, who together conceived of a processing system based on altering specific elements of fossil fuel. We formally began testing a contained system for re-processing refined diesel fuel #2 in 1998, and shortly thereafter began the effort to raise the funding necessary to complete the prototype system and substantially complete a testing program that today forms the basis of the commercialization efforts now under way.

On May 25, 2001 we completed the acquisition of Interfacial Technologies (UK) Ltd. ("Interfacial"). Interfacial is company based in Manchester, England that is seeking to commercialize a fuel formulation whose derivative products enable diesel and gasoline engines to emit lower levels of harmful pollutants such as nitrous oxides (NOx) and particulate matter (PM) while increasing engine efficiency. It is our objective to seek partners for the distribution of its products on a worldwide basis through the licensing of its technology. With the increasing pressure from public and private efforts around the world to reduce the level of harmful engine emissions, we believe Interfacial is poised to be one of the leading technologies that is adopted as part of the effort to clean up the environment.

Interfacial is organized as a wholly-owned division of IFT. It will report its revenues and expenses both on a separate basis, as well as consolidated basis with IFT. We intend to move Interfacial's corporate management to St. Louis, the headquarters for IFT, and keep a sales and development office in Manchester, England.

Our office headquarters are located in St. Louis, Missouri. Our corporate telephone number is (314) 727-3333, and our Web site is www.peerfuel.com.
                                                        ----------------

Corporate Organization

International Fuel Technology, Inc. ("IFT") was incorporated under the laws of the State of Nevada on April 9, 1996. International Fuel has an authorized capitalization of 150,000,000 shares of common stock, $.01 par value per share and no authorized preferred stock. On July 22, 1999, International Fuel effected a one-for-ten reverse split of its outstanding common stock. All references to share information have been restated to reflect this split.

Effective March 31,1998, International Fuel merged with United States Fuel Technology, Inc. United States Fuel Technology, Inc. was formed primarily to market PEERFUEL(TM) in North America. On May 29, 1998, International Fuel entered into an agreement and plan of merger with Scientific Fuel Technology, LLC, a company related through common ownership.

Pursuant to an Agreement and Plan of Merger effective as of October 27, 1999 between Blencathia Acquisition Corporation ("Blencathia") and International Fuel, all the outstanding shares of common stock of Blencathia were to be exchanged for $500,000 in shares of common stock of International Fuel in a transaction in which International Fuel was the surviving company. Blencathia (a development stage company) was incorporated in Delaware on December 3, 1998 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. As of the date of the merger, Blencathia had not yet commenced any formal business operations, and the $264 of operations costs through September 30, 1999 related to Blencathia's formation. In a related transaction following the Blencathia merger, International Fuel paid consideration consisting of $100,000 cash to TPG Capital Corporation ("TPG"), a former shareholder of Blencathia, pursuant to an agreement entered into in October 1999 under which International Fuel engaged TPG to provide services in connection with effecting a business combination between International Fuel and a publicly reporting company. Under the terms of the TPG agreement, IFT also agreed to register and sell common shares on behalf of Blencathia shareholders to generate the aggregate consideration of $500,000 for the acquisition of Blencathia.

The officers, directors, and by-laws of International Fuel continued without change as the officers, directors, and by-laws of the successor issuer following the merger with Blencathia. All financial statement information presented for International Fuel reflects the operations of International Fuel and does not include any operations of Blencathia.

The Blencathia acquisition was a decision made by the Board of Directors to ensure we would remain a fully trading and reporting entity on the OTC Bulletin Board. Blencathia was a public shell whose purchase price of $500,000 was negotiated by our management and Blencathia's principal owner, TPG Capital. We had previously pursued the purchase of two other shell corporations whose prices were significantly higher than that paid for Blencathia. Prior to hearing of TPG Capital in connection with this transaction we had no affiliation with TPG Capital or Blencathia.

On May 8, 2000 IFT issued 300,000 common shares that were contingently issued per the Blencathia merger agreement. The 300,000 shares of common stock are included in the statement of stockholders' deficit for the twelve months ended December 31, 2000 but are not included in earnings per share and weighted average share calculations for the twelve month period ended December 31, 2000. They will be included when the shares are sold to provide payment to the shareholders of Blencathia. The shareholders of Blencathia have represented to the management of IFT that the 300,000 shares will be sold only with IFT's approval. If the shares are sold and $500,000 is not generated additional shares may need to be issued to the shareholders of Blencathia. Based on the June 12, 2001 market price, $.51, of IFT's common stock, a total of 980,392 shares would need to be issued to generate the $500,000 proceeds.

On May 25, 2001 IFT issued 21,000,003 common shares to the shareholders of Interfacial Technologies (UK) Ltd., to acquire all of Interfacial's outstanding common stock. The purchase price of approximately $6,750,000 was determined based on the market price of IFT's common stock on the date the acquisition was announced. Stock certificates totaling 12,500,001 common shares were delivered to the Interfacial shareholders on May 25, 2001. Stock certificates for the remaining 8,500,002 common shares were placed in an escrow account subject to a performance escrow agreement that provides for the release of the stock certificates to the Interfacial shareholders based on the achievement of certain revenue levels by IFT within two years following May 25, 2001. Revenues equal to, or more than, $3,500,000 for the one year period ending May 24, 2002, or revenues equal to, or more than, $10,000,000 for the two year period ending May 24, 2003 will result in all of the stock certificates for the 8,500,002 common shares being released to the Interfacial shareholders. Revenues more than $5,000,000 but less than $10,000,000 for the two year period ending May 24, 2003 will result in a portion, as determined by a formula in the performance escrow agreement, of the stock certificates for the 8,500,002 common shares being released to the Interfacial shareholders. IFT has agreed to file a registration statement with the Securities and Exchange Commission to register 2,000,000 of the common shares issued to the Interfacial shareholders by July 24, 2001. In connection with the closing of this transaction three of the Interfacial shareholders have been appointed to IFT's board of directors. In addition, IFT entered into an employment agreement with one of the Interfacial shareholders and into a consulting agreement with three of the Interfacial shareholders on May 25, 2001.

The acquisition will be accounted for using the purchase method of accounting, with substantially all of the $6,750,000 purchase price being allocated to intangible assets which are subject to amortization. The intangible assets are expected to be comprised primarily of patents, technology and goodwill. The 8,500,002 common shares placed in the escrow account will be valued as an addition to the purchase price if and when the shares are released to the Interfacial shareholders in accordance with the performance escrow agreement at the appropriate market price of IFT's common stock at that date.

International Fuel is engaged in one reportable industry segment. Financial information regarding this segment is contained in International Fuel's financial statements included in this registration statement.

Interfacial Technology

The foundation of Interfacial's formulation is based on a series of established chemical technologies that when combined enable petroleum-based fuels to be combined in a perfect emulsion with several alternative fuel additives including ethanol and water. Water or aqueous fuel blends offer a greater reduction in NOx relative to ethanol blends, which are more effective in reducing levels of PM.

The Interfacial's formulation solves the issue of phase separation when trying to combine petroleum-based fuels with other substances. For example, when mixing diesel fuel and water the result is a milky white emulsification that immediately starts to separate and combusts unevenly in an engine. With Interfacial's formulation, the emulsification is the exact same color and density as the original diesel fuel. It is the "micro-encapsulation" of the water or ethanol under Interfacial's chemistry that enables the two base substances to effectively combine, resulting in a significantly more efficient combustion process.

As a result of Interfacial's technology, the reformulated fuel stays stable/combined on a perpetual basis at temperature extremes, especially lower temperatures when some fuel formulations start gelling. Once combined there is no additional mixing or agitation required for the new fuel to remain emulsified.

The amount of Interfacial's additive varies with the level of base fuel and medium to be used (ethanol, water, etc.). The chemical components required for the company's formulation are readily available in the marketplace, and multiple sources exist around the world for the manufacture of the formulation.

Interfacial Prospective Markets & Marketing Strategy

The commercial development of fuel reformulations using substances such as water and ethanol is in the initial stages. Interfacial will be targeting the diesel fuel industry in selected marketplaces around the world where significant pressures and benefits exist from regulatory authorities to promote immediate product acceptance. The combination of regulatory and private efforts using subsidies, tax credits, grant funds and a wide variety of other financial incentives are being used to promote the growth of the alternative fuel market. Critical to Interfacial's success is the targeting of specific industries including surface transportation, off-road/construction, commercial marine, and other industries where regulations are requiring significant reductions in harmful emissions levels.

Interfacial intends to focus on two primary products: ethanol and water-blended fuels. These products fall under the reformulated or alternative fuel categories as established by the United States Environmental

Protection Agency (EPA) and various state regulatory agencies including the Air Resources Board of California (CARB).

The majority of the market incentives now established in the United States center on the use of ethanol in gasoline, but momentum is growing for the blending of ethanol with diesel. This momentum is evidenced in the cooperative efforts now underway for the development of a successful diesel/ethanol fuel blend market. Companies representing a variety of industries, regulatory entities (such as transit authorities and state environmental agencies), and trade groups (American Corn Growers Association, Reformulated Fuels Association, etc.) are working together in fleet trials to prove the efficacy of the ethanol blend. Interfacial will seek to join such consortiums as part of its strategy to form key distribution partnerships while working to help establish the commercial potential of an ethanol/diesel blend.

While the aqueous/diesel blend has a relatively smaller constituency backing its efforts, it does benefit from several significant elements, especially its cost versus ethanol and the efforts by Lubrizol to build the aqueous market worldwide. With the cost of a gallon of ethanol has come down over the past few years to around $1.00 per gallon, and is expected to continue to decline, it still can not compare to the cost of water. The differential with respect to the amount of Interfacial's additive that is needed for the water blend still does not negate the cost advantage, nor does it result in any appreciable loss of power (up to water blends of 10% or even more).

The real hurdle to overcome in establishing the market for Interfacial's aqueous blend lies in the connotation that exists in mixing water with diesel or gasoline. There is wide resistance to the blending of water, while at the same time it is acknowledged that water does have tremendous benefits (especially in NOx and to a lesser extend PM reductions) provided it can be thoroughly emulsified. The efforts of Lubrizol to establish its Purinox system have begun to increase awareness of aqueous blends, and Interfacial will seek to follow the lead of Lubrizol with respect to the markets it first seeks to penetrate (Europe and California).

To penetrate the key targeted industries Interfacial will use a strategy centered on forming distribution partnerships with certain companies that have established operations in fuel additive markets. Interfacial will seek to operate with partners whose clients include larger fleets, fuel refiners and blenders, and other clients whose strategic value is high both in terms of revenue potential and market recognition. At the same time, Interfacial will also seek to work with regional sales and distribution companies whose clients are generally smaller, but whose acceptance of Interfacial's products may be more immediate.

A final important element to Interfacial's strategy is the establishment of its manufacturing relationship. Interfacial has been in discussions with a company that may result in its becoming the exclusive manufacturer of its products. The advantages to such a relationship include having a technical advisor who intimately understands the chemistry underlying its formulations, and the existing relationships this manufacturer can bring to Interfacial with companies who specialize in the distribution of petroleum additives.

Interfacial Research & Development

Over the past five years the founding team of Interfacial has worked to solve one of the most difficult issues facing the petroleum industry - how to blend fuels such as diesel and gasoline with renewable energy sources such as water and ethanol. The purpose of pursuing this objective is tied into two separate but equal constituencies: achieving targeted emission reductions in key harmful pollutant levels of oxides of nitrogen (NOx) and particulate matter (PM), and finding a sustainable source of fuel to replace the expected tightening of petroleum supplies around the world.

For some time it has been known in the petroleum industry that there are specific and meaningful emissions reductions to be made from blending fuels with either water or ethanol. The problem is that these fluids do not mix naturally and so require an outside agent. The founding team of Interfacial developed the foundation for its formulation approximately five years ago, and since then has worked to refine its chemistry to allow for greater emissions reduction and fuel performance at a lower cost.

Interfacial has recently pursued various testing efforts at Southwest Research Institute (SwRI) that shows its aqueous (water) blend for diesel fuel is stable in extreme temperatures of hot and cold, and remains stable over time while delivering significant reductions in NOx without a meaningful change in the power generated by the engine. In particular, the Interfacial aqueous blend of diesel and water appears to outperform its competitors in the areas of stability and power generation.

With the various efforts of a wide range of constituents, ethanol has attracted a great deal of interest as an alternative or renewable fuel around the world. Like water, ethanol has known emissions reduction benefits attributable to a diesel blend (primarily PM), but has perhaps a more immediate acceptance in the marketplace from its potential as a replacement for methyl tertiary butyl ether
(MTBE) as an oxygenate for gasoline and other fuels. Interfacial has also recently completed a series of tests at SwRI involving diesel and ethanol fuel blends. These tests showed results consistent with other industry studies for the reduction in PM, but were particularly encouraging in the area of engine power and fuel economy.

Future research and development efforts for the Interfacial formulation are likely to involve both the fine-tuning of aqueous and ethanol blends for existing applications, plus the continued development of new formulations, such as a water/ethanol/diesel blend. Interfacial and its team of researchers will seek to find the right blend of its formulation, additives including water and ethanol, and fuels to ensure maximum results with efficient pricing. In addition, the company will seek to perform more live fleet trials in an attempt to prove the benefits of its formulation under normative operating conditions with a variety of engines.

Interfacial Progress To Date

Interfacial has taken several important steps toward its objectives of finding strategic partners and then penetrating the aqueous and ethanol markets. A key element in its efforts is the recently completed testing regimen at Southwest Research Institute (SwRI), one of the leading independent emissions testing laboratories in the world. The testing at SwRI was oriented toward determining how the company's two product lines will impact emissions from a newer engine with a sophisticated electronic control mechanism. The results were positive for both fuel blends, and provide sufficient evidence for pursuit of extended discussions with potential strategic partners, as well as seeking candidates for live fleet trials.

Interfacial is in the process of setting up efforts with several potential distribution partners. It has had multiple discussions with a company that had also conducted testing of its aqueous blend. Interfacial has also signed a confidentiality agreement with a regional distributor of fuel additives and lubricants in anticipation of pursuing a series of fleet trials with a company in California. The purpose of this effort will be to gauge live performance of both the aqueous and ethanol blends on a side-by-side basis.

Critical to Interfacial's technology is the ability to adequately protect it from infringement and reverse engineering. Since 1999 the company has followed a patent strategy that works to promote only a single piece of its core formulation technology; filing patents that differentiate between the core and related intellectual information. To date Interfacial has filed several patents (see Interfacial Patents and Trademarks section below) using the patent process for both Great Britain and the Patent Cooperation Treaty (PCT) countries. In keeping with its strategy of having an exclusive manufacturing relationship, it has filed several of its recent patents jointly with Tomah3 Products, Inc. and representatives from Tomah.

Interfacial Competition

Because the efforts to reduce harmful engine emissions are so widespread, the market for competitive alternatives is relatively wide. In general, these efforts can be placed into four categories: fuel blends (including aqueous and ethanol), additive technologies (catalysts such as metallic or precious metal additives), alternative fuels (CNG, biodiesel, and others), and after-market systems (catalytic converters and urea SCR systems). Despite the efforts of all of these disparate technologies, the management of Interfacial believes no one technology will come to dominate the emissions control market due to the technological limitations inherent in each one. Rather a combination of technologies will be used that maximizes their individual strengths while limiting their weakness, all while delivering the highest cost/value relationship.

Interfacial Regulatory Approval and Certification Process

There does not exist at this time a formal, required series of regulatory approvals and/or certifications in order for Interfacial to market and sell its fuel blends. This would appear to lower if not eliminate any barrier to entry for most competing technologies (except for devices that are directly connected to the engine and are deemed to impact engine performance, which do need regulatory approval in certain markets). The practical issue is that with the proliferation of new technologies there does need to exist some screening measures to validate competitor claims, and so the use of regulatory measures and certifications does play an important role.

The process for achieving regulatory approval and obtaining any necessary certifications involves a pre-determined protocol that generally includes testing in approved laboratories or some other medium where results can be validated. At present most regulatory efforts evolve around either the EPA, other federal agencies (such as the American Bureau of Shipping for the commercial marine industry), or state agencies the most famous of which is CARB.

It is Interfacial's intention to pursue specific regulatory levels, especially within CARB, to provide market support for the claims of effectiveness for both the aqueous and ethanol fuel blends. With the testing already completed at SwRI, the company is prepared to now approach CARB for alternative fuel certification for specific results using CARB's required engine (a 1991 Detroit Diesel 60 Series). This certification is especially important, as it is the only one that enables a technology to state it achieves specific levels of results. To date only one aqueous fuel blend, that of Lubrizol's Purinox, has achieved this certification, and no known ethanol blends have achieved this certification. Timing for undergoing the CARB certification is dependent upon the availability of space and the necessary engine at an approved laboratory (preferably SwRI). The actual time for completion of the testing once in the lab cell is available is 5-7 working days, and the total time needed for completion of the CARB certification (from application to acceptance of test results) is 60-90 days.

Interfacial Patents

The need to protect Interfacial's technology is paramount, and the role that patents play in this effort is crucial. Interfacial has since 1999 embarked on a specific patent strategy that is designed to segment its proprietary intellectual property so that no one filing results in the disclosure of its core technology. In effect, the company seeks to file a new patent with verifiable claims for each new product area that is discovered. This also has the added impact of tying all the patents and claims together through citation of key patents as prior art for new patents.

As an added protection, Interfacial has joined forces with Tomah to jointly develop new products and to enlist their help with building distributor relationships. With Tomah named as a joint patent filer, there exists significantly more intellectual ability to ensure the continued development of Interfacial's core technology.

Interfacial Employees and Facilities

At the present time Interfacial's corporate structure reflects the position of the company as a licensee of technology. It employs a Director - Technology Development who oversees the development of relationships with key distributors, as well as the Tomah relationship. The remainder of the company's management team consists of the professional staff of IFT, which is largely responsible for the overall sales and marketing strategy, and the efforts involving CARB certification. In addition, Interfacial employs several consultants whose responsibilities involve fleet trials and limited business development activities. It is the company's intent to add professional staff in the areas of marketing and technical support as it develops operations in specific industry and geographic markets.

In addition to the IFT facilities at its corporate headquarters in St. Louis, Interfacial's operations are also conducted out of 1,000 square feet of space in Manchester, England under a month-to-month lease.


PEERFUEL(TM) Technology

Through our proprietary Pre-Combustion Fuel Treatment System (PCFTS), our PEERFUEL(TM) products will be designed to improve the efficiency of internal combustion engines, thus reducing the level of certain harmful emissions created through the combustion process. The PEERFUEL(TM) processing system is based on altering specific elements of fossil fuel.

Unlike certain post-refined fuels already in the marketplace that claim to reduce levels of certain harmful emissions, no chemical additives of any kind are used within the PCFTS or PEERFUEL(TM) process. Also, unlike emission reduction systems that are attached to the engine and require sometimes-expensive engine retrofitting, fuel processed through the PEERFUEL(TM) system does not require any physical change to the engine itself. When burned in an internal combustion engine, fuel processed through the PEERFUEL(TM) system will burn more efficiently as a result of the oxidation process, therefore, burning more of the fuel itself and leaving fewer remaining pollutants.

The PCFTS comprising the PEERFUEL(TM) system consists of a self-contained system that is independent of the actual fuel refining process. The basis of our system is to control the flow rate of pre-processed fuel through a special magnetic field. The resulting re-processed fuel, when combusted in an engine, burns at a more efficient rate, leaving a lower level of harmful emissions including nitrogen oxide (NO\\2\\), commonly referred to as NOX, carbon monoxide (CO), carbon dioxide (CO\\2\\), and carbon particulates (also referred to as particulate matter). The impact of the PEERFUEL(TM) system on a broader spectrum of pollutants represents a significant advantage over many of the current refinery-based competitive technologies as they tend to impact a narrower range of pollutants, and in fact, some technologies while positively reducing one pollutant may cause an increase in the level of other pollutants.

PEERFUEL(TM) Prospective Markets

The PEERFUEL(TM) system is a potentially valuable element in a wide variety of industries around the world, albeit limited to the application of pollution reduction efforts and potential fuel economy within these industries. Our marketing efforts will also include governmental agencies located outside of the United States where there is a higher degree of direct involvement or control of the market for the sale of petroleum products. Initially, we will focus on targeted licensing opportunities to companies engaged in fuel refining operations in California where the PEERFUEL(TM) system offers an immediate cost advantage over current methods of meeting the more stringent pollution emission reduction standards mandated in this State. In the event our current fleet testing efforts yield a meaningful improvement in fuel economy, this will open up the marketing of the PEERFUEL(TM) system to a wider market, especially larger fleet operators.

The majority of our current marketing efforts will involve opportunities for diesel fuel #2. Up to this point the Company has not performed any testing on other refined fossil fuel products such as gasoline or jet fuel. The Company does intend to perform testing similar to that already completed for pollution abatement results on other post-refined fuels, which if proved successful would significantly enforce the marketing efforts already in place.

In addition to the commercial or direct market for our PEERFUEL(TM) products, a significant component of our future marketing efforts involves taking advantage of specific incentives put in place by three separate sources: a consortium of governments from around the world (represented by the Kyoto Treaty of 1999), the United States government and certain state governments. These incentives have been put in place to develop alternative fuels to the existing fossil fuels, as well as to create new methodologies for reducing harmful emissions caused by the combustion of fossil fuels. These incentives, which are most commonly applied in the form of tax credits, represent a potentially significant economic benefit to users of our PEERFUEL(TM) products.

PEERFUEL(TM) Strategy

     . Our current strategy anticipates that after California Air Resources Board (CARB) diploma certification is received, initial revenues will likely come from the sale of equipment needed to install the PEER process and start the processing of PEERDIESEL(TM). Licensing and affiliated revenues would follow thereafter.

Our strategy has three primary components:

     .  We will seek certification from the California Air Resources Board
        (CARB) for diesel fuel #2 processed through our PEERFUEL(TM) system to be accepted as a CARB equivalent fuel. This certification is important because it enables PEERDIESEL(TM) to be sold immediately in the State of California; all diesel fuel #2 sold in California must be a CARB certified equivalent fuel. Smaller refineries and distribution companies in California have approximately 10% of the market for diesel fuel, in large part because they have a cost disadvantage versus Arco and Chevron (the two largest refiners). The PEERFUEL(TM) system is less expensive for smaller refiners who rely largely on putting additives into their diesel fuel to meet the pollution emission regulations of CARB.

     . The potential shareholder value that would be created by proving a fuel economy benefit from PEERDIESEL(TM) could be significant and additive to any value created through achievement of any regulatory approvals (such as certification as a CARB-equivalent fuel). We will pursue a fleet testing program that will involve conducting a series of tests in different cities, with companies that use a variety of engine types and are used under varying conditions. We have retained MarketMatch, a leading professional services firm in the petroleum industry, to oversee the fleet testing including the compilation of the results. The protocol for our test program has already been established and we have begun contacting potential candidate companies. It is too early to determine if any additional fleet testing will be required, however, we are committed to continuing our efforts in the event conclusive evidence is found to support our claims. Upon formal confirmation of a meaningful fuel economy benefit, our goal will be to begin marketing the PEERFUEL(TM) system to targeted companies that would be in the strongest position to gain from use of our technology.

     . We will apply for a special certification from CARB that will allow us to make specific and detailed claims regarding PEERFUEL(TM) products and their ability to reduce the levels of certain harmful emissions caused by the combustion of fossil fuels in certain engine types. This special certification is difficult to receive, and to this point, no competitive product or process has yet been given such a certification. We believe that with additional, targeted testing we can provide sufficient evidence to CARB to warrant receiving a special certification.

Achieving these objectives is important for two reasons. First, with the special certification, and even with the results achieved from the testing required through the CARB protocol, users of PEERFUEL(TM) products would potentially be eligible for special tax credits, providing a powerful economic inventive for the licensing of our technology. Second, the ability to legally make specific claims regarding the benefits of using PEERFUEL(TM) products combined with the approval by CARB to make those claims, will immediately enhance the marketability of the PEERFUEL(TM) process around the world. CARB is recognized as one of if not the world leader in advancing the effort to reduce harmful pollutants into the environment. With the special certification, we would effectively have CARB's acceptance of the PEERFUEL(TM) process as a significant and sustainable element for fighting pollution from the use of fossil fuels in internal combustion engines. Once obtained, the number of potential users or licensees of PEERFUEL(TM) technology could increase significantly.

PEERFUEL(TM) Progress To Date

Since our inception in 1996 we have worked to put together a team that incorporates a number of key disciplines including extensive knowledge of the petroleum industry and strong practical management skills. We have demonstrated through extensive testing that the PEERFUEL(TM) process generates meaningful and sustainable reductions in certain harmful pollutant emissions for a number of different engine types. Testing of the fuels processed through the PEERFUEL(TM) system has been conducted by a State of California certified laboratory allowing us to compile extensive results. These results have been compiled into presentation format and will form the core of our future efforts to seek regulatory certification in California, as well as any additional efforts to seek approval from other regulatory or governmental agencies.

On June 17, 1999 the Mobile Sources Division of the Air Resources Board of California (CARB) issued Executive Order D-485-1 affirming that PEERDIESEL(TM) does not negatively impact on either the performance of existing pollution control systems contained on engines or on the performance of the engines themselves. This is an important step in our efforts toward commercialization in that it formally supports our contention that PEERFUEL(TM) products do not require any engine re-fit, and more importantly, engine performance is not affected in any way by using PEERFUEL(TM) products, paving the way for wider acceptance of our technology.

For a twelve-month period from 1998 to 1999, we conducted initial fleet testing to investigate any potential fuel economy benefits from fuel processed through the PEERFUEL(TM) system. The results from this informal test program showed on average the vehicles achieved 9% better fuel economy using PEERDIESEL(TM) versus unprocessed diesel fuel #2. We intend to explore the potential fuel economy benefits through a formal fleet testing program that will test a variety of vehicle (engine) types under different operating conditions.

There is no laboratory testing that has been conducted in 2000, as the bulk of the initial research and development testing was completed in 1998-1999. For a significant part of 2001, we will spend most of our time reviewing the underlying scientific effects of the PEER system on diesel fuel, leading up to a plan to try and achieve CARB fuel equivalency certification. This step will require formal, specific testing at an approved laboratory (Southwest Research Institute). The approximate cost of this testing is $150,000, which includes the cost of "shadow" testing that will be done on a limited basis to mimic the CARB required testing, so that we can better understand how the PEER system will perform under CARB's program.

The Company will also be pursuing a fleet testing program in 2001-2002, providing the IIG Fund funding is secured, to evaluate the performance of PEERFUEL(TM) with respect to engine efficiency or fuel economy. We are trying to set up a total of 12 separate fleet testing programs, which will occur at a variety of geographic locations using a number of different engine and vehicle types. Each test will vary in length, but should average four to eight weeks. Initial test data are expected within two weeks from the start of fleet testing.

From 1998-1999 targeted research and testing efforts were conducted at California Environmental Engineering (CEE) on PEERFUEL(TM). There is absolutely no need to perform this testing again. However, we do intend to update the results of some of CEE's laboratory testing, especially those areas where we know CARB will be interested in the results (for example, with certain engine types and with transient cycle testing). We believe this to be necessary because CEE does not carry the same level of authority as Southwest Research Institute and having confirmation of all, or some, of CEE's results will enhance our ability to open doors to key resources in the future.

PEERFUEL(TM) Marketing

As a development stage company with no immediate revenue generation capabilities, our marketing strategy and resulting efforts have been relatively limited. We have worked over the past year to identify those companies that would benefit specifically from access to PEERFUEL(TM) technology and the resulting products. The companies we have targeted for marketing efforts once we are in a position to commercialize our technology can be grouped into three categories: production/distribution, sales, and other strategic businesses. In a number of cases firms can be considered to be in both of the first two segments, while other strategic businesses are generally not involved directly in the petroleum industry (such as motor vehicle manufacturers).

It is our intention to remain conservative in our marketing efforts until such time as either/both emission reduction gains are accepted on a regulatory basis (CARB certification) and we have proven greater fuel economy from PEERFUEL(TM) products. CARB certification is important because it immediately opens up the California market for diesel fuel #2 to our technology. Given current refining methods used to meet CARB fuel equivalency standards for diesel fuel #2, our technology is appreciably less expensive, enabling us to market directly to refiners. California is important as a market for two reasons: the size of its market, and the positive perception that will accrue for our technology from certification as a CARB equivalent fuel. Should the results from fleet testing show conclusive evidence of fuel economy benefits from PEERDIESEL(TM), we will immediately alter our marketing efforts to concentrate more heavily on the sales segment, which we believe will have an immediate interest in knowing more about our technology.

Currently, we are introducing PEERDIESEL(TM) into the market through its Web site information, press releases, and publication of testing results. We maintain an Internet Website at http://www.peerfuel.com. We intend to market
                                -----------------------
PEERDIESEL(TM) by licensing arrangements with refineries and/or other appropriate marketing strategies.

PEERFUEL(TM) Competition

The growth in concern over the environment has stimulated significant efforts in a range of areas that can be considered competitive to PEERFUEL(TM) technology. Most experts agree that it is not an issue of if, but when a viable alternative or set of alternatives will be available to replace or greatly reduce the use of fossil fuels. The work now being performed is centered around either reducing the harmful emissions of fossil fuels, or replacing fossil fuels altogether.

The majority of the technologies seeking to reduce or even eliminate harmful emissions fall into three categories: cleaner fuels, engine emission reduction devices, and fossil fuel alternatives. Clean fuel technology is centered around either additional refining which pulls out harmful emission substances (such as sulfur), or use additives (such as Methyl Tertiary Butyl Ether or MTBE) which bind to the fuel causing reduction in certain harmful emissions. Engine emission reduction devices include such items as the catalytic converter, which trap or filter harmful emissions before they are released into the environment. Fossil fuel alternatives include both alternative-fuel vehicles (electric cars) and alternative-fuels (compressed natural gas).

The difficulty with most technologies now being pursued that work to reduce the harmful emissions from combusting fossil fuel, whether through cleaner fuel or engine devices, or a combination of the two, is that the improvements are only incremental and are very costly. While it is possible to make cleaner fuels that meet emission legislation targets for certain pollutants, to meet the more meaningful reduction standards it may push the cost of diesel fuel to two or even three times its current price. In addition, it has been proven that attempts to reduce a particular level of a pollutant such as sulfur, may have the unintended impact of increasing other pollutants. We are not aware of any research to date that generates a broad spectrum of emission reduction. Federal and state legislation covering emission reduction requirements also poses a problem for competitors because it can shift with respect to certain pollutants, leaving new technologies incompatible with new regulations and making them commercially nonviable.

Alternative fuels and alternative vehicles are often acknowledged to hold the highest potential on a long term basis to solve pollution abatement needs, but face significant hurdles in crafting a solution in the near or medium term. Issues such as vehicle cost, engine re-fit, engine performance, potential environmental damage, scalability and others have effectively resulted in limiting the economic viability of these alternative technologies. Added to the problems just stated is the social cost of allowing for the potential elimination of a material part of the petroleum industry and the resulting effect on the world's economic system.

While the level of competition in the market is wide, it is not believed to be especially deep in that no one emission reduction technology now dominates the market, and therefore, no one company or group of companies has a meaningful market share. We believe this is an opportune time for the introduction of PEERFUEL(TM) technology because it offers a low cost, high value product that can be seamlessly melded into the existing global economic framework.

IFT anticipates three possible sources of competition for PEERFUEL(TM):

          . Companies with greater resources and more financial strength that offer similar technology to PEERDIESEL(TM);

          .  Vehicles utilizing alternative fuels; and

          . Alternative fuels for use on current vehicles with engine retrofitting.

PEERFUEL(TM) Research and Development

Our research and development costs are related to the development and testing of the PEERDIESEL(TM) product. The costs incurred in research and development for the twelve months ended December 31, 2000 were $1,782, and for the nine months ended December 31, 1999 were $330,353. Costs incurred in research and development for the year ended March 31, 1999 were $842,905.

We have been performing research and development activities on PEERFUEL(TM) since 1996, with the majority of our testing activities occurring in late 1998 through early 1999. Initial testing activities were conducted on a limited basis in July 1996 and again in January 1997, with smaller run times on few engine types. Results from the initial tests were encouraging not only for reductions in key emission substances, but also showed the potential for increased fuel economy.

We officially engaged California Environmental Engineering (CEE) located in Santa Ana, California, to conduct a complete test program starting in 1998 using a variety of engine types. CEE is a state certified laboratory and is also recognized by the EPA for specific testing protocols. CEE has the ability to test both diesel fuel and gasoline products. The list of entities for which CEE has conducted testing includes CARB, EPA, Ford, General Motors, Volvo as well as other multi-national corporations.

The formal research and development work conducted at CEE consisted of running a series of tests under EPA and Society of Automotive Engineers (SAE) recommended procedures to determine the gaseous emissions levels of four separate diesel engines. The test procedures consist of a prescribed sequence of engine operating conditions on an engine dynamometer with measurements of hydrocarbons
(HC), nitrogen oxides (NOX), carbon monoxide (CO), carbon dioxide (CO2), and particulate matter (PM). The testing was done during 13 steady state modes consisting of five modes at rated engine speed, five modes at an intermediate speed, and three modes at idle. Four separate engines were used in the testing:
Cummins L-10, Caterpillar 3208, and two separate Detroit Diesel engines. The test fuel used for the baseline program was standard D-2 diesel fuel, and for the PEERFUEL(TM) testing re-processed D-2 fuel was used which ranged in age from less than one month old to nearly 12 months old.

We are not presently engaged in any active research and development activities. We do expect to continue testing some time in the near future in an effort to further clarify the exact scientific elements involved in the processing of fuel through the PEERFUEL(TM) system. In addition, further testing may be necessary to continue to tightly define the emission reduction benefits to be realized from PEERFUEL(TM) products. We have held several discussions with CARB officials who have evidenced the need to conduct transient cycle testing, a specialized form of engine testing. This testing will be part of our ongoing efforts to achieve special certification from CARB that would enable us to make specific claims with regard to emission reduction performance.

In addition to CARB certification-related research and development efforts, we expect to put together a series of fleet testing programs to identify specific fuel economy benefits from PEERFUEL(TM). We are presently in discussions with a variety of companies representing different industries and geographical conditions, which would participate in a three to six month fleet program. The fleet testing efforts are planned for 2001-2002.

PEERFUEL(TM) Regulatory Approval and Certification Process

All petroleum-based fuels sold in the United States are subject to regulation by a number of state and federal authorities, the most important of which are the Environmental Protection Agency (EPA) and the Air Resources Board of California
(CARB). The EPA has formal jurisdiction over the majority of air and water regulations as a result of the Clean Air Act. However, the EPA acknowledged the special environmental conditions existing in California and the state's efforts to create stringent regulations, some of which were more advanced than the EPA's, and granted the state exemptions from specific areas of the Clean Air Act. While a number of states have since adopted some pieces of CARB's regulations, California still remains the standard within the United States, and even around the world, for the regulation of air and water resources.

With respect to receiving approval for the sale of individual petroleum fuels in California, such as diesel and gasoline fuels, CARB requires these fuels meet a CARB certified standard. This standard is referred to as CARB equivalency certification, and can only be obtained by submitting a fuel to a formal certification procedure. The legislation for this process was passed in 1988, and since that time over 25 individual fuels have received CARB equivalent status, although a number of these fuels were derivatives of original formulations that were changed (the CARB process still requires these to be certified). Of the fuels that have achieved CARB equivalency certification, only a few have actually achieved commercial viability.

The first step involved in obtaining CARB equivalency certification involves completing an application. The application primarily involves disclosure of the scientific basis for production of the target fuel to be certified. CARB has the right to reject an application if it feels the underlying science of a particular formulation or, in the case of the Company, the process for creating fuel has not been fully described, could create an environmental or other hazard, or has some other feature(s) that could put the public at risk through the production, distribution or use of the target fuel.

Once an application has been reviewed and accepted, the target fuel or process must be tested in a state certified laboratory using a specific, defined testing methodology. Because of both the rigor and importance of the certification testing procedure, only a limited number of laboratories have been approved by California for this testing. The Company has elected to have Southwest Research Institute (SRI), headquartered in San Antonio, Texas, perform the certification testing. SRI is acknowledged as one of the world's foremost laboratories specializing in the field of emission control work.

The CARB protocol itself takes approximately one week, during which time baseline testing is performed, and then the target fuel is run through. CARB regulations require that the target fuel pass all levels of the testing process at or above specified levels, and if at any time the results fall below these levels the entire testing process must be repeated. Any change to the formulation or process for creating the fuel must be reported to CARB, and if the change is deemed material, a new application may be required, effectively causing the entire process to be re-started.

In the event the target fuel passes all levels of the testing protocol, within 30 days of submission of the final testing report by SRI, the Company will receive the CARB equivalency certification. This last step will enable the Company to immediately sell PEERFUEL(TM) in the state of California. Once certified, PEERFUEL(TM) will not require any additional testing or other formal procedures in the future to retain the fuel equivalency certification.

PEERFUEL(TM) Patents and Trademarks

Our success substantially depends upon the proprietary technology used for developing our PEERFUEL(TM) products. On April 17, 2001 a patent, File #98-5251, entitled "Method of Verifying Vehicle Emissions," which focuses on the method of verifying vehicle emissions and also verifying test fuel on both a pre- and post-processed basis was issued to us by the United States Patent and Trademark Office. We have been issued six trademarks and service marks including PEERFUEL(TM) and PEERDIESEL(TM). In addition to the foregoing proprietary technology restrictions, all testing by CEE or others is subject to strict privacy and confidentiality controls. No outside entity will be invited to evaluate the science underlying the PEER process until such time as the testing is completed.

We regard the protection of our patents, trademarks and trade secrets as critical to our future success and rely on a combination of patent, trademark and trade secret laws and contractual restrictions to establish and protect our proprietary rights in products and services. We have entered into confidentiality agreements with certain of our consultants, contractors and suppliers in order to limit access to and disclosure of our proprietary information. There can be no assurance that these contractual arrangements or the other steps taken by us to protect our intellectual property will prove sufficient to prevent misappropriation of our technology or to deter independent third-party development of similar technologies. While we intend to pursue registration of our trademarks and service marks in the U.S. and internationally, effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our services are made available.

We also rely on technologies that we license from third parties, such as the suppliers of computer technology, the operating system and specific hardware components for our products and services. These licenses extend for terms ranging from one year to perpetuity and are subject to satisfaction of conditions laid out in the specific licensing agreements. There can be no assurance that these third-party technology licenses will continue to be available to us on commercially reasonable terms. The loss of such technology could require us to obtain substitute technology of lower quality or performance standards or at greater cost, which could materially adversely affect our business, results of operations and financial condition.

Although we do not believe that we infringe the proprietary rights of third parties, there can be no assurance that third parties will not claim infringement by us with respect to past, current or future technologies. We expect that participants in our markets will be increasingly subject to infringement claims as the number of services and competitors in our industry segment grows. Any such claim, whether meritorious or not, could be time-consuming, result in costly litigation, cause service upgrade delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements might not be available on terms acceptable to us or at all. As a result, any such claim could have a material adverse effect upon our business, results of operations and financial condition.

Our Employees

Our four employees consist of a President, Chief Executive Officer, Director-Technology Development, and Chief Financial Officer. By the end of 2001, we expect our full time employment to increase to six individuals. We have no supplemental benefit or incentive arrangements with our employees other than health insurance coverage. We believe that our future success will depend in part on our continued ability to attract, integrate, retain and motivate highly qualified technical and managerial personnel, and upon the continued service of our senior management and key technical personnel. The competition for qualified personnel in our industry and geographical location may be intense, and there can be no assurance that we will be successful in attracting, integrating, retaining and motivating a sufficient number of qualified personnel to conduct our business in the future. From time to time, we also engage independent contractors to support our research and development, marketing, sales and support and administrative organizations. We have never had a work stoppage, and no employees are represented under collective bargaining agreements. We consider our relations with our employees to be good.

Subsidiaries

We do not presently have any subsidiaries other than Interfacial.

Description of Property

We maintain our administrative offices at 7777 Bonhomme, Suite 1920, St. Louis, Missouri, 63105, under an annual lease agreement for office space and administrative services of $5,000 per month for approximately 1,500 square feet from a company related through common ownership. The original agreement expired in July 2000 and has subsequently automatically renewed for two six month terms. We presently expect to renew this lease agreement in July 2001 on a month to month basis at a market rate.

Our management believes that our current facilities are adequate to meet present operating requirements.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

Forward Looking Statements and Associated Risks

This prospectus contains forward-looking statements made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward looking statements are based largely on our expectations and are subject to a number of risks and uncertainties, many of which are beyond our control, including, but not limited to, economic, competitive and other factors affecting our operations, markets, products and services, expansion strategies and other factors discussed elsewhere in this report and the documents filed by us with the Securities and Exchange Commission. Actual results could differ materially from these forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this prospectus will in fact prove accurate. Our ability to accomplish our objectives, and whether or not we will be financially successful, is dependent upon numerous factors, each of which could have a material effect on the results obtained. Some of these factors are within the discretion and control of management and others are beyond management's control. Management considers the assumptions and hypothesis used in preparing any forward-looking assessments of profitability contained in this document to be reasonable by management. However, we cannot assure investors that any projections or assessments contained in this document or otherwise made by management will be realized or achieved at any level. We make no representation or warranty as to the accuracy or completeness of any of these assumptions, and nothing contained in this document should be relied upon as a promise or representation as to any future performance or events. We do not undertake any obligation to revise these forward-looking statements to reflect future events or circumstances. Prospective investors should have this prospectus reviewed by their personal investment advisors, legal counsel or accountants to properly evaluate the risks and contingencies of this offering.

Overview

IFT was incorporated under the laws of the State of Nevada in April 1996, to develop and commercialize a proprietary scientific process, "Performance Enhanced Emissions Reduced" ("PEER"), that reformulates various refined fuels, including #2 diesel fuel, home heating oil, #6 (Bunker) fuel, jet engine fuel and gasoline to improve combustion efficiency and reduce the amounts of harmful exhaust emissions from internal combustion engines. The resulting reprocessed fuels are known as PEERFUELTM. IFT is a development stage company, has had no revenues to date and has raised capital for initial development through the issuance of its securities and promissory notes. Effective October 27, 1999, IFT changed the date of its fiscal year end from March 31 to December 31. The nine-month period ended December 31, 1999, is referred to as the transition period. All year and quarter references relate to IFT's prior fiscal years and quarters, unless otherwise stated.

Three Months Ended March 31, 2001 Compared to the Three Months Ended March 31,
------------------------------------------------------------------------------
2000
----

Total operating expenses from development stage operations were $1,477,247 for the three months ended March 31, 2001, as compared to the development stage operating expenses of $2,416,352 for the three month period ended March 31, 2000. This represents a $939,105 decrease from the prior period. Decreased development stage operating expenses in the current period compared to the prior period are a result of increased payroll expense of $466,572, increased research and development costs of $51,941, decreased board meeting expense of $117,216, decreased consulting expense of $169,269 and decreased investment advisory fee of $1,141,725.

There were no board meeting expenses for the three months ended March 31, 2001, representing a decrease of $117,216 from the corresponding period of 2000. On February 23, 2000 the Board of Directors adopted the Director's Stock Compensation Plan, which provides for an annual award of 10,000 shares of IFT's common stock to IFT's Board members as reimbursement for their attendance at the Board meetings and an additional 1,000 shares of IFT's common stock for any three telephone conference call Board meetings attended. During March 2000, 45,000 shares of IFT's common stock were issued to three, non-employee Board members, calculated based on the trading price of IFT's stock at February 23, 2000 which was $2.75 per share, and are reflected in these financial statements as Board meeting expense of $117,216 and travel expense of $6,534. As of May 4, 2001 IFT's Board of Directors has not authorized the issuance of common stock under the Director's Stock Compensation Plan for the year 2001.

Consulting expenses during the three months ended March 31, 2001 were $5,980 representing a decrease of $169,269 from the corresponding period for 2000. IFT sold 100,000 common shares to a company whose sole director is a director of IFT for $200,000 in January 2000. The market value on the day of issuance for these 100,000 common shares was $331,250. The $131,250 in market value in excess of the cash amount received is reflected in these financial statements as consulting expense and additional paid in capital for the three month period ended March 31, 2000.

There was no investment advisory fee expense for the three months ended March 31, 2001, representing a $1,141,725 decrease from the corresponding period for 2000. On March 28, 2000 a warrant for 390,000 shares of common stock was exercised by GEM Global Yield Fund Limited at a cost of $.01 per share. The value over par value of these shares, reflected in the financial statements for the three month period ended March 31, 2000, as an investment advisory fee, has been calculated based on the trading price of IFT's stock at March 28, 2000 in the amount of $1,141,725.

Payroll expenses during the three months ended March 31, 2001 were $1,236,083 representing an increase of $466,572 from the corresponding period of 2000. The increase was primarily due to the Board of Director's granting a bonus of 1,000,000 shares of IFT's common stock payable to each of IFT's President/COO and to its Chief Executive Officer on February 23, 2001, and these shares have been reflected in the financial statements for the three month period ended March 31, 2001, as payroll expense of $875,000. Also, stock awards totaling 425,000 restricted shares of IFT's common stock were granted to the three non-employee directors of IFT and a stock award totaling 50,000 restricted shares of IFT's common stock was granted to one employee on February 23, 2001. The 475,000 restricted shares have been reflected in the statement of operations as payroll expense of $207,812 for the three months ended March 31, 2001. The February 23, 2001 restricted stock award shares value was calculated based on the closing trading price of IFT's stock on February 23, 2001, which was $.4375 per share. On January 1, 2001 IFT entered into employment agreements with its President/COO and Chief Executive Officer through December 31, 2003. Under these agreements, the Chief Executive Officer and the President/COO will each receive an annual base salary of $200,000, a stock award of 20,834 each month and a bonus award as deemed appropriate by the Board of Directors of IFT.
During the three month period ended March 31, 2001, payroll expense from common stock issued and authorized totaled $458,751 for the Chief Executive Officer and $458,751 for the President/COO.

Professional services during the three months ended March 31, 2001 were $145,792 representing an decrease of $15,490, or 9.6%, from the corresponding period for 2000. The decrease is primarily due to decreased expenses for legal and accounting services

Research and development costs during the three months ended March 31, 2001 were $51,941 representing an increase of $51,941 from the corresponding period for 2000. The increase is primarily due to consulting fees for research and development activities of $48,930.

Interest expense for the three months ended March 31, 2001 was $25,039 representing an increase of $23,590 over the corresponding period for 2000. The increase is primarily due to $15,300 in interest expense recognized in connection with the issuance of convertible debentures and $6,666 in interest expense recognized in connection with the issuance of IFT common stock for a payment on a note payable to a stockholder.

The net loss for the three months ended March 31, 2001 was $1,502,286 as compared to the net loss of $2,417,801 for the three months ended March 31, 2000. This represents a $915,515 decrease from the prior period. The basic and dilutive net loss per common share for the three months ended March 31, 2001 was $.06 as compared to the basic and dilutive net loss per common share of $.14 for the three months ended March 31, 2000.

Comparison of Twelve Months Ended 12/31/00 and Nine Months Ended 12/31/99
-------------------------------------------------------------------------

Total operating expenses from development stage operations were $4,689,953 for the twelve months ended December 31, 2000, as compared to the development stage operating expenses of $4,726,799 for the nine months ended December 31, 1999. Total operating expenses for the twelve months ended December 31, 2000 represents a $36,846, or .8%, decrease from the prior period. Total operating expenses for the twelve months ended December 31, 2000 is consistent with the prior year. Operating expenses should remain consistent while IFT maintains its status as a development stage company.

Board meeting expenses were $117,216 for the twelve months ended December 31, 2000, as compared to $0 for the nine months ended December 31, 1999. On February 23, 2000, the Board of Directors adopted the Director's Stock Compensation Plan, which provides for an annual award of 10,000 shares of IFT's common stock to IFT's Board members as reimbursement for their attendance at the Board meetings and an additional 1,000 shares of IFT's common stock for any three telephone conference call Board meetings attended. During March 2000, 45,000 shares of IFT's common stock were issued to three non-employee Board members. The market value of these shares was calculated based on the trading price of IFT's stock at February 23, 2000, $2.75 per share, and is reflected in these financial statements as Board meeting expense of $117,216 and travel expense of $6,534.

Consulting expenses were $285,132 for the twelve months ended December 31, 2000, as compared to $295,000 for the nine months ended December 31, 1999. Consulting expenses for the twelve months ended December 31, 2000 represents a decrease of $9,868, or 3.3%, from the prior period. Consulting expenses decreased due to consulting expenses during the twelve months ended December 31, 2000 being reduced by $95,367 due to the elimination of a related party account payable that had previously been recorded to consulting expense. This decrease partially offset the increase in consulting expenses resulting from IFT issuing common stock in two separate transactions. In the first transaction, IFT sold 100,000 restricted common shares for $200,000 to a company whose sole director is a director of IFT. The market value on the day of issuance for those 100,000 common shares was $331,250. The $131,250 in market value in excess of the cash amount received is reflected in the statement of operations for the twelve month period ended December 31, 2000 as consulting expense. In the second transaction, pursuant to a consulting agreement dated June 5, 2000, IFT issued 250,000 shares of restricted common stock to the same company described in the prior transaction. The market value on the day of the agreement was $218,750. The $218,750 in market value is reflected in the statement of operations for the twelve months ended December 31, 2000 as consulting expense.

Investment advisory fees were $1,251,413 during the twelve months ended December 31, 2000, as compared to $0 for the nine months ended December 31, 1999. IFT entered into a convertible debenture purchase agreement dated February 25, 2000 with GEM Global Yield Fund Limited ("GEM"). In addition to the convertible debentures, GEM, one of the investors in the convertible debentures, received a warrant to purchase 390,000 shares of common stock as part of its fee for arranging the convertible debenture financing. On March 28, 2000 a warrant for 390,000 shares of common stock was exercised by GEM at a cost of $.01 per share. The closing trading price of IFT's stock on March 28, 2000 was $2.9375, resulting in a total market value of $1,145,625 for the 390,000 common shares. The market value in excess of the $.01 warrant exercise cost, $1,141,725, is reflected in the statement of operations for the twelve months ended December 31, 2000 as an investment advisory fee. During February 2000, IFT issued 195,000 shares of common stock and placed them in escrow in accordance with the convertible debenture purchase agreement entered into on February 25, 2000. The 195,000 shares were to be released from escrow and issued to the purchasers of the convertible debenture in the event of an uncured default by IFT prior to the closing of the convertible debenture purchase agreement. The 195,000 shares of common stock were released to the purchasers of the convertible debenture purchase agreement in conjunction with an amendment to the convertible debenture purchase agreement dated June 16, 2000, and were recorded as an investment advisory fee of $109,688 based on the closing trading price of IFT's stock on that date. The term of GEM's commitment period expired August 24, 2000. GEM was conditionally willing to further extend the deadline, however IFT management determined that the terms and conditions of the extension were not in the best interests of IFT's shareholders and elected not to enter into the extension.

Payroll expenses were $2,212,305 during the twelve months ended December 31, 2000, as compared to $275,080 for the nine month period ended December 31, 1999. Payroll expenses for the twelve month period ended December 31, 2000 represents an increase of $1,937,225 from the prior period. The increase was primarily due to the Board of Director's granting of restricted stock awards to the executive officers of IFT at two separate times in 2000. The first stock award of 100,000 restricted shares of IFT's common stock was granted to IFT's President/COO and IFT's Chief Executive Officer on February 23, 2000. The 200,000 restricted shares have been reflected in the statement of operations as payroll expense of $550,000 for the twelve months ended December 31, 2000. Additionally, on February 23, 2000, the Board of Directors adopted the Director's Stock Compensation Plan, which provided for an annual award of 10,000 shares of IFT's common stock to Board members as reimbursement for their attendance at the Board meetings. The President/COO and the Chief Executive Officer were each awarded 10,000 restricted shares of IFT's common stock as Board members. These restricted shares have been reflected in the statement of operations as payroll expense of $55,000 for the twelve months ended December 31, 2000. The February 23, 2000 restricted stock award shares value was calculated based on the closing trading price of IFT's stock on February 23, 2000, which was $2.75 per share. The second stock award of 475,000 restricted shares of IFT's common stock was granted to IFT's President/COO and IFT's Chief Executive Officer on October 13, 2000. The 950,000 restricted shares have been reflected in the statement of operations as payroll expense of $593,750 for the twelve months ended December 31, 2000. The October 13, 2000 restricted stock award shares value was calculated based on the closing trading price of IFT's stock on October 13, 2000, which was $.625 per share. Additionally, on January 31, 2000, IFT entered into revised employment agreements with its President/COO and Chief Executive Officer. The revised employment agreements term extended through December 31, 2000 and automatically renewed on January 1, 2001, for another one year term. Under these agreements, the President/COO will receive an annual base salary of $180,000 and 3,000 restricted shares of IFT's common stock per month, and a bonus award as deemed appropriate by the Board of Directors of IFT. The Chief Executive Officer will receive an annual base salary of $180,000 and 6,000 restricted shares of IFT's common stock per month, and a bonus award as deemed appropriate by the Board of Directors of IFT. The 99,000 restricted shares related to the two employment agreements are reflected in the statement of operations as payroll expense of $321,750 for the twelve months ended December 31, 2000. The restricted shares value was calculated based on the closing trading price of IFT's stock on February 1, 2000, which was $3.25 per share. During the twelve month period ended December 31, 2000, payroll expense from restricted common stock issued totaled $834,067 for the Chief Executive Officer and $716,721 for the President/COO. During the twelve month period ended December 31, 2000, payroll expense from payroll accruals pursuant to the employment agreements with the President/COO and the

Chief Executive Officer totaled $204,325. Also, stock awards totaling 275,000 restricted shares of IFT's common stock were granted to the three non-employee directors of IFT on October 13, 2000. The 275,000 restricted shares have been reflected in the statement of operations as payroll expense of $171,875 for the twelve months ended December 31, 2000. The October 13, 2000 restricted stock award shares value was calculated based on the closing trading price of IFT's stock on October 13, 2000, which was $.625 per share. On February 23, 2001, IFT's Board of Directors has authorized the issuance of 2,575,000 shares of restricted common stock to executive officers or non-employee directors for stock awards for the year 2001. Restricted common shares totaling 2,475,000 were issued on April 10, 2001. The 2,475,000 restricted shares have been reflected as payroll expense of $1,082,813 in the year 2001. The value of these restricted stock award shares was calculated based on the closing trading price of IFT's stock on February 23, 2001, which was $.4375 per share.

Professional services were $684,367 during the twelve months ended December 31, 2000 as compared to $3,662,718 for the nine months ended December 31, 1999. Professional services for the twelve months ended December 31, 2000 represents a decrease of $2,978,351, or 81.3%, from the prior period. Approximately $350,000 of the professional services for the twelve months ended December 31, 2000 is for accounting and legal fees related to IFT's attempt to obtain financing through the issuance of convertible debentures. The agreements related to the issuance of the convertible debentures required IFT to obtain an effective registration statement from the Securities and Exchange Commission on the unrestricted common shares that would be issued if the convertible debentures were submitted for conversion. IFT obtained an effective registration for the unrestricted shares required by the convertible debenture agreement on March 1, 2001. Accounting and legal fees related to general business development and operations totaled approximately $100,000 for the year 2000. Professionals used for development of IFT's 2000 and 2001 product and business strategy totaled approximately $112,000 and investor relations totaled approximately $42,500 for the year 2000. On July 1, 1999, IFT entered into an agreement with Onkar Corporation, Ltd. to issue 1,500,000 shares of common stock in exchange for various services including introduction to brokers, dealers and potential investors and for facilitating the writing of research reports on IFT. IFT received $750,000 for these shares. The $3,468,750 difference between the value of the shares using the market price at the date of the agreement and the $750,000 of proceeds received from the agreement were reflected in the statement of operations for the nine month period ended December 31, 1999 as professional services expense.

Research and development costs were $1,782 during the twelve months ended December 31, 2000 as compared to $330,353 for the nine months ended December 31, 1999. Research and development for the twelve months ended December 31, 2000 represents a decrease of $328,571 from the prior period. The decrease is primarily due to decreased testing and laboratory fees of $304,887. IFT conducted a significant portion of its product testing during late 1998 and early 1999. Management expects expenditures for research and development during the year 2001 to be approximately $700,000.

Interest expense was $1,997,583 for the twelve months ended December 31, 2000 as compared to $405,341 for the nine months ended December 31, 1999. Interest expense for the twelve months ended December 31, 2000 represents an increase of $1,592,242 from the prior period. The increase is primarily due to the amortization of discounts on notes payable in connection with IFT's issuance of common stock warrants to stockholders for advances received. The discount amount amortized during the twelve month period was $1,228,424. During the twelve month period ended December 31, 2000, IFT received advances from stockholders totaling $416,000. In addition to the repayment of principal, each stockholder received a warrant to purchase from IFT up to 25,000 shares of common stock at $.01 per share for each $5,000 in principal advanced to IFT.
The value of the warrants, $1,228,424, was based on the market value of IFT's
common stock on the day(s) the advances were received.   The warrant value was
recorded as a discount on the notes payable to stockholders to be amortized as interest expense over the expected repayment period of the advance. The notes payable were repaid during December 2000 either by the issuance of a new note or by the issuance of restricted common stock. The restricted common stock was issued based on a value price of $.30 per share. The market value of IFT's common stock on the day this value was determined was $.50 per share. IFT issued 1,186,669 restricted shares as payment on $356,000 of note principal.
The $.20 per share difference between the market value and the determined payment value, or $237,333, is included as interest expense in the statement of operations for the twelve months ended December 31, 2000. In addition, IFT repaid $374,000 of note principal from other advances received with 1,626,086 restricted common shares. The restricted common stock was issued based on a value price of $.23 per share. The market value of IFT's common stock on the day this value was determined was $.55 per share. The $.32 per share difference between the market value and the determined payment value, or $520,347, is included as interest expense in the statement of operations for the twelve months ended December 31, 2000. In the year 2001 IFT has recognized approximately $141,000 in interest expense related to the sale of convertible debentures.

The net loss was $6,687,536 for the twelve months ended December 31, 2000 as compared to the net loss of $5,132,140 for the nine months ended December 31, 1999. Net loss for the twelve months ended December 31, 2000 represents a decrease of $1,555,396, or 30.3%, from the prior period. The net loss per common share was $.36 for the twelve months ended December 31, 2000 as compared to the net loss per common share of $.32 for the nine months ended December 31, 1999.

Comparison of Nine Months Ended 12/31/99 and Fiscal 3/31/99
-----------------------------------------------------------

Total operating expenses from development stage operations were $4,726,799 for the nine months ended December 31, 1999, as compared to the development stage operating expenses of $7,751,844 for the twelve month period ended March 31, 1999. This represents a 39.0% decrease from the prior period. The total development stage operating expenses for the nine month period ended December 31, 1998, were $7,335,493. Decreased development stage operating expenses in the current period compared to the fiscal year ended March 31, 1999 are a result of decreased consulting fees, increased professional fees, and other expenses related to product development. IFT is presenting this comparison as the nine months ended December 31, 1999, compared to the nine months ended December 31, 1998. The primary expense incurred, of the $416,351 total expenses, during the three month period ended March 31, 1999, was $328,558 of product development costs.

Consulting expenses during the nine months ended December 31, 1999, were $295,000 representing a decrease of $6,045,500 from the corresponding period for 1998. This represents a decrease of 95.3% from the prior period. The decrease is primarily due to the issuance of 1,200,000 shares of IFT common stock to the former Board Chairman during December 1998 for consulting services rendered. These shares were valued at the estimated fair value per share of $5.00.

Research and development costs during the nine months ended December 31, 1999 was $330,353, representing a decrease of $183,994 from the corresponding period for 1998. This represents a decrease of 35.8% from the prior period. The decrease is primarily due to the reduction in the purchase of testing supplies, rental equipment and decreased testing and laboratory fees.

Rent expense during the nine months ended December 31, 1999 was $32,685 representing a decrease of $84,948 from the corresponding period of 1998. This represents a 72.2% decrease from the prior period. IFT rents its Las Vegas office space and equipment on a month to month basis from a company related through common ownership. From September 1, 1998 through March 31, 1999 the rent for the Las Vegas office facility was $18,000 per month. After March 31, 1999, the office rent decreased to $5,000 per month to reflect market and operations conditions. The revised rental amount was retroactive to March 1, 1999. A credit was issued in the amount of $13,000 during the nine month period ended December 31, 1999. Prior to September 1, 1998, the office rent was $4,000 per month. IFT rents its St. Louis office space and equipment on a six month lease from a company related through common ownership. Payments totaled $32,500 during the nine month period ended December 31, 1999.

Payroll expenses during the nine months ended December 31, 1999 were $275,080 representing an increase of $158,407 from the corresponding period of 1998. The increase was primarily due to the hiring of additional employees to administer the day-to-day operations. Additionally, on July 13, 1999, IFT entered into employment agreements with its Chief Executive Officer and Chief Operating Officer which expire January 31, 2000 with options to extend until July 31, 2000. Under the terms of the agreement(s), these officers will each receive base pay of $1,000 per month plus a combined total of 90,000 shares of IFT's common stock payable at the end of the initial term of the agreement. The stock-based compensation earned through December 31, 1999 is $166,587 and has been reflected in these financial statements as payroll expense and as additional paid in capital, calculated based on the trading price of IFT's stock at July 13, 1999 which was $2.1875 per share.

Professional services during the nine months ended December 31, 1999, were $3,662,718 representing an increase of $3,581,282 over the corresponding period of 1998. On July 1,1999, IFT entered into an agreement with Onkar Corporation, Ltd. to issue 1,500,000 shares of common stock in exchange for various services including introduction to brokers, dealers and potential investors and for facilitating the writing of a minimum of three research reports on IFT. IFT received $750,000 for these shares. The $3,468,750 difference between the value of the shares using the market price at the date of the agreement and the $750,000 of proceeds received from the agreement have been reflected in the statement of operations for the nine month period ended December 31, 1999 as professional services expense. The increase in professional services is also due to hiring services for payroll, web-site initialization, costs related to investigation of patent filing, financial information report filing and new administrative expenses. Additionally, there were increases in legal and audit expenses during the nine month period ended December 31, 1999.

Other expenses for the nine months ended December 31, 1999, were $59,234 representing an increase of $12,166 from the corresponding period of 1998. This represents a 25.8% increase from the prior period. The increase for the nine months ended December 31, 1999 is due primarily to the cost to purchase postage for shareholder news mailings, the rights offering information mailing to shareholders, the mailing of the rights offering stock certificates, printing costs for the new rights offering stock certificates, transfer agent fees to process the rights offering stock certificates and the purchase of a Director's and Officers Liability Insurance Policy.


Interest expense during the nine months ended December 31, 1999 was $405,341 representing an increase of $336,769 for the corresponding period of 1998. This represents a 491.1% increase from the prior period. Interest expense increased primarily due to IFT's agreement entered into with certain promissory note holders on November 1, 1999 to issue 423,537 shares of its common stock by December 31, 1999 in exchange for the balance of the promissory notes due in the amount of $704,255 and interest on the notes due in the amount of $142,820 at $2.00 per share. The note and interest exchange value was calculated based on the trading price of IFT's stock at November 1, 1999. The $355,771 difference between the $2.00 (per the agreement) value of the shares and the $2.84 trading price of the shares has been reflected in these financial statements as interest expense.

The net loss for the nine months ended December 31, 1999, was $5,132,140 as compared to the net loss of $7,404,065 for the nine month period ended December 31, 1998. This represents a 30.7% decrease from the prior period. The net loss per share for the nine months ended December 31, 1999 was $.32 as compared to the net loss per common share of $.57 for the nine month period ended December 31, 1998.

New Accounting Pronouncements
-----------------------------

In June 1998, the FASB issued SFAS No. 133 "Accounting for Derivatives and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. SFAS No. 133 is effective for years beginning after June 15, 2000 and requires comparative information for all fiscal quarters of fiscal years beginning after June 15, 2000. IFT adopted SFAS 133 effective January 1, 2001. The adoption of SFAS 133 did not have a material effect on IFT's financial position or results of operations.

Liquidity and Capital Resources
-------------------------------

A critical component of IFT's operating plan impacting the continued existence of IFT is the ability to obtain additional capital through additional debt and/or equity financing. We do not anticipate IFT will generate a positive internal cash flow until such time as IFT can generate revenues from license fees from its PEERFUEL process and/or direct sales of its PEERFUEL products, either or both of which may take the next few years to realize. In the event we cannot obtain the necessary capital to pursue our strategic plan, IFT may have to cease or significantly curtail its operations. This would materially impact our ability to continue as a going concern. The independent auditor's reports included with the financial statements later in this Form S-1 indicate there is a substantial doubt that IFT can continue as a going concern.

We have met our capital needs since inception primarily through the issuance of common stock as compensation for services rendered, which have totaled $14,570,405 since inception in April 1996, and with $1,125,313 in authorized issuances for the three month period ended March 31, 2001. In addition to these amounts, we have raised $2,808,328 in cash from the issuance of common stock since the IFT's inception, with no amounts raised during the three month period ended March 31, 2001. Most of these funds have been raised through private placement transactions. Since IFT's inception, financing totaling $2,179,425 was raised privately through notes payable to various sources, of which $579,171 was repaid, $1,417,754 was converted to common stock, and $182,500 is recorded as a liability on the March 31, 2001, balance sheet. For the three months ended March 31, 2001, there were no proceeds from notes payable with $2,500 repaid and $10,000 converted to common stock. Notes payable totaling $10,000 were converted at a price of $.30 per share, and included both the outstanding principal and interest owed as of January 31, 2001.

Financing totaling $250,000 was raised through the issuance of convertible debentures during the three months ended March 31, 2001. In connection with the issuance of the $250,000 in convertible debentures IFT recognized $165,167 in discount on convertible debentures due to the beneficial conversion feature of the convertible debentures. The $165,167 discount will be amortized to December 31, 2003 or the date the convertible debenture is converted into common stock, whichever occurs first. For the three months ended March 31, 2001, interest expense includes $3,909 amortization of the $165,167 discount. Also, in connection with the issuance of the $250,000 in convertible debentures IFT recognized $21,750 in discount on convertible debentures due to the issuance of a two year term warrant that expires on March 1, 2003 to purchase 75,000 shares of IFT stock at an exercise price equal to 130% of the closing bid price, $.53, of the common stock on March 6, 2001. The $21,750 discount will be amortized to December 31, 2003 or the date the warrant is exercised, whichever occurs first. For the three months ended March 31, 2001, interest expense includes $515 amortization of the $21,750 discount.

The cash used in operating activities is $311,327 for the three months ended March 31, 2001 as compared to cash used in operating activities of $261,206 for the three months ended March 31, 2000. The cash used in investing activities was $1,642 for the three months ended March 31, 2001 as compared to $0 used in investing activities for the three months ended March 31, 2000. The cash provided by financing activities was $247,500 for the three months ended March 31, 2001 as compared to $254,350 provided by financing activities for the three months ended March 31, 2000. Net cash decreased by $65,469 for the three months ended March 31, 2001 as compared to net cash decreasing by $6,856 for the three months ended March 31, 2000.

Working capital at March 31, 2001 was ($1,502,618) as compared to ($316,210) at December 31, 2000. The decrease in working capital at March 31, 2001 is primarily due to the increase of $1,105,889 in accrued payroll expenses.

The cash used in operating activities is $977,594 for the twelve months ended December 31, 2000 as compared to cash used in operating activities of $1,162,743 for the nine months ended December 31, 1999. Cash used in operations for the twelve months ended December 31, 2000 decreased primarily due to an increase of $200,919 in accrued expenses. The cash used in investing activities was $8,198 for the twelve months ended December 31, 2000 as compared to $25,049 used in investing activities for the nine months ended December 31, 1999. Cash used in investing activities for the twelve months ended December 31, 2000 decreased primarily due to the nine month period ended December 31, 1999 including $15,468 in cash used for employee and stockholder advances. The cash provided by financing activities was $1,087,150 for the twelve months ended December 31, 2000 as compared to $1,214,150 provided by financing activities for the nine months ended December 31, 1999. Cash provided by financing activities for the twelve months ended December 31, 2000 decreased due to $921,800 less in proceeds being received from issuance of common stock while the net activity of notes payable provided funds of $794,800. Net cash increased by $101,358 for the twelve months ended December 31, 2000 as compared to net cash increasing by $26,358 for the nine months ended December 31, 1999.

The cash used in operating activities for the nine months ended December 31, 1999 was $1,162,743 as compared to $1,396,056 used in operating activities for the year ended March 31, 1999. The cash provided by financing activities was $1,214,150 for the nine months ended December 31, 1999 as compared to $1,395,724 provided by financing activities for the year ended March 31, 1999. Net cash increased by $26,358 for the nine months ended December 31, 1999 as compared to net cash decreasing by $4,612 for the year ended March 31, 1999.

Working capital at December 31, 2000 was ($316,210) as compared to ($308,659) at December 31, 1999.

During the twelve month period ended December 31, 2000, IFT received advances from stockholders totaling $516,000. For $416,000 of the advances, each stockholder received a warrant to purchase from IFT up to 25,000 shares of restricted common stock at $.01 per share for each $5,000 in principal advanced to IFT. IFT issued 2,030,000 restricted common shares based upon the exercise of the warrants. In addition, IFT repaid $356,000 of the advances received from the stockholders by issuing 1,186,669 restricted common shares and $27,500 of the advances received from stockholders by check disbursement. $132,500 of the advances received from stockholders is recorded as a liability on the December 31, 2000 balance sheet.

Effective October 27, 1999, IFT merged with and into Blencathia Acquisition Corporation. Blencathia had 300,000 shares outstanding at the time of merger,
which it redeemed and canceled.   In exchange for 300,000 shares of Blencathia's
common stock, IFT issued Blencathia 300,000 shares of its restricted common stock. These restricted common shares are expected to be sold in an amount sufficient to provide the former shareholders of Blencathia with proceeds of $500,000.

On May 8, 2000, IFT issued 300,000 common shares that were contingently issued per the Blencathia merger agreement. The 300,000 shares of common stock are included in the statement of stockholders' deficit for the twelve months ended December 31, 2000 but are not included in earnings per share and weighted average share calculations for the twelve month period ended December 31, 2000. They will be included when the shares are sold to provide payment to the shareholders of Blencathia. The shareholders of Blencathia have represented to the management of IFT that the 300,000 shares will be sold only with IFT's approval. If the shares are sold and $500,000 is not generated additional shares may need to be issued to the shareholders of Blencathia. Based on the June 12, 2001 market price, $.51, of IFT's common stock, a total of 980,392 shares would need to be issued to generate the $500,000 proceeds.

While management cannot make any assurance as to the accuracy of our projections of future capital needs, it is anticipated that a total of approximately $1.75 million over the remainder of the current fiscal year will be necessary in order to enable us to meet our current capital needs. Management believes the proceeds from financing will be used as follows: $350,000 for specific testing as part of required regulatory procedures as set by the Air Resources Board of California ("CARB"), $350,000 for commercial fleet testing programs, $282,500 for professional fees, $400,000 for salary expenses and $367,500 working capital for administrative and other capital needs, including investigation of future acquisitions, if any. On January 3, 2001 we entered into a Securities Purchase Agreement with IIG Equity Opportunities Fund Ltd. ("IIG Fund"), which has a one-year commitment amount of $3 million, with an option at our control for an additional $3 million in financing after the completion of the one-year commitment. On March 1, 2001, IFT completed registration of the common shares required by the Securities Purchase Agreement (the "Agreement"). On March 2, 2001 IFT initiated the first convertible debenture purchase and on March 7, 2001 received $200,000 and on March 22, 2001 received $50,000. The proceeds from the convertible debentures were primarily used as follows: $61,150 for research and development, $60,800 for salaries and related expenses and $96,800 for administrative and other capital needs.

Subsequent Events

During April 2001 IFT issued 160,978 common shares to the IIG Fund as payment on $50,000 of outstanding convertible debentures. During April 2001 IFT issued 10,000 restricted common shares as payment for $4,375 in consulting services and 10,000 restricted common shares as a payment on a $4,125 account payable. During April 2001 IFT issued 2,485,000 common shares to consultants, employees and non-employee directors of IFT for the stock awards that were granted by the Board of Directors on February 23, 2001. During April 2001 IFT received $225,000 for the issuance of convertible debentures to IIG Equity. In connection with the issuance of the $225,000 in convertible debentures IFT issued a two year term warrant that expires on April 5, 2003 to purchase 75,000 shares of IFT stock at an exercise price of $.46. During April 2001 IFT issued 406,523 common shares to a total of four individuals as a recalculation of the beneficial conversion rate used for the payment of notes payable in November 2000. The recalculation was required due to the 1,626,086 common shares issued in November 2000 not being registered with the United States Securities and Exchange Commission by March 31, 2001. During May 2001 IFT issued 610,444 common shares to the IIG Fund as payment on $125,000 of outstanding convertible debentures. During May 2001 IFT issued 21,000,003 common shares for the purchase of all of the outstanding common stock of Interfacial Technologies (UK) Ltd. During May 2001 IFT issued 960,000 common shares for payments on employment and consulting agreements related to the acquisition of Interfacial that will be expensed as consulting and employee compensation. During May 2001 IFT received notification that due to regulatory issues relating to the structure of the transactions contemplated by the Securities Purchase Agreement, 18,163,872 shares issuable upon possible future conversion of debentures not yet issued and 750,000 shares issuable upon possible future exercise of not yet issued warrants will never be issued. IFT is in the process of negotiating a revised financing structure that is acceptable to the regulatory authorities.


          QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

In the normal course of business, operations of IFT may be exposed to fluctuations in interest rates. These fluctuations can vary the costs of financing, investing and operating transactions. At March 31, 2001 IFT has debt totaling 13.5% of total liabilities at fixed interest rates and fluctuations in the interest rate could have a material impact on the underlying fair value.

   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                  DISCLOSURE

On March 7, 2000, the Board of Directors unanimously agreed to engage BDO Seidman, LLP to be IFT's new principal accountant. At no time during the past two fiscal years or any subsequent period prior to engagement as principal auditor did the Registrant consult with BDO Seidman, LLP regarding either the application of accounting principles to a specified transaction or type of audit opinion which might be rendered on the Registrant's financial statements or any other matter. The former accountant, McGladrey & Pullen, LLP declined to stand for re-election for the December 31, 1999 engagement. The independent auditors' reports for March 31, 1999 and 1998, were modified as to uncertainties about the entity's ability to continue as a going concern. IFT and its former accountants had no disagreements during the fiscal years ended March 31, 1999 and 1998, and through the date they declined to stand for re-election.

                                  MANAGEMENT
Directors and Executive Officers

The following are the names of our directors and executive officers, their present positions with International Fuel and information about their background.


Name                      Age    Title
----                      ---    ------

Jonathan R. Burst         42     Chief Executive Officer, Director, Chairman
William J. Lindenmayer    41     President, Chief Operating Officer, Director
Ian Williamson            45     Director-Technology Development, Director
Steven D. Walters         33     Chief Financial Officer
David B. Norris           52     Director
Harry Demetriou           57     Director
John P. Stupp, Jr.        51     Director
Simon Orange              33     Director
Geoff Robinson            48     Director

All directors hold office until the next annual meeting of shareholders or until their successors are elected and qualified. At present, our Articles of Incorporation provide for not less than one nor more than nine directors. Currently, we have eight directors. Our Bylaws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified. Officers serve at the discretion of the Board of Directors.

Background of Directors and Executive Officers:

JONATHAN R. BURST has served as our Chief Executive Officer since July 1999. From July 1999 to February 2000 he also served as our President. In February 2000, Mr. Burst was appointed to our Board of Directors and became chairman in June 2000. In 1998, Mr. Burst founded Burcor International, St. Louis, Missouri, an insurance brokerage firm, and has served as its President since its inception. From 1992 to 1998, Mr. Burst served as Executive Vice President and Managing Director of mergers and acquisitions at Aon Risk Services, a St. Louis, Missouri, mergers and acquisition risk management consulting company. Mr. Burst received his Bachelor of Arts degree in Economics from the University of Missouri in 1981.

WILLIAM J. LINDENMAYER has served as our President since February 2000. He has also served as our Chief Operating Officer since July 1999. In February 2000, Mr. Lindenmayer was appointed to our Board of Directors. From 1999 to February 2000, Mr. Lindenmayer has served as Managing Director of Burcor Capital, LLC, a venture capital merger and acquisitions subsidiary of Burcor International, St. Louis, Missouri. From 1997 to 1999, Mr. Lindenmayer served as president of DLW Partners, LLC, St. Louis, Missouri, a video tape distribution company. From 1995 to 1997, Mr. Lindenmayer served as President of WLI William Lindenmayer Group, Inc., St. Louis, Missouri, a financial consulting company. Mr. Lindenmayer received his Bachelor of Science degree from Cornell University in 1982 and his Masters of Business Administration from University of Virginia in 1988.

STEVEN D. WALTERS, CPA has served as our Chief Financial Officer since October 2000. From 1997 to September 2000, Mr. Walters provided controller and accounting services through Steven D. Walters, CPA. From 1994 to 1997, Mr. Walters served as Chief Financial Officer of Leggoons, Inc., an apparel manufacturing company that was located in Vandalia, Missouri. From 1989 to 1994, Mr. Walters served in various positions with two local public accounting firms in St. Louis, Missouri. Mr. Walters received his Bachelor of Science-Business Administration degree from the University of Missouri-St. Louis in May 1989. Mr. Walters passed all four parts of the Uniform CPA Exam in November 1989.

DAVID B. NORRIS has served on our Board of Directors since April 1999. Since 1983, Mr. Norris has been the owner and President of Addicks Services, Inc., Richmond, Texas, a construction company.

HARRY DEMETRIOU has served on our Board of Directors since February 2000. Mr. Demetriou has been a ship owner for over 25 years. The ships are bulk carriers of and transport goods in bulk on a worldwide basis.

JOHN P. STUPP, JR. has served as a Director of the Company since May 2001. Mr. Stupp is the Executive Vice President and Chief Operating Officer of Stupp Bros., Inc., a diversified holding company. Mr. Stupp has served in such capacities since 1989 and 1996, respectively. From January 1992 to August 1995 Mr. Stupp also served as President, and since August 1995 he has served as Chief Executive Officer of Stupp Corporation, the pipe manufacturing division of Stupp Bros., Inc. Mr. Stupp has been a Director of Atrion Corporation, a publicly traded medical devices and components company, since 1985 and he is an Advisory Director of Midwest BankCentre. Mr. Stupp holds a 1972 Bachelor of Science degree in Business and Economics from Lehigh University.

IAN WILLIAMSON has served as Director of Technology Development and as a Director of the Company since May 2001. Mr. Williamson has also served as a Director of Interfacial Technology Limited from May 2000 to 2001. Since 1993 Mr. Williamson has been self-employed working as an inventor and consultant. Mr. Williamson commenced his career studying the design of mechanical services including steam and combustion, particularly alternatives to oil fired systems. He has worked as an independent design consultant, designing large-scale heating, air conditioning and waste management systems. In 1993, Mr. Williamson became involved with the invention and development of emissions reduction technology and co-founded Interfacial Technology Limited. Mr. Williamson remains an integral part of Interfacial's ongoing research and development efforts. He is the author of over 10 patents and applications.

SIMON ORANGE has served as a Director the Company since May 2001. Mr. Orange has also served as a director of Interfacial Technology Limited from May 2000 to 2001. For several years Mr. Orange has been self-employed as a consultant. Mr. Orange is a fully qualified financial adviser and has extensive experience both investing in and managing diversified businesses including property, retail, finance and software technology. Mr. Orange's primary role in these businesses has been management at board level and assistance in raising seed capital. Mr. Orange has been a major shareholder in Temple Court Independent Limited, an independently authorized financial services business for the last eight years. He has also served on the board of three property companies, a software business (recently sold out to a London Stock Exchange quoted company) and is currently a director of AAE Holding Plc.

GEOFF ROBINSON has served as a Director of the Company since May 2001. Prior to May 1983, Mr. Robinson held a number of positions with large multinational corporations including BET Group Plc and Lex Service Group Plc. Mr. Robinson served as local and regional managers with both companies and ended up becoming Managing Director of two separate business units of Lex Service Group. In May 1983, Mr. Robinson became Managing Director of TKLT Limited, an independent hire company. Between 1987 and 1993, Mr. Robinson formed a holding company, N R Development Limited, which eventually spawned a total of nine independent companies. Mr. Robinson sold all these business interests in 1993-1994 and since then has served as the owner, or part owner, of 5 businesses and has served, or is serving, as a Director of two companies.

Executive Compensation

The following table sets forth information concerning all cash and non-cash compensation paid or to be paid, as well as certain other compensation awarded, earned by and paid, during the fiscal years indicated, to our Chief Executive Officer and for each of our other executive officers whose annual salary and bonus exceeds $100,000 for such period in all capacities in which they served.

                          Summary Compensation Table


                                  Annual Compensation           Long-Term
                                  -------------------           ---------
                                                              Compensation
                                                              ------------
                                                                 Awards
                                                                 ------
                                                                                 All
Name and                                               Other   Restricted       Other
Principal               Period                       Compen-        Stock     Compen-
Position                 Ended    Salary     Bonus    sation       Awards      sation
---------               ------   --------   ------   -------      -------    --------
Jonathan R. Burst,
Chief Executive       12/31/00   $180,000       $0        $0     $834,067          $0
Officer               12/31/99      5,493        0         0     $111,056           0

William J. Linden-
meyer, President      12/31/00    180,000        0         0      716,721           0

Perquisites and other personal benefits are omitted because they do not exceed either $50,000 or 10% of the total of annual salary and bonus for the named executive officer.

Employment Agreements

In January 2000, the Company entered into an employment agreement with Mr. Burst to serve as Chief Executive Officer with an annual base salary of $180,000 and 6,000 non-registered common shares per month, and a bonus award as deemed appropriate by the Board of Directors. On January 1, 2001 the Company entered into an employment agreement with its Chief Executive Officer through December 31, 2003. Under this agreement, the Chief Executive Officer will receive an annual base salary of $200,000, a stock award of 20,834 each month and a bonus award as deemed appropriate by the Board of Directors. On February 23, 2000, the Board of Directors granted Mr. Burst 100,000 shares of non-registered common stock for his appointment as Chief Executive Officer. On March 6, 2000, Mr. Burst received 10,000 shares of non-registered common stock for reimbursement of expenses to be incurred as a member of the Company's Board of Directors. On October 13, 2000, the Board of Directors granted Mr. Burst 475,000 shares of non-registered common stock for achieving a milestone event. On February 23, 2001, the Board of Directors awarded Mr. Burst 1,000,000 shares of non-registered common stock for achieving a milestone event.

In January 2000, the Company entered into an employment agreement with Mr. Lindenmayer to serve as President/Chief Operating Officer with an annual base salary of $180,000 and 3,000 non-registered common shares per month, and a bonus award as deemed appropriate by the Board of Directors. On January 1, 2001 the Company entered into an employment agreement with its President/COO through December 31, 2003. Under this agreement, the President/COO will receive an annual base salary of $200,000, a stock award of 20,834 each month and a bonus award as deemed appropriate by the Board of Directors. On February 23,

2000, the Board of Directors granted Mr. Lindenmayer 100,000 shares of non-registered common stock for his appointment as President/Chief Operating Officer. On March 6, 2000, Mr. Lindenmayer received 10,000 shares of non-registered common stock for reimbursement of expenses to be incurred as a member of the Company's Board of Directors. On October 13, 2000, the Board of Directors granted Mr. Lindenmayer 475,000 shares of non-registered common stock for achieving a milestone event. On February 23, 2001, the Board of Directors awarded Mr. Lindenmayer 1,000,000 shares of non-registered common stock for achieving a milestone event.

On May 25, 2001, IFT entered into a two year term employment agreement with Ian Williamson, a director of IFT. Mr. Williamson will receive an annual salary of $120,000. In addition, Mr. Williamson will be issued 1,000,000 non-registered shares of IFT's common stock as compensation with 300,000 shares delivered upon execution of the employment agreement, 300,000 shares to be delivered on May 25, 2002 and 400,000 shares to be delivered on May 25, 2003.

Consulting Agreements
---------------------

On May 25, 2001, IFT entered into a two year term consulting agreement with Simon Orange, a director of IFT. Mr. Orange will receive a fee of $500.00 for each day he performs services for IFT at the written request of IFT. During any calendar month for which he provides consulting services for a minimum of one day he will receive a minimum of $3000.00 for those consulting services. In addition, Mr. Orange will be issued 1,000,000 non-registered shares of IFT's common stock as compensation with 300,000 shares delivered upon execution of the consulting agreement, 300,000 shares to be delivered on May 25, 2002 and 400,000 shares to be delivered on May 25, 2003.

On May 25, 2001, IFT entered into a two year term consulting agreement with Geoff Robinson, a director of IFT. Mr. Robinson will be issued 200,000 non-registered shares of IFT's common stock as compensation with 60,000 shares delivered upon execution of the consulting agreement, 60,000 shares to be delivered on May 25, 2002 and 80,000 shares to be delivered on May 25, 2003.

Consultant and Employee Stock Compensation Plan
-----------------------------------------------

The Board of Directors adopted a Consultant and Employee Stock Compensation Plan that became effective January 14, 2000. The Board of Directors will be responsible for the administration of this Plan, and will grant Awards under this Plan. Subject to the express provisions of the Plan, the Board of Directors shall have full authority and sole and absolute discretion to interpret and amend this Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations which it believes to be necessary or advisable in administering this Plan. The determinations of the Board of Directors on the matters referred to in this Section shall be conclusive. No member of the Board of Directors shall be liable for any act or omission in connection with the administration of this Plan unless it resulted from the member's willful misconduct.

The maximum number of shares of common stock as to which awards may be granted under this Plan, subject to subsequent amendments, is 5,000,000 shares. The common stock which is issued on grant of awards may be authorized but unissued shares or shares which have been issued and reacquired by the Company. The Board of Directors may increase the maximum number of shares of common stock as to which awards may be granted at such time as it deems advisable. Awards may be granted to employees or consultants of the Company in their individual capacity only.

The Board of Directors shall have complete discretion to determine when and to which employees or consultants awards are to be granted, and the number of shares of common stock as to which awards granted to each employee or consultant will relate. No grant will be made if, in the judgment of the Board of Directors, such a grant would constitute a public distribution within the meaning of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations promulgated thereunder. In January 2000 the Board of Directors adopted the Amended and Restated January 2000 Consultant and Employee Stock Compensation Plan. The purpose of the plan is to further the growth of IFT by allowing IFT to compensate officers, directors, consultants and certain other persons providing bona fide services to IFT through the award of IFT's common stock. As of June 12, 2001, 4,431,559 shares of IFT common stock have been awarded under this plan.

Options
-------

We currently do not have any plan or agreement related to the grant of stock option awards for employees or directors.

Compensation of Directors
-------------------------

On February 23, 2000, the Board of Directors adopted the Director's Stock Compensation Plan, which provides for an annual award of 10,000 shares of our common stock to the Board members as reimbursement for their attendance at the Board meetings. Each Board member will be awarded additional 1,000 shares of IFT's common stock for any three telephone conference call Board meetings attended. On March 6, 2000, IFT issued 15,000 shares of non-registered common stock to each of its non-employee members of the Board of Directors.

On October 13, 2000, the three non-employee members received non-registered IFT common shares totaling 275,000 for achieving a milestone event.

On February 23, 2001, the three non-employee members were granted non-registered IFT common shares totaling 425,000 for achieving a milestone event.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

The following table sets forth information as of June 12, 2001, regarding the beneficial ownership determined in accordance with the rules of the Securities and Exchange Commission, which generally attributes beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities, of our common stock of: (i) each person known by us to own beneficially more than five percent of our common stock; (ii) each director and nominee for director; (iii) each executive officer named in the Summary Compensation Table (see "Compensation"); and (iv) all of our directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares listed.

    Name of                    Amount and Nature of     Percent of
Beneficial Owner               Beneficial Ownership   Common Stock/1/
----------------               --------------------   ---------------

Jonathan R. Burst/2/                 2,541,000              5.1%
William J. Lindenmayer/3/            1,801,000              3.6%
Steven D. Walters                       60,000              0.1%
John P. Stupp, Jr.                      59,233              0.1%
David B. Norris                      1,096,562              2.2%
Harry F. Demetriou/4/                1,066,667              2.1%
Ian Williamson                       5,404,996             10.7%
Simon Orange                         3,169,143              6.3%
Geoff Robinson                         468,237              0.9%
All directors and executive
 officers as a group                15,666,838             31.1%

/1/ This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the principal address of each of the stockholders named in this table is: c/o International Fuel Technology, Inc., 7777 Bonhomme Avenue, Suite 1920, St. Louis, Missouri, 63105. Applicable percentages are based on 50,325,734 shares outstanding on June 12, 2001.
/2/ Includes 150,000 shares owned by Burcor Capital, L.L.C. of which Mr. Burst is an executive officer and deemed to be the beneficial owner of such shares. /3/ Includes 150,000 shares owned by Burcor Capital, L.L.C. of which Mr. Lindenmayer is an executive officer and deemed to be the beneficial owner of such shares.
/4/ Includes 1,066,667 shares owned by Observor Acceptances, Ltd. of which Mr. Demetriou is the sole owner and deemed to be the beneficial owner of such shares.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

IFT obtains general and administrative services and rents office space and equipment from Burcor Capital, LLC, a company related through common ownership (Mr. Jonathan Burst, executive officer and director of IFT, is the founder and president of Burcor Capital, LLC), under an agreement requiring monthly payments of $5,000. Expenses recorded as professional services totaled $60,000 during the twelve month period ended December 31, 2000 and $32,500 during the nine month period ended December 31, 1999.

On April 26, 1999, at the Annual Shareholders Meeting, the Shareholders of IFT approved the engagement of Burcor Capital, LLC as IFT's investment bankers to develop investment and marketing relationships in connection with a merger or consolidation of IFT with any other business entity, the sale of all or part of IFT securities for cash or in exchange for other tangible or intangible consideration ("Potential Transactions") and the planning and actions taken for the purpose of effecting one or more Potential Transactions. As of December 31, 2000 no amounts have been paid related to this agreement.

On October 7, 1999, we entered into an Advisory Agreement with Mr. Harry Demetriou, a director of IFT, on a non-exclusive basis to render financial advisory services in connection with the possible sale of IFT. As of December 31, 1999 no payments had been made related to this agreement. During June 2000 this agreement was canceled and replaced with an agreement that provided for payment of 250,000 restricted common shares. These shares were issued on June 16, 2000 with a value of $218,750.

During October 1999 IFT entered into an agreement with TPG Capital Corporation, a company related through common ownership, for consulting services. A payment of $100,000 was made and expensed during the nine month period ended December 31, 1999.

On November 1, 1999, IFT entered into an agreement with certain related party promissory note holders to issue 423,537 shares of its common stock by December 31, 1999 in exchange for the balance of the promissory notes due in the amount of $677,254, a related party account payable of $26,500 and interest on the notes due in the amount of $142,820 at $2.00 per share. The stock-based note and interest exchange value was calculated based on the trading price of IFT's stock at November 1, 1999. The $355,771 difference between the $2.00 (per the agreement) value of the shares and the trading price of the shares has been reflected in these financial statements as interest expense.

At December 31, 1999, IFT owed one of its stockholders approximately $87,000 for legal services performed. Subsequent to December 31, 1999, the stockholder agreed to accept 27,559 shares of IFT's common stock in lieu of cash for the amounts due to him.

During June 2000, IFT purchased a Directors and Officers Liability insurance policy from Burcor Insurance Group, a company owned by Jonathan Burst.

During the year 2000, IFT paid MarketMatch, Inc. $106,293 for professional services. MarketMatch, Inc. is owned and operated by William Center. William Center became a director of IFT in October 2000.

During the year 2000, IFT paid Steven D. Walters, CPA $25,168 for professional services. Steven D. Walters, CPA was owned and operated by Steven Walters. Steven Walters was appointed as the Chief Financial Officer of IFT in October 2000.

During the year 2000, IFT received advances from stockholders totaling $516,000. For $416,000 of the advances each stockholder received a warrant to purchase from IFT up to 25,000 shares of restricted common stock at $.01 per share for each $5,000 in principal advanced to IFT. IFT issued 2,030,000 restricted common shares based upon the exercise of the warrants. In addition, IFT repaid $356,000 of the advances received from the stockholders by issuing 1,186,669 restricted common shares and $27,500 of the advances received from stockholders by check disbursement. $132,500 of the advances received from stockholders is recorded as a liability on the December 31, 2000 balance sheet.

IFT issued 1,200,000 restricted shares to a consultant on December 21, 1998. This consultant had been a founder of IFT served as Board Chairman and provided services in connection with the technology of IFT. These shares served as payment to this consultant for his past services. Because there were no formal service agreements and no specified time frame for the performance of these services, the cost of the services was recognized as expense at the date the shares were distributed. The market value of the shares was determined by the Board of Directors based upon the private placement of common stock sold in November 1998 at $5.00 per share. The $6,000,000 value has been included in consulting services for the year ended March 31, 1999. IFT management acknowledges that the $6,000,000 value of these shares is disproportionate to the value of the services provided. From January through March 1998, the consultant distributed 1,699,800 of his personal shares to others for services without any expectation of receiving any additional shares from IFT. These services included providing business contacts to assist IFT in its business plan and to assist IFT in raising capital. Because there were no formal service agreements and no specified time frame for the performance of these services, the cost of the services was recognized at the date the personal shares were distributed. The value of the services was deemed to be $169,980 by the Board of Directors. This amount was expensed in the year ended March 31, 1998 with an increase to additional paid-in capital.

Until May 5, 2000, we rented office space and equipment from Nevada Offshore Petroleum Export Corp., a company related through common ownership, under a month to month agreement requiring monthly payments. Prior to September 1, 1998 the office rent was $4,000 per month. From September 1, 1998 through March 31, 1999 the rent for the Las Vegas office facility was $18,000 per month. After March 31, 1999 the office rent decreased to $5,000 per month. The revised rental amount was retroactive to March 1, 1999. A credit was issued in the amount of $13,000 during the nine month period ended December 31, 1999.

Our policy regarding related transactions requires that any director or officer who has an interest in any transaction to be approved by our board of directors must disclose the presence and the nature of the interest to the board of directors prior to any approval of the transaction by the board of directors. The transaction may then be approved by a majority of the disinterested directors, provided that an interested director may be counted in the determining the presence of a quorum at the meeting of the board of directors to approve the transaction. Our policy regarding compensation for directors and officers is that the board of directors may, without regard to personal interest, establish the compensation of directors for services in any capacity. All related transactions are required to be recorded by IFT in accordance with generally accepted accounting principles in the accounting period that they occur.

                                 LEGAL MATTERS

We are not a party to any material legal proceedings and to our knowledge, no such proceedings are threatened or contemplated.

                                    EXPERTS

The financial statements included in this Prospectus and in the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements included in this Registration Statement have been audited by McGladrey & Pullen, LLP, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


                             AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities and Exchange Act of 1934, and as a result we file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy and information statements may be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding International Fuel, Inc. at the address http://www.sec.gov.

The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

We have filed with the Securities Exchange Commission a registration statement on Form S-1, under the Securities Act of 1933, with respect to the offered common stock. This prospectus, which constitutes a part of the registration statement, does not contain all of the information provided in the registration statement, certain parts of which are omitted in compliance with the rules and regulations of the Commission. Copies of the registration statement, including all exhibits, may be obtained from the Commission's principal office in Washington D.C. upon payment of a fee or may be examined without charge at the offices of the Commission as described above.

                         INDEX TO FINANCIAL STATEMENTS

(a)  The following financial statements are included:

                      INTERNATIONAL FUEL TECHNOLOGY, INC.
                         (A DEVELOPMENT STAGE COMPANY)
        AS OF AND FOR THE TWELVE MONTH PERIOD ENDED DECEMBER 31, 2000,
         AS OF AND FOR THE NINE MONTH PERIOD ENDED DECEMBER 31, 1999,
                AND FOR THE TWELVE MONTHS ENDED MARCH 31, 1999

Report of Independent Certified Public Accountants           F-2

Independent Auditor's Report                                 F-3

Financial Statements
--------------------

Balance Sheets                                               F-4

Statements of Operations                                     F-5

Statements of Stockholders' Deficit                          F-6

Statements of Cash Flows                                     F-7

Notes to Financial Statements                         F-8 - F-22


                      INTERNATIONAL FUEL TECHNOLOGY, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         FOR THE QUARTERLY PERIOD ENDED
                           MARCH 31, 2001 (UNAUDITED)

Balance Sheets                                                       F-23

Statements of Operations                                             F-24

Statement of Stockholders' Deficit                                   F-25

Statements of Cash Flows                                             F-26

Notes to Financial Statements                                 F-27 - F-30



                     INTERFACIAL TECHNOLOGIES (UK) LIMITED
                              FOR THE PERIOD ENDED
                                31 DECEMBER 2000

Contents                                                             F-31

Report of the directors                                       F-32 - F-33

Report of the auditors                                               F-34

Profit and loss account                                              F-35

Balance sheet                                                        F-36

Notes forming part of the financial statement                 F-37 - F-40

Cash flow statement                                                  F-41

Supplemental information                                      F-42 - F-44

                      INTERNATIONAL FUEL TECHNOLOGY, INC.
                         (A DEVELOPMENT STAGE COMPANY)
              UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Financial Information                  F-45

Unaudited Pro Forma Statement of Operations - For the Year
Ended December 31, 2001                                              F-46

Unaudited Pro Forma Statement of Operations - For the Three
Months Ended March 31, 2001                                          F-47

Notes to Unaudited Pro Forma Condensed Statement of Operations       F-48

Unaudited Pro Forma Condensed Balance Sheet as of March 31, 2001     F-49

Notes to Unaudited Pro Forma Condensed Balance Sheet                 F-50

     REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS'

     To the Board of Directors and Stockholders
     International Fuel Technology, Inc.
     St. Louis, Missouri

     We have audited the accompanying balance sheets of International Fuel Technology, Inc. (a Nevada corporation in the development stage) as of December 31, 2000 and 1999, and the related statements of operations, stockholders' deficit and cash flows for the twelve month and nine month periods then ended and the related statements of operations and cash flows for the period from inception (April 9, 1996) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of International Fuel Technology, Inc. for the period from inception (April 9,
     1996) to March 31, 1999. Such statements are included in the cumulative inception to December 31, 2000 totals of the statements of operations and cash flows and reflect a net loss of 44% of the related cumulative total. Those statements were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to amounts for the period from inception (April 9, 1996) to March 31, 1999 included in the cumulative totals, is based solely upon the report of the other auditors.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of International Fuel Technology, Inc. as of December 31, 2000 and 1999 and the results of its operations and its cash flows for the twelve month and nine month periods then ended and for the period from inception (April 9, 1996) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that International Fuel Technology, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, International Fuel Technology, Inc. has suffered recurring losses from operations, has negative working capital, cash used in operating activities and has a stockholders' deficit that raise substantial doubt about International Fuel Technology, Inc.'s ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


     BDO SEIDMAN, LLP

     St. Louis, Missouri
     February 7, 2001 (except for Notes 2 and 9, as to which the date is March 7, 2001)

                         INDEPENDENT AUDITOR'S REPORT


     To the Board of Directors
     International Fuel Technology, Inc.
     Las Vegas, Nevada

     We have audited the accompanying statements of operations, stockholders' deficit and cash flows of International Fuel Technology, Inc., a development stage company, for the year ended March 31, 1999. These financial statements are the responsibility of IFT's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free
     of material misstatements.   An audit includes examining, on a test basis,
     evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of International Fuel Technology, Inc. for the year ended March 31, 1999 in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will conduct operations as a going concern. The Company has not yet commenced the operations for which it was organized and its total liabilities exceed its total assets. Furthermore, the Company may need to raise substantial capital in order to implement its business plan. This raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     McGLADREY & PULLEN, LLP

     Las Vegas, Nevada
     September 27, 1999

INTERNATIONAL FUEL TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

                                                                             December 31,           December 31,
ASSETS                                                                          2000                   1999
----------------------------------------------------------------------------------------------------------------
Current Assets
 Cash                                                                      $      128,204          $      26,846
 Employee receivable                                                                    -                    468
 Note receivable, stockholder (Note 6)                                                  -                 15,000
 Prepaid insurance                                                                 29,107                 12,719
                                                                           --------------          -------------
                         Total current assets                                     157,311                 55,033
                                                                           --------------          -------------

Machinery and Equipment
 Machinery and equipment                                                           23,703                 15,505
 Accumulated depreciation                                                          (5,592)                (2,374)
                                                                           --------------          -------------
                    Total machinery and equipment                                  18,111                 13,131
                                                                           --------------          -------------
                                                                           $      175,422          $      68,164
                                                                           ==============          =============

LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------
Current Liabilities
 Accounts payable                                                          $      227,748          $     110,691
 Accounts payable-stockholders (Note 6)                                                 -                187,095
 Accrued payroll expenses                                                         204,325                  3,406
 Accrued interest                                                                   8,948                      -
 Notes payable to stockholders (Note 4)                                            32,500                 62,500
                                                                           --------------          -------------
                         Total current liabilities                                473,521                363,692
                                                                           --------------          -------------
Long-Term Liabilities
 Notes payable to stockholder (Note 4)                                            162,500                      -
                                                                           --------------          -------------
                         Total liabilities                                        636,021                363,692
                                                                           --------------          -------------

Commitments and Contingencies (Note 2)

Stockholders' Deficit (Note 5)
 Common stock, $.01 par value; authorized, 150,000,000,
  24,560,453 and 16,818,339 shares issued and outstanding at
   December 31, 2000 and 1999, respectively                                       245,604                168,184
 Discount on common stock                                                        (819,923)              (816,923)
 Additional paid-in capital                                                    21,208,288             14,760,243
 Deficit accumulated during the development stage                             (21,094,568)           (14,407,032)
                                                                           --------------          -------------
                         Total stockholders' deficit                             (460,599)              (295,528)
                                                                           --------------          -------------
                                                                           $      175,422          $      68,164
                                                                           ==============          =============


See Notes to Financial Statements.

INTERNATIONAL FUEL TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

                                                               Twelve                                                From  Inception
                                                               Months              Nine Months      Twelve Months    (April 9, 1996)
                                                               Ended                  Ended             Ended            Through
                                                            December 31,            December 31,      March 31,        December 31,
                                                            ------------            ------------    -------------     --------------
                                                                 2000                  1999               1999               2000
------------------------------------------------------------------------------------------------------------------------------------
Revenues                                                    $          -            $         -        $         -     $         -
Cost of Revenues                                                       -                      -                  -               -
                                                            ------------            -----------        -----------     -----------
Gross Profit                                                           -                      -                  -               -
                                                            ------------            -----------        -----------     -----------

Operating Expenses:
 Advertising and marketing                                        20,522                 12,913             11,106          44,541
 Board meeting expense (Note 5)                                  117,216                      -                  -         117,216
 Consulting (Notes 5 and 6)                                      285,132                295,000          6,342,000       7,643,396
 Insurance                                                        34,454                 17,806                  -          52,260
 Investment advisory fee (Note 5)                              1,251,413                      -                  -       1,251,413
 Office                                                            9,208                 12,741             26,377          76,101
 Other                                                            24,014                 72,645             35,782         144,924
 Payroll (Note 5)                                              2,212,305                275,080            180,327       2,736,907
 Professional services (Note 5)                                  684,367              3,662,718             84,634       4,476,901
 Rent                                                              9,219                 32,685            146,000         285,180
 Research and development costs                                    1,782                330,353            842,905       1,544,859
 Stock transfer fees                                               2,825                  5,249             18,378          26,452
 Telephone                                                         8,889                  2,957             23,171          52,585
 Travel                                                           28,607                  6,652             41,164         143,482
                                                            ------------            -----------        -----------     -----------
               Total operating expenses                        4,689,953              4,726,799          7,751,844      18,596,217
                                                            ------------            -----------        -----------     -----------
       Net loss from operations                                4,689,953            $ 4,726,799          7,751,844      18,596,217
       Interest expense (Note 4)                               1,997,583                405,341             87,909       2,498,351
                                                            ------------            -----------        -----------     -----------
       Net loss before income taxes                            6,687,536              5,132,140          7,839,753     $21,094,568
                                                                                                                       ===========
       Provision for income taxes                                      -                      -                  -
                                                            ------------            -----------        -----------
       Net loss                                             $  6,687,536            $ 5,132,140        $ 7,839,753
                                                            ============            ===========        ===========
                    Basic and diluted net loss
                     per common share                       $        .36            $       .32        $       .59
                                                            ============            ===========        ===========

Weighted average common shares outstanding                    18,827,802             15,800,725         13,390,417


See Notes to Financial Statements.

INTERNATIONAL FUEL TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                                                                       Discount
                                                                      Common          Common              on
                                                                       Stock          Stock             Common        Additional
                                                                       Shares         Amount             Stock     Paid-In Capital
----------------------------------------------------------------------------------------------------------------------------------
Balance, April 1, 1997                                                   296,439      $   2,964      $   (14,670)     $    171,044
Issuances of common stock for cash                                       158,350          1,584                -           286,288
Issuances of common stock for technology (Note 5)                      5,320,952         53,209         (532,095)          478,886
Issuances of common stock (Note 5)                                       142,280          1,423                -            (1,423)
Issuances of common stock for services (Note 5)                        1,211,883         12,119                -           109,070
Expense recorded for services rendered  by consultants (Note 5)                               -                -           169,980
Issuance of common stock for compensation (Note 5)                        70,100            701                -             6,309
Issuances of common stock in connection with the
  acquisition of United States Fuel Technology,  Inc. (Note 3)         2,795,979         27,960                -           346,545
Cancellation of shares (Note 3)                                          (94,400)          (944)           9,440            (8,496)
Net loss                                                                                      -                -                 -
----------------------------------------------------------------------------------------------------------------------------------
Balance, April 1, 1998                                                 9,901,583         99,016         (537,325)        1,558,183
Issuances of common stock for cash                                       200,000          2,000                -           998,000
Issuances of common stock for services (Note 5)                        1,200,000         12,000                -         5,988,000
Issuances of common stock in connection with the
  acquisition of Scientific Fuel Technology, LLC (Note 3)              2,795,979         27,960         (279,598)          251,638
Net loss                                                                                      -                -                 -
----------------------------------------------------------------------------------------------------------------------------------
Balance, April 1, 1999                                                14,097,562        140,976         (816,923)        8,795,821
Issuances of common stock for services and cash (Note 5)               1,500,000         15,000                -         4,203,750
Issuances of common stock for cash (Note 5)                              794,740          7,947                -           388,503
Issuances of common stock for compensation (Note 5)                        2,500             25                -             6,975
Conversion of debt  (Note 4)                                             423,537          4,236                -         1,198,609
Accrued stock based compensation (Note 5)                                                     -                -           166,585
Net loss                                                                                      -                -                 -
----------------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 2000                                              16,818,339        168,184         (816,923)       14,760,243
Issuances of common stock for cash and services (Note 5)                 101,800          1,018                -           330,682
Issuances of common stock for compensation (Note 5)                       90,000            900                -            29,388
Issuances of common stock for services (Note 5)                           92,559            925                -           277,726
Issuances of common stock for compensation (Note 5)                      200,000          2,000                -           548,000
Issuances of common stock for services (Note 5)                          195,000          1,950                -           107,738
Issuance of common stock for services and cash (Note 5)                  390,000          3,900                -         1,141,725
Issuance of common stock for services (Note 5)                           250,000          2,500                -           216,250
Issuance of common stock warrants for notes payable-
  stockholders (Note 4)                                                        -              -                -         1,228,424
Issuance of common stock for warrants exercised (Note 5)               2,030,000         20,300                -                 -
Issuance of common stock for compensation (Note 5)                     1,255,000         12,550                -           776,511
Issuance of common stock for services (Note 5)                            25,000            250                -            10,298
Conversion of debt (Note 4)                                            1,626,086         16,261                -           878,086
Conversion of debt and interest (Note 4)                               1,186,669         11,866                -           581,467
Issuance of contingently issued common stock (Note 5)                    300,000          3,000           (3,000)                -
Accrued stock based compensation (Note 5)                                      -              -                -           321,750
Net loss                                                                       -              -                -                 -
----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2000                                            24,560,453      $ 245,604      $  (819,923)     $ 21,208,288
==================================================================================================================================

                                                                     Accumulated
                                                                     Deficit During
                                                                     Development
                                                                        Stage           Total
------------------------------------------------------------------------------------------------
Balance, April 1, 1997                                             $    (344,473)   $   (185,135)
Issuances of common stock for cash                                             -         287,852
Issuances of common stock for technology (Note 5)                              -               -
Issuances of common stock (Note 5)                                             -               -
Issuances of common stock for services (Note 5)                                -         121,189
Expense recorded for services rendered  by consultants (Note 5)                -         169,980
Issuance of common stock for compensation (Note 5)                             -           7,010
Issuances of common stock in connection with the
  acquisition of United States Fuel Technology,  Inc. (Note 3)                 -         374,505
Cancellation of shares (Note 3)                                                -               -
Net loss                                                              (1,090,666)     (1,090,666)
------------------------------------------------------------------------------------------------
Balance, April 1, 1998                                                (1,435,139)       (315,265)
Issuances of common stock for cash                                             -       1,000,000
Issuances of common stock for services (Note 5)                                -       6,000,000
Issuances of common stock in connection with the
  acquisition of Scientific Fuel Technology, LLC (Note 3)                      -               -
Net loss                                                              (7,839,753)     (7,839,753)
------------------------------------------------------------------------------------------------
Balance, April 1, 1999                                                (9,274,892)     (1,155,018)
Issuances of common stock for services and cash (Note 5)                       -       4,218,750
Issuances of common stock for cash (Note 5)                                    -         396,450
Issuances of common stock for compensation (Note 5)                            -           7,000
Conversion of debt  (Note 4)                                                   -       1,202,845
Accrued stock based compensation (Note 5)                                      -         166,585
Net loss                                                              (5,132,140)     (5,132,140)
------------------------------------------------------------------------------------------------
Balance, January 1, 2000                                             (14,407,032)       (295,528)
Issuances of common stock for cash and services (Note 5)                       -         331,700
Issuances of common stock for compensation (Note 5)                            -          30,288
Issuances of common stock for services (Note 5)                                -         278,651
Issuances of common stock for compensation (Note 5)                            -         550,000
Issuances of common stock for services (Note 5)                                -         109,688
Issuance of common stock for services and cash (Note 5)                        -       1,145,625
Issuance of common stock for services (Note 5)                                 -         218,750
Issuance of common stock warrants for notes payable-
  stockholders (Note 4)                                                        -       1,228,424
Issuance of common stock for warrants exercised (Note 5)                       -          20,300
Issuance of common stock for compensation (Note 5)                             -         789,061
Issuance of common stock for services (Note 5)                                 -          10,548
Conversion of debt (Note 4)                                                    -         894,347
Conversion of debt and interest (Note 4)                                                 593,333
Issuance of contingently issued common stock (Note 5)                          -               0
Accrued stock based compensation (Note 5)                                      -         321,750
Net loss                                                              (6,687,536)     (6,687,536)
------------------------------------------------------------------------------------------------
Balance, December 31, 2000                                         $ (21,094,568)   $   (460,599)
================================================================================================

See Notes to Financial Statements

INTERNATIONAL FUEL TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

                                                          Twelve Months       Nine Months      Twelve Months    From Inception
                                                              Ended              Ended             Ended       (April 9, 1996)
                                                           December 31,      December 31,        March 31,     to December 31,
                                                              2000               1999               1999              2000
------------------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
Net loss                                                   $ (6,687,536)     $ (5,132,140)      $ (7,839,753)    $ (21,094,568)
Adjustments to reconcile net loss to net cash
  used in operating activities:
  Depreciation                                                    3,218             1,614                760             5,592
  Stock issued and additional paid in capital
    recognized for services and compensation                  3,494,616         3,642,335          6,000,000        13,445,092
  Interest expense recognized-discount on notes payable       1,228,424                 -                  -         1,228,424
  Interest expense recognized-conversion of debt                757,680           355,771                  -         1,113,451
  Change in assets and liabilities:
    (Increase) decrease in prepaid insurance                    (16,388)          (12,719)               590           (29,107)
    Increase (decrease) in accounts payable                     132,525          (203,288)           313,979           243,216
    Increase (decrease) in accounts payable-stockholders       (100,000)          187,095                  -            87,095
    Increase (decrease) in accrued payroll expenses             200,919            (1,411)           128,368           204,325
    Increase in accrued interest                                  8,948                 -                  -           151,768
                                                           -------------------------------------------------------------------
Net cash used in operating activities                          (977,594)       (1,162,743)        (1,396,056)       (4,644,712)
                                                           -------------------------------------------------------------------

Cash Flows from Investing Activities
  Acquisition of machinery and equipment                         (8,198)           (9,581)            (4,280)          (22,059)
  Increase in employee and stockholder receivables                    -           (15,468)                 -           (15,468)
  Cash acquired in connection with the purchase of
    United States Fuel Technology, Inc.                               -                 -                  -               358
                                                           -------------------------------------------------------------------
Net cash used in investing activities                            (8,198)          (25,049)            (4,280)          (37,169)
                                                           -------------------------------------------------------------------

Cash Flows from Financing Activities
  Increase (decrease) in amount due to
    related party                                                     -                 -           (142,000)           26,500
  Increase in due to United States Fuel Technology, Inc               -                 -                  -           372,503
  Proceeds from common stock issued                             224,650         1,146,450          1,000,000         2,808,328
  Proceeds from notes payable                                   890,000           325,700            828,895         2,179,425
  Payment on notes payable                                      (27,500)         (258,000)          (291,171)         (576,671)
                                                           -------------------------------------------------------------------
Net cash provided by financing activities                     1,087,150         1,214,150          1,395,724         4,810,085
                                                           -------------------------------------------------------------------

Net increase (decrease) in cash                                 101,358            26,358             (4,612)          128,204
Cash, beginning                                                  26,846               488              5,100                 -
                                                           -------------------------------------------------------------------
Cash, ending                                               $    128,204      $     26,846       $        488     $     128,204
                                                           ===================================================================

Supplemental Cash Flow Information
  Interest paid                                            $      2,531      $          -       $      2,100     $       4,631
                                                           ===================================================================
  Taxes paid                                               $          -      $          -       $          -     $           -
                                                           ===================================================================

See Notes to Financial Statements.

     INTERNATIONAL FUEL TECHNOLOGY, INC.
     (A DEVELOPMENT STAGE COMPANY)

     NOTES TO FINANCIAL STATEMENTS
     -----------------------------

     Note 1.   Nature of Business and Significant Accounting Policies

     Nature of business
     ------------------

     International Fuel Technology, Inc., ("IFT") is a developmental stage company which was incorporated under the laws of the State of Nevada on April 9, 1996 and was formerly known as MagnoDynamic Corporation. IFT was formed primarily for the production of a family of proprietary fuels known as PEERFUELTM. IFT developed a process, which it believes will make diesel fuel burn more efficiently and with less emissions. IFT, as described in
     Note 3, has acquired United State Fuel Technology, Inc, and Scientific Fuel Technology, LLC, to streamline the selling of PEERFUELTM. IFT, as described in Note 5, has acquired Blencathia Acquisition Corporation to ensure IFT would remain a fully trading and reporting entity on the OTC Bulletin Board. United States Fuel Technology, Inc., Scientific Fuel Technology, LLC, and Blencathia Acquisition Corporation were all dissolved subsequent to their merger into IFT. IFT, as described in Note 10, has changed its fiscal year end effective with the merger with Blencathia Acquisition Corporation to December 31. Currently, IFT is testing the treated diesel fuel in the State of California and hopes the test results will persuade the State of California to use IFT's product in the State's diesel engines.

     Summaries of IFT's significant accounting policies follow:

     Use of estimates in the preparation of financial statements
     -----------------------------------------------------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash
     ----

     IFT maintains cash in a bank account, which, at times, exceeds federally insured limits. IFT has experienced no losses relating to these excess amounts of cash in a bank.

     Machinery and equipment
     -----------------------

     Machinery and equipment are stated at cost. Depreciation is computed on the straight-line method over the appropriate estimated useful lives of the assets.

     Deferred taxes
     --------------

     Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, operating losses and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more

     INTERNATIONAL FUEL TECHNOLOGY, INC.
     (A DEVELOPMENT STAGE COMPANY)

     NOTES TO FINANCIAL STATEMENTS
     -----------------------------

     likely than not that some or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     Research and Development
     ------------------------

     Research and development costs are expensed in the period incurred.

     Basic and dilutive net loss per common share
     --------------------------------------------

     IFT adopted Statement of Financial Accounting Standards No. 128 (SFAS 128), Earnings per Share. SFAS 128 establishes standards for computing and presenting earnings per share and replaces primary earnings per share with a presentation of basic and dilutive earnings per share. Basic earnings per share are based upon the weighted average number of common shares outstanding for the period. Dilutive earnings per share are based upon the weighted average number of common and potentially dilutive common shares outstanding for the period. Pursuant to SFAS 128, no adjustment is made for diluted earnings per share purposes since IFT is reporting a net loss and common stock equivalents would have an anti-dilutive effect.

     Fair value of financial instruments
     ------------------------------------

     Statement of Financial Accounting Standards FASB No. 107 (SFAS 107), Disclosures about Fair Value of Financial Instruments, requires the disclosure of fair value for all financial instruments as defined in SFAS 107 for which it is practicable to estimate fair value.

     The carrying amounts of accounts payable approximate fair value because of their short maturity.

     The fair value of notes payable approximate their carrying basis based on the nature of these obligations and current interest rates approximating stated interest rates.

     New Accounting Pronouncements
     -----------------------------

     SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", issued in June 1998, requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of the gain or loss recognition on the hedging derivative with the recognition of (1) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (2) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133, as amended by SFAS No. 137 and 138, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. Management does not believe it will have any impact on the financial statements.

     Reclassifications
     -----------------
     Certain amounts from the prior years' financial statements have been reclassified to conform to the current period presentation.

     INTERNATIONAL FUEL TECHNOLOGY, INC.
     (A DEVELOPMENT STAGE COMPANY)

     NOTES TO FINANCIAL STATEMENTS
     -----------------------------

     Note 2.   Ability to Continue as a Going Concern

     IFT's financial statements are presented on the going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. IFT has incurred significant losses since inception and has previously had limited funds with which to operate. Management is in the process of executing a strategy based upon developing pollution emission control technologies that also offer enhanced engine performance with respect to greater fuel economy. IFT already has one technology in development, and is seeking to add other technologies through acquisitions. Management anticipates receiving necessary regulatory and commercial acceptance for its existing technology and acquired technologies within the next twelve months. Immediately thereafter, IFT expects to begin licensing its products and or selling them directly to the commercial marketplace, with IFT eventually generating a level of revenues sufficient to meet IFT's working capital requirements. On March 1, 2001, IFT completed registration of the common shares required by the January 3, 2001 Securities Purchase Agreement (the "Agreement"). The Agreement provides for IFT to sell up to $250,000 in convertible debentures to the IIG Fund every thirty days. On March 2, 2001 IFT initiated the first convertible debenture purchase and on March 7, 2001 received $200,000. On October 16, 2000 we signed a term sheet with The International Investment Group ("IIG") for a $6 million equity line of credit to be funded $3 million over one year with a one-year extension, at our option, for an additional $3 million. During the following months we revised the terms of the October 16, 2000 IIG term sheet and on January 3, 2001 entered into a Securities Purchase Agreement with IIG Equity Opportunities Fund Ltd. ("IIG Fund"), which has a one-year commitment amount of $3 million, with an option at our control for an additional $3 million in financing after the completion of the one-year commitment. The January 3, 2001 Securities Purchase Agreement with the IIG Fund replaced the October 16, 2000 IIG term sheet. While management can not make any assurance as to the accuracy of our projections of future capital needs, it is anticipated that a total of approximately $1.8 million over the remainder of 2001 will be necessary in order to enable us to meet our current capital needs. We believe the proceeds from the convertible debenture financing will be used as follows: $350,000 for specific testing as part of required regulatory procedures as set by the Air Resources Board of California ("CARB"), $350,000 for commercial fleet testing programs, $250,000 for production development and engineering consulting, $1,150,000 for salary and $900,000 working capital for administrative and other capital needs, including investigation of future acquisitions, if any.

     INTERNATIONAL FUEL TECHNOLOGY, INC.
     (A DEVELOPMENT STAGE COMPANY)

     NOTES TO FINANCIAL STATEMENTS
     -----------------------------

     The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of IFT to continue as a going concern.

     Note 3.   Acquisitions of Subsidiaries

     On April 3, 1998, the stockholders approved a merger with United States Fuel Technology, Inc. ("USFT"), effective March 31, 1998. USFT was formed primarily to market PEERFUELSTM in North America. IFT granted USFT an exclusive license to market its product pursuant to an Amended and Restated License Agreement dated October 16, 1997, in exchange for 94,400 shares of USFT common stock. Because IFT did not have a commercially viable product, USFT did not have any revenues but had incurred some general and administrative expenses through the date of the merger, the most significant of which were consulting and professional fees. As a result of the merger, each non-dissenting holder of outstanding shares of USFT Common Stock received one share of IFT Common Stock. IFT issued 2,795,979 shares. This merger has been accounted for as a purchase based upon the net asset value, which represented the fair value, of USFT on March 31, 1998.

     IFT's investment in USFT consisted of the 94,400 shares of USFT common stock issued to IFT in exchange for certain marketing rights. These shares were valued at zero by IFT and were redeemed and canceled in connection with the acquisition of USFT.

     INTERNATIONAL FUEL TECHNOLOGY, INC.
     (A DEVELOPMENT STAGE COMPANY)

     NOTES TO FINANCIAL STATEMENTS
     -----------------------------

     On May 29, 1998 IFT merged with Scientific Fuel Technology, LLC ("SFT"), a company related through common ownership. The assets and liabilities of SFT consisted solely of an agreement whereby SFT would receive 50% of USFT's rights pursuant to the Amended and Restated License Agreement dated October 16, 1997 with IFT. As IFT did not have a commercially viable product at the time of the merger with SFT, there had been no payments made to SFT and SFT had not yet begun operations. This marketing agreement was valued by SFT at zero due to the uncertainty of the future revenues. SFT had no revenues, expenses, assets or liabilities as of the date of the purchase. Management believed it was no longer in IFT's best interest to be contractually bound to acquire these sales and marketing services from SFT and, accordingly it initiated the merger with SFT. As a result of the merger, 2,795,979 shares of IFT were exchanged for the member interests in SFT. The issuance of these shares was accounted for by recording a discount on common stock equal to the par value of stock issued.

     Note 4.   Notes Payable to Stockholders

     In March 2000 ONKAR Corporation, Ltd. ("ONKAR"), a stockholder of IFT, advanced IFT $50,000 which is due in March 2005 and has an annual interest rate of 6%. In April 2000 ONKAR advanced IFT $50,000 which is due in April 2005 and has an annual interest rate of 6%. In addition, at December 31, 2000 and 1999, IFT has a note payable to ONKAR for $62,500 which is due in November 2004 at an annual interest rate of 6%. At December 31, 1999 the $62,500 note payable was classified as a current liability due to payment provisions in effect at that time.

     During the twelve month period ended December 31, 2000 IFT received advances from stockholders totaling $416,000. IFT repaid $356,000 of the advances received from the stockholders by issuing 1,186,669 restricted common shares and repaid $27,500 of the advances received from stockholders by cash. In connection with the issuance of the 1,186,669 restricted common shares IFT recognized $237,333 in interest expense due to the fair value of the stock on the date of extinguishment exceeding the carrying value by this amount. Notes payable to stockholders totaling $32,500 with an annual interest of 10% and a due date of April 30, 2001 is recorded as a liability on the December 31, 2000 balance sheet. In addition to the repayment of principal each stockholder received a warrant to purchase from IFT up to 25,000 shares of common stock at $.01 per share for each $5,000 in principal advanced to IFT. The value of the warrants, $1,228,424 based on the market value of IFT's common stock on the day(s) the advances were received has been recorded as a discount on the notes payable to stockholders and as an addition to additional paid in capital. During the twelve months ended December 31, 2000, $1,228,424 was amortized against the discount on notes payable to stockholders and recognized as interest expense.

     During the twelve month period ended December 31, 2000 IFT received advances totaling $374,000 from four individuals. IFT repaid $374,000 of the advances received by issuing 1,626,086 restricted common shares. In connection with the issuance of the 1,626,086 restricted common shares IFT recognized $520,347 in interest expense due to the fair value of the stock on the date of extinguishment exceeding the carrying value by this amount.

     On November 1, 1999, $26,500 due to related party, notes payable of $677,754 and related accrued interest of $142,820 were converted to common stock at $2.00 per share. At that date, the closing price of IFT's stock was $2.84. Additional interest expense of $355,771 was recorded

     INTERNATIONAL FUEL TECHNOLOGY, INC.
     (A DEVELOPMENT STAGE COMPANY)

     NOTES TO FINANCIAL STATEMENTS
     -----------------------------

     at the time of conversion reflecting the $.84 difference between the closing market price and the conversion price multiplied by the 423,537 shares issued as a result of the conversion.

     Note 5.   Stockholders' Deficit

     On July 7, 1999 the stockholders approved a 1 for 10 reverse stock split which was effected on July 22, 1999. The effect of the split is presented within stockholders' deficit at March 31, 1999 by transferring the par value for the reduction in shares issued from common stock to additional paid in capital. All references in the financial statements referring to shares, share prices, per share amounts and stock plans have been adjusted retroactively for the split.

     IFT issued shares to certain founding stockholders during fiscal years 1998 and 1997 in exchange for the technology related to its diesel fuel treatment business. This technology constituted research and development expenditures to these stockholders and consistent with Generally Accepted Accounting Principles, was not recorded as an asset but rather was recorded as an expense by these shareholders. Because the subsequent transfer of this technology to IFT was a transaction between entities under common control, it was accounted for using the carrying value of the technology which was zero. A discount on common stock was recorded equal to the par value of the stock issued in exchange for the technology. The shares were issued as follows:

               Date                                   Shares
               ----                                   -----------
               April 1997                               1,558,084
               July 1997                                  783,944
               August 1997                                 51,800
               September 1997                           2,927,124
                                                        ---------
               Total year ended March 31, 1998          5,320,952
                                                        =========

     IFT also issued shares to certain stockholders in exchange for services and certain corporate officers were issued stock as additional compensation. Management valued the services that were received at their fair value. Common stock shares were issued, at par, to equal the fair value of the services. The fair value of the services and additional compensation was $128,199 in fiscal 1998. The shares were issued as the services were rendered as follows:

                                                                      Expense
               Date                                  Shares           Amount
               ----                                  ------           ------

               SERVICES:
               --------
               April 1997                                   6,900
               May 1997                                    10,900
               July-August 1997                           251,315
               September 1997                             942,768
                                                        ---------
               Total year ended March 31, 1998          1,211,883    $ 121,189
                                                        =========    =========
               COMPENSATION:
               ------------
               April 1997                                  10,000
               July 1997                                   10,100
               September 1997                              50,000
                                                        ---------
               Total year ended March 31, 1998             70,100    $   7,010
                                                        =========    =========

     INTERNATIONAL FUEL TECHNOLOGY, INC.
     (A DEVELOPMENT STAGE COMPANY)

     NOTES TO FINANCIAL STATEMENTS
     -----------------------------

     Certain stockholders who purchased stock for cash were subsequently issued additional shares of stock for no consideration to adjust the amount of shares previously issued to them. The adjustment was required due to shares being sold to stockholders at different prices while the fair value of the common stock remained consistent. The original shares had been issued on various dates between July 30, 1996 and September 13, 1997 and the additional shares were issued with the same date as the original shares. Since IFT has no retained earnings, a charge to additional paid-in-capital was recorded to reflect the par value of the stock issued. The additional shares were issued as follows:


            Date                               Total Additional Shares
            ----                               -----------------------
            July 1997                                            6,350
            August 1997                                         40,000
            September 1997                                      95,930
                                                               -------
            Total year ended March 31, 1998                    142,280
                                                               =======

     From January through March 1998, a principal shareholder of IFT distributed 1,699,800 of his personal shares to others for services. These services included providing business contacts to assist IFT in its business plan and to assist IFT in raising capital. Because there were no formal service agreements and no specified time frame for the performance of these services, the cost of the services was recognized at the date the shares were distributed. The value of the services was deemed to be $169,980 by the Board of Directors. This amount was expensed in the year ended March 31, 1998 with an increase to additional paid-in capital. During December 1998, the Board of Directors approved issuance of 1,200,000 restricted shares to a consultant and former Board Chairman. This consultant had been a founder of IFT, served as Board Chairman and provided services in connection with the technology of IFT. These shares served as payment to this consultant for his past services. Because there were no formal service agreements and no specified time frame for the performance of these services, the cost of the services was recognized as expense at the date the shares were distributed. The market value of these shares was determined by the Board of Directors based upon the private placement of common stock sold in November 1998 at $5.00 per share. This $6,000,000 was expensed in the year ended March 31, 1999.

     On April 26, 1999 IFT offered all stockholders of record on March 31, 1999 the right to purchase 900 common shares at $.50 per share, a price determined by IFT's Board of Directors. The market price of IFT's stock on April 26, 1999 was $1.40 per share. IFT issued 794,740 shares and received proceeds of $396,450 as a result of this offering which expired May 28, 1999.

     IFT issued 2,500 shares on June 2, 1999 to a director. The shares were issued in exchange for serving as a director. The value of these services was determined based upon the market value at the date of issuance. IFT has recorded a charge to operations in the amount of $7,000.

     On July 1,1999, IFT entered into a one year advisory agreement with ONKAR Corporation, Ltd. ("ONKAR") for various services including introductions to brokers, dealers and potential investors and ONKAR agrees to facilitate the writing of a minimum of three research reports on IFT. Two of these research reports have been received by IFT, one dated July 22, 1999 and one dated August 25, 1999. The third research report was not generated and no services were

     INTERNATIONAL FUEL TECHNOLOGY, INC.
     (A DEVELOPMENT STAGE COMPANY)

     NOTES TO FINANCIAL STATEMENTS
     -----------------------------

     provided after September 30, 1999 due to IFT terminating the agreement. As consideration for the services, ONKAR received the right to purchase 1.5 million shares of restricted common stock at $.50 per share. These rights were issued and exercised with IFT receiving cash proceeds of $750,000.
     IFT determined the value of the services to be provided based upon the market value of the common stock, $2.81, on July 1, 1999, the date of the agreement. The total value of this agreement was determined to be $4,218,750. The amount in excess of the cash proceeds received of $750,000 has been charged to operations as professional services. No shareholders of IFT were shareholders of ONKAR prior to this transaction.

     On July 13, 1999 IFT entered into employment agreements with its Chief Executive Officer and Chief Operating Officer which expired on January 31, 2000. Under the terms of these agreements, these officers each received base pay of $1,000 per month plus up to a total of 60,000 and 30,000 shares of IFT's stock, respectively, payable at the end of the initial term of the agreements. The shares were earned ratably on a monthly basis. The value of the stock based compensation for these 90,000 shares is $196,875. The stock based compensation earned through December 31, 1999, $166,585, reflected in these financial statements as payroll expense and as additional paid in capital, has been calculated based on the trading price of IFT's stock at July 13, 1999.

     On April 26, 1999 IFT offered all stockholders of record on March 31, 1999 the right to purchase 900 common shares at $.50 per share. During January 2000 IFT issued 1,800 shares and received proceeds of $450 as a result of this offering which expired May 28, 1999. The $450 for the other 900 shares was received during the nine month period ended December 31, 1999.

     During January 2000 IFT issued 100,000 shares of common stock in a private placement for $200,000 to a company whose sole owner is a director of IFT. The market value of the shares on the date of issuance was $331,250. The $131,250 of market value in excess of the cash amount received has been recorded as consulting expense during the twelve month period ended December 31, 2000.

     The 90,000 shares earned by the Chief Executive Officer and Chief Operating Officer under employment agreements which expired on January 31, 2000 were issued on January 31, 2000. The stock based compensation earned through January 31, 2000, $30,288, reflected in these financial statements as payroll expense and as additional paid in capital, has been calculated based on the trading price of IFT's stock at July 13, 1999.

     At December 31, 1999, IFT owed one of its stockholders approximately $87,000 for legal services performed. In February 2000, the stockholder agreed to accept 27,559 shares of IFT's stock in lieu of cash for the amounts due to him. The value of the shares issued, $99,901, was based upon the market value price of the common shares on February 9, 2000.

     INTERNATIONAL FUEL TECHNOLOGY, INC.
     (A DEVELOPMENT STAGE COMPANY)

     NOTES TO FINANCIAL STATEMENTS
     -----------------------------

     Effective January 14, 2000 IFT adopted a Consultant and Employee Stock Compensation Plan. This plan provides that the Board of Directors may award shares of IFT's stock to officers, directors, consultants and employees as compensation for services. The maximum number of shares of common stock, which may be awarded under this plan, is 500,000 shares. During March 2000 IFT issued a total of 65,000 shares of common stock to five directors as reimbursement for directors' expenses. The value of these shares, reflected in these financial statements as payroll expenses for Jonathan Burst and William J. Lindenmayer in the amount of $55,000 and as board meeting and travel expenses in the amount of $117,216 and $6,534, respectively, for the remaining directors, has been calculated based on the trading price of IFT's stock at February 23, 2000.

     On February 23, 2000 the Board of Directors granted Jonathan Burst 100,000 shares of IFT's common stock for his appointment as Chief Executive Officer. The value of these shares, reflected in these financial statements as payroll expense, has been calculated based on the trading price of IFT's stock at February 23, 2000. On February 23, 2000 the Board of Directors awarded an initial grant of 100,000 shares of IFT's common stock to William Lindenmayer for his appointment as President and Chief Operating Officer. The value of these shares, reflected in these financial statements as payroll expense, has been calculated based on the trading price of IFT's stock at February 23, 2000. The total charged to payroll expense for these transactions was $550,000.

     In February 2000, we entered into a convertible debenture purchase agreement to raise $3,000,000 through the sale of convertible debentures to GEM Global Yield Fund, Ltd. and Turbo International Ltd. ("GEM"). During June 2000 this agreement was amended to raise $1,500,000 through the sale of convertible debentures to GEM. In connection with the convertible debenture purchase agreement IFT issued a warrant to GEM for the purchase of 390,000 shares of common stock at $.01 per common share. During February 2000 IFT issued 195,000 shares of common stock and placed them in escrow in accordance with the convertible debenture purchase agreement entered into in February 2000. The shares were to be released from escrow and issued to the purchasers of the convertible debenture in the event of an uncured default by IFT prior to the closing of the convertible debenture purchase agreement. The 195,000 shares of common stock were released to the purchasers of the convertible debenture purchase agreement in conjunction with an amendment to the convertible debenture purchase agreement dated June 16, 2000, and were recorded as an investment advisory fee of $109,688 based on the trading price of IFT's stock.

     On March 28, 2000 a warrant for 390,000 shares of common stock was exercised by GEM Global Yield Fund Limited at a cost of $.01 per share. The closing trading price of IFT's stock on March 28, 2000 was $2.9375, resulting in a total market value of $1,145,625 for the 390,000 common shares. The market value in excess of the $.01 warrant exercise cost, $1,141,725, is reflected in the statement of operations for the twelve months ended December 31, 2000 as an investment advisory fee.

     On June 19, 2000 IFT issued 250,000 common shares to a director of IFT for consulting services. The value of the shares, $218,750, was recorded to consulting expense and was based on the trading price of IFT's stock on June 19, 2000.

     During the twelve month period ended December 31, 2000 IFT issued 2,030,000 common shares due to the exercise of warrants issued in connection with the advances received from stockholders discussed in Note 4. There are no warrants outstanding at December 31, 2000.

     INTERNATIONAL FUEL TECHNOLOGY, INC.
     (A DEVELOPMENT STAGE COMPANY)

     NOTES TO FINANCIAL STATEMENTS
     -----------------------------

     On October 13, 2000 the Board of Directors granted Jonathan Burst 475,000 shares of IFT's common stock for achievement of a milestone event for IFT. The value of these shares, reflected in these financial statements as payroll expense of $296,875, has been calculated based on the trading price of IFT's stock at October 13, 2000. On October 13, 2000 the Board of Directors granted William Lindenmayer 475,000 shares of IFT's common stock for achievement of a milestone event for IFT. The value of these shares, reflected in these financial statements as payroll expense of $296,875, has been calculated based on the trading price of IFT's stock at October 13, 2000. On October 13, 2000 the Board of Directors granted the three non employee directors of IFT a total of 275,000 shares of IFT's common stock for achievement of a milestone event for IFT. The value of these shares, reflected in these financial statements as payroll expense of $171,875, has been calculated based on the trading price of IFT's stock at October 13, 2000. On October 10, 2000 the Board of Directors granted an employee of IFT 30,000 shares of IFT's common stock for achieving a milestone event. The value of these shares, reflected in these financial statements as payroll expense of $23,436, has been calculated based on the trading price of IFT's stock at October 10, 2000.

     On December 18, 2000 IFT issued 25,000 common shares for consulting services. The value of the shares, $10,548, was recorded to consulting expense and was based on the trading price of IFT's stock on December 18, 2000.

     Effective October 27, 1999, IFT merged with and into Blencathia Acquisition Corporation ("Blencathia"). Blencathia had 300,000 shares outstanding at the time of the merger, which it redeemed and canceled. In exchange for 300,000 shares of Blencathia's common stock, IFT issued 300,000 shares of its restricted common stock. These shares are expected to be sold in an amount sufficient to provide the former shareholders of Blencathia with proceeds of $500,000, the negotiated cost of the acquisition.

     On May 8, 2000 IFT issued 300,000 common shares that were contingently issued per the Blencathia merger agreement. The 300,000 shares of common stock are included in the statement of stockholders' deficit for the year ended December 31, 2000 but are not included in earnings per share and weighted average share calculations for the year ended December 31, 2000. They will be included when the shares are sold to provide payment to the shareholders of Blencathia. The shareholders of Blencathia have represented to the management of IFT that the 300,000 shares will be sold only with IFT's approval. If the shares are sold and $500,000 is not generated additional shares may need to be issued to the shareholders of Blencathia. Based on the December 31, 2000 market price, $.34, of IFT's common stock, a total of 1,470,588 shares would need to be issued to generate the $500,000 proceeds.

     During January 2000, IFT entered into an employment agreement with Jonathan
     R. Burst to serve as Chief Executive Officer of IFT until December 31, 2000 at a base annual salary of $180,000. In addition, Mr. Burst is to receive 6,000 shares of common stock each month. During January 2000, IFT entered into an employment agreement with William J. Lindenmayer to serve as Chief Operating Officer of IFT until December 31, 2000 at a base annual salary of $180,000. In addition, Mr. Lindenmayer is to receive 3,000 shares of common stock each month. The shares are earned ratably on a monthly basis. The stock based compensation earned through December 31, 2000, reflected in these financial statements as payroll expense and as additional paid in

INTERNATIONAL FUEL TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
-----------------------------

capital of $321,750, has been calculated based on the trading price of IFT's stock at February 1, 2000. As of December 31, 2000 the 99,000 common shares related to these employment agreements have not been issued. The 99,000 common shares were issued on January 31, 2001.

Note 6.   Related Party Transactions

IFT rents its administrative offices and administrative services from Burcor Capital, LLC, a company related through common ownership, under a lease agreement requiring monthly rentals of $5,000 per month through July 13, 2001. Total payments incurred in connection with this agreement were $60,000 for the twelve months ended December 31, 2000, and $32,500 for the nine months ended December 31, 1999. Payments related to this agreement are included in professional services expense.

IFT rented additional office space located at 6170 W. Desert Inn Road, Las Vegas, Nevada and equipment from Nevada Offshore Petroleum Export Corp. ("NOPEC"), a company related through common ownership, under a month-to-month agreement. Total rent incurred in connection with this lease was $0 for the twelve months ended December 31, 2000, $32,000 for the nine months ended December 31, 1999 and $146,000 for the twelve months ended March 31, 1999. Payments related to this agreement are included in rent expense.

IFT has consulting arrangements with certain stockholders and related parties. Consulting expense includes $254,632 for the twelve months ended December 31, 2000, $180,000 for the nine months ended December 31, 1999 and $6,000,000 for the twelve months ended March 31, 1999, paid through the issuance of common stock at its then fair value as determined by IFT and the Chairman of IFT's Board of Directors.

Total interest on stockholder loans incurred in connection with stockholders loans was $1,475,315 for the twelve months ended December 31, 2000, $405,341 for the nine months ended December 31, 1999 and $87,909 for the twelve months ended March 31, 1999.

At December 31, 1999, IFT owed one of its stockholders $87,095 for legal services performed. Subsequent to December 31, 1999, the stockholder agreed to accept 27,559 shares of IFT's stock in lieu of cash for the amounts due to him. The value of the shares issued were based upon the market value average for January 3 through January 10, 2000. The total amount due to this stockholder included in accounts payable-stockholders at December 31, 1999 was $87,095.

At December 31, 1999, IFT was owed $15,000 by one of its stockholders for a short term advance with interest at 6%. The amount was due December 31, 1999. The amount was paid during the twelve months ended December 31, 2000 as part of the resolution of disputed amounts included in accounts payable to this stockholder. As a result of this resolution consulting expense was decreased by $95,367. The total amount due to this stockholder included in accounts payable-stockholders at December 31, 1999 was $100,000.

During October 1999, IFT entered into an agreement with TPG Capital Corporation, a company related through common ownership, for consulting services. A payment of $100,000 was made during the nine month period ended December 31, 1999 and was recorded as a consulting

INTERNATIONAL FUEL TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
-----------------------------

expense. TPG Capital Corporation provided consulting and administrative services in connection with the acquisition of Blencathia.

Note 7.   Income Taxes

For income tax purposes approximately $13,535,000 of IFT's expenses are considered start-up costs to be amortized over five years beginning with the commencement of operations. IFT has not started amortization of these startup costs as of December 31, 2000. For accounting purposes these start-up costs have been expensed. IFT has an approximate net operating loss carryforward of $7,559,000 as of December 31, 2000. This approximate net operating loss will expire as follows: $33,000 in year 2011, $600,000 in year 2012, $5,140,000 in year 2018, $1,784,000 in year 2019 and $2,000 in the year 2020. Due to the inherent uncertainty in forecasts of future events and operating results, IFT has provided for a valuation allowance in an amount equal to the net deferred tax asset arising from this net operating loss carryforward and startup costs. No income tax benefit has been recorded in the statement of operations due to the valuation allowance on the deferred tax assets.

                                         December 31, 2000  December 31, 1999
                                         -----------------  -----------------
     Deferred Tax Assets
       Start up costs                     $    4,602,000     $    2,329,000
       Net operating loss                      2,571,000          2,571,000
                                          --------------     --------------
     Total gross deferred tax asset            7,173,000          4,900,000
     Less Valuation Allowance                  7,173,000          4,900,000
                                          --------------     --------------
     Net Deferred Tax Asset               $            -     $            -
                                          ==============     ==============

Income tax expense for the twelve months ended December 31, 2000, nine months ended December 31, 1999 and the year ended March 31, 1999 differed from the amount computed by applying the statutory U.S. federal corporate income tax rate of 34% to income before income tax benefit as a result of the following:

                                    December 31,   December 31,    March 31,
                                        2000           1999          1999
                                    --------------------------------------------
       Expected income tax
       (benefit) expense            $ (2,273,000)   $ (1,745,000)  $ (2,665,000)

       Increase (decrease) in
     Income tax resulting from:
       Valuation allowance
        Increase                       2,273,000       1,745,000      2,665,000
                                    ------------    ------------   ------------

       Income tax expense
         (benefit)                  $          -    $          -   $          -
                                    ============    ============   ============

INTERNATIONAL FUEL TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
-----------------------------

Note 8.   Lease Commitment

As of December 31, 2000, IFT leased office space, certain equipment and administrative services under an operating lease from a company related through common ownership. Future minimum leases payments are $35,000 for the year 2001.

Note 9.   Subsequent Events

On January 31, 2001 IFT issued 33,333 shares of restricted common stock as payment of $10,000 principal and interest on a note payable to a stockholder.

On February 23, 2001 IFT's Board of Directors authorized the issuance of a total of 2,575,000 shares of restricted stock to employees and directors of IFT.

On March 1, 2001 IFT was granted effectiveness of the registration statement related to the January 3, 2001 Securities Purchase Agreement by the Securities and Exchange Commission.

On March 7, 2001 IFT received funding of $200,000 under the January 3, 2001 Securities Purchase Agreement.

Note 10.  Fiscal Year End Change

Effective October 27, 1999, IFT changed the date of its fiscal year end from March 31 to December 31. The nine-month period ended December 31, 1999, is referred to as the transition period. All year and quarter references relate to IFT's prior fiscal years and quarters, unless otherwise stated. Unaudited financial information for the comparable nine-month period ended December 31, 1998, is presented in the table below and includes any adjustments (consisting of normal, recurring adjustments) which are, in the opinion of management, necessary for a fair presentation.


                                                   For the Nine Months Ended
                                                         December 31,
                                                    1999      1998 (Unaudited)
                                                 -----------  ----------------
     Revenues                                    $         -  $              -
     Cost of Revenues                                      -                 -
                                                 -----------  ----------------
     Gross Profit                                          -                 -
                                                 -----------  ----------------

     Advertising and Marketing                        12,913             4,772
     Consulting                                      295,000         6,340,500
     Research & Development Costs                    330,353           514,347
     Office                                            1,002            30,669
     Other                                            59,234            47,068
     Payroll                                         318,036           116,673
     Professional Services                         3,662,718            81,436
     Rent                                             32,685           117,633
     Stock Transfer Fees                               5,249            17,293

     INTERNATIONAL FUEL TECHNOLOGY, INC.
     (A DEVELOPMENT STAGE COMPANY)

     NOTES TO FINANCIAL STATEMENTS
     -----------------------------

          Telephone                               2,957           27,400
          Travel                                  6,652           37,702
                                            -----------      -----------
          Total Operating Expenses            4,726,799        7,335,493
                                            -----------      -----------
          Net Loss from Operations            4,726,799        7,335,493
          Interest Expense                      405,341           68,572
                                            -----------      -----------
          Net Loss Before Income Tax          5,132,140        7,404,065
          Provision for Income Tax                    -                -
                                            -----------      -----------
          Net Loss                          $ 5,132,140      $ 7,404,065
                                            ===========      ===========

          Basic and Dilutive Net Loss
          Per Common Share                  $       .32      $       .57
                                            ===========      ===========

          Weighted Average Common
          Shares Outstanding                 15,800,725       12,993,978
                                            ===========      ===========

     Note 11. Supplemental Disclosures of Cash Flow Information

     Supplemental non-cash investing and financing activities were as follows:

     Twelve months ended December 31, 2000
     -------------------------------------
     IFT issued 27,559 shares of common stock as an $87,095 payment on accounts payable-stockholder.

     IFT reduced a note receivable-stockholder by $15,000 and an employee receivable by $468 as a payment on an account payable.

     IFT issued 1,186,669 shares of common stock as a $356,000 payment on notes payable to stockholders.

     IFT issued 1,626,084 shares of common stock as a $374,000 payment on notes payable.

     Nine months ended December 31, 1999
     -----------------------------------
     IFT exchanged $26,500 due to a related party, $677,754 notes payable, $142,820 accrued interest and $355,771 interest expense for 423,537 common shares; $4,235 common stock and $1,198,610 additional paid in capital.

     Twelve months ended March 31, 1999
     ----------------------------------
     IFT issued 2,795,979 common shares for the common stock of the inactive SFT. The issuance of $279,598 of common stock was offset by a discount to common stock as SFT had no net assets or market value.

INTERNATIONAL FUEL TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
-----------------------------

Note 12. Quarterly Statements of Operation Information (Unaudited)

                                           For the Three Month Period Ended
                        March 31, 2000     June 30, 2000     September 30, 2000     December 31, 2000
                        --------------     -------------     ------------------     -----------------
Revenues                   $        0           $      0          $        0             $        0
Gross profit                        0                  0                   0                      0
Net loss                   $2,417,801            800,357           1,200,778              2,268,600
Basic and diluted net
 loss per share            $      .14           $    .04          $      .06             $      .12
Weighted average common
 shares outstanding        17,096,481         17,879,918          18,716,339             18,905,000





                                         For the Three Month Period Ended
                             June 30, 1999     September 30, 1999     December 31, 1999
                             -------------     ------------------     -----------------
Revenues                          $      0          $        0               $      0
Gross profit                             0                   0                      0
Net loss                           431,030           3,804,159                896,951
Basic and diluted net
 loss per share                   $    .03          $      .23               $    .06
Weighted average common
 shares outstanding             12,897,559          16,429,900             16,429,900

INTERNATIONAL FUEL TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

                                                     March 31,     December 31,
ASSETS (Note 2)                                        2001            2000
-------------------------------------------------------------------------------
                                                    (Unaudited)
Current Assets
 Cash                                             $     62,735    $    128,204
 Prepaid expenses                                       55,071          29,107
                                                  ------------    ------------
             Total current assets                      117,806         157,311
                                                  ------------    ------------
Machinery and Equipment
 Machinery and equipment                                19,421          23,703
 Accumulated depreciation                               (3,222)         (5,592)
                                                  ------------    ------------
         Total machinery and equipment                  16,199          18,111
                                                  ------------    ------------
                                                  $    134,005    $    175,422
                                                  ============    ============

LIABILITIES AND STOCKHOLDERS' DEFICIT (Note 2)
----------------------------------------------
Current Liabilities
 Accounts payable                                 $    277,689    $    227,748
 Accrued payroll expenses (Note 3)                   1,310,214         204,325
 Accrued interest                                       12,521           8,948
 Notes payable to stockholders (Note 5)                 20,000          32,500
                                                  ------------    ------------
             Total current liabilities               1,620,424         473,521
                                                  ------------    ------------
Long-Term Liabilities
 Notes payable to stockholder (Note 5)                 162,500         162,500
 Convertible debentures, net of discount
  (Note 4)                                              67,507               -
                                                  ------------    ------------
             Total liabilities                       1,850,431         636,021
                                                  ------------    ------------
Commitments and Contingencies

Stockholders' Deficit (Notes 4, 5 and 6)
 Common stock, $.01 par value; authorized,
  150,000,000, 24,692,786 and 24,560,453
  shares issued and outstanding at
  March 31, 2001 and December 31, 2000,
  respectively                                         246,927         245,604
 Discount on common stock                             (819,923)       (819,923)
 Additional paid-in capital                         21,453,424      21,208,288
 Deficit accumulated during the development
  stage                                            (22,596,854)    (21,094,568)
                                                  ------------    ------------
                                                    (1,716,426)       (460,599)
                                                  ------------    ------------
                                                  $    134,005    $    175,422
                                                  ============    ============

See Notes to Financial Statements.

INTERNATIONAL FUEL TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS
(Unaudited)

                                                                        From Inception
                                                   Three Months         (April 9, 1996)
                                                  Ended March 31,           Through
                                              -----------------------      March 31,
                                                 2001         2000           2001
---------------------------------------------------------------------------------------
Revenues                                      $       --   $       --     $        --
Cost of Revenues                                      --           --              --
                                              ----------   ----------     -----------
Gross Profit                                          --           --              --
                                              ----------   ----------     -----------
Operating Expenses:
    Advertising and marketing                         --       10,728          44,541
    Board meeting expense                             --      117,216         117,216
    Consulting                                     5,980      175,249       7,649,376
    Insurance                                      8,500        8,747          60,760
    Investment advisory fee                           --    1,141,725       1,251,413
    Office                                         5,947        3,185          82,048
    Other                                          8,525        7,037         153,449
    Payroll (Note 3)                           1,236,083      769,511       3,972,990
    Professional services                        145,792      161,282       4,622,693
    Rent                                           3,710        5,000         288,890
    Research and development costs                51,941           --       1,596,800
    Stock transfer fees                               --          640          26,452
    Telephone                                         --        1,790          52,585
    Travel                                        10,769       14,242         154,251
                                              ----------   ----------     -----------
            Total operating expenses           1,477,247    2,416,352      20,073,464
                                              ----------   ----------     -----------
        Net loss from operations               1,477,247    2,416,352      20,073,464
        Interest expense (Note 4)                 25,039        1,449       2,523,390
                                              ----------   ----------     -----------
        Net loss before income taxes           1,502,286    2,417,801      22,596,854
        Provision for income taxes                    --           --              --
                                              ----------   ----------     -----------
        Net loss                              $1,502,286   $2,417,801     $22,596,854
                                              ==========   ==========     ===========
                Basic and diluted net loss
                  per common share            $      .06   $      .14

Weighted average common shares outstanding    24,422,973   17,096,481


See Notes to Financial Statements.

INTERNATIONAL FUEL TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE THREE MONTHS ENDED MARCH 31, 2001
(Unaudited)

                                                                                                     Deficit
                                                                                                   Accumulated
                                       Common        Common      Discount on     Additional           During
                                       Stock         Stock         Common          Paid-In         Development
                                       Shares        Amount         Stock          Capital            Stage           Total
--------------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 2001             24,560,453     $245,604      $(819,923)     $21,208,288       $(21,094,568)    $  (460,599)
Conversion of debt and interest
 (Note 5)                                33,333          333              -           16,708                 -           17,041
Issuances of common stock for
 compensation (Note 6)                   99,000          990              -             (990)                -                -
Discount on issuance of
 convertible debenture (Note 4)                            -              -          165,167                 -          165,167
Issuances of common stock
 warrants (Note 4)                                         -              -           21,750                 -           21,750
Accrued stock based compensation
 (Note 6)                                     -            -              -           42,501                             42,501
Net loss                                                   -              -                -         (1,502,286)     (1,502,286)
--------------------------------------------------------------------------------------------------------------------------------
Balance, March 31, 2001              24,692,786     $246,927      $(819,923)     $21,453,424       $(22,596,854)    $(1,716,426)
================================================================================================================================

INTERNATIONAL FUEL TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS
(Unaudited)

                                                                                                     From
                                                              Three Months     Three Months        Inception
                                                                 Ended            Ended         (April 9, 1996)
                                                               March 31,        March 31,        to March 31,
                                                                  2001             2000              2001
---------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities                          $(1,502,286)     $(2,417,801)     $(22,596,854)
Net loss
Adjustments to reconcile net loss to net cash
  used in operating activities:
  Depreciation                                                        667              804             6,259
  Stock issued and additional paid in capital
    recognized for services and compensation                    1,125,313        2,103,320        14,570,405
  Interest expense recognized-discount on debt                      4,424                -         1,232,848
  Interest expense recognized-conversion of debt                    6,666                -         1,120,117
  Loss on disposal of machinery and equipment                       2,887                -             2,887
  Change in assets and liabilities:
    Increase in prepaid expenses                                  (25,964)         (17,369)          (55,071)
    Increase in accounts payable                                   49,941           45,881           293,157
    Increase in accounts payable-stockholders                           -           10,367            87,095
    Increase in accrued payroll expenses                           23,077           13,592           227,402
    Increase in accrued interest                                    3,948                -           155,716
                                                              ------------------------------------------------
Net cash used in operating activities                            (311,327)        (261,206)       (4,956,039)
                                                              ------------------------------------------------
Cash Flows from Investing Activities
  Acquisition of machinery and equipment                           (1,642)               -           (23,701)
  Increase in employee and stockholder receivables                      -                -           (15,468)
  Cash acquired in connection with the purchase of
    United States Fuel Technology, Inc.                                 -                -               358
                                                              ------------------------------------------------
Net cash used investing activities                                 (1,642)               -           (38,811)
                                                              ------------------------------------------------
Cash Flows from Financing Activities
  Increase in amount due to related party                               -                -            26,500
  Increase in due to United States Fuel Technology, Inc.                -                -           372,503
  Proceeds from common stock issued                                     -          204,350         2,808,328
  Proceeds from convertible debentures                            250,000                -           250,000
  Proceeds from notes payable                                           -           50,000         2,179,425
  Payment on notes payable                                         (2,500)               -          (579,171)
                                                              ------------------------------------------------
Net cash provided by financing activities                         247,500          254,350         5,057,585
                                                              ------------------------------------------------
     Net increase (decrease) in cash                              (65,469)          (6,856)           62,735
Cash, beginning                                                   128,204           26,846                 -
                                                              ------------------------------------------------
Cash, ending                                                  $    62,735      $    19,990      $     62,735
                                                              ================================================
Supplemental Cash Flow Information
  Interest paid                                               $         -      $         -      $      4,631
                                                              ================================================
  Taxes paid                                                  $         -      $         -      $          -
                                                              ================================================

See Notes to Financial Statements

INTERNATIONAL FUEL TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

Note 1 - Basis of Presentation

The interim financial statements included herein have been prepared by International Fuel Technology, Inc. ("IFT"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although IFT believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in IFT's annual report on Form 1O-K for the twelve month period ended December 31, 2000. IFT follows the same accounting policies in preparation of interim reports.

Results of operations for the interim periods are not indicative of annual results.

Note 2 -- Ability to Continue as a Going Concern

IFT's financial statements are presented on the going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. IFT has incurred significant losses since inception and has previously had limited funds with which to operate. Management is in the process of executing a strategy based upon developing pollution emission control technologies that also offer enhanced engine performance with respect to greater fuel economy. IFT already has one technology in development, and is seeking to add other technologies through acquisitions. Management anticipates receiving necessary regulatory and commercial acceptance for its existing technology and acquired technologies within the next twelve months. Immediately thereafter, IFT expects to begin licensing its products and or selling them directly to the commercial marketplace, with IFT eventually generating a level of revenues sufficient to meet IFT's working capital requirements. On October 16, 2000 we signed a term sheet with The International Investment Group ("IIG") for a $6 million equity line of credit to be funded $3 million over one year with a one-year extension, at our option, for an additional $3 million. During the following months we revised the terms of the October 16, 2000 IIG term sheet and on January 3, 2001 entered into a Securities Purchase Agreement with IIG Equity Opportunities Fund Ltd. ("IIG Fund"), which has a one-year commitment amount of $3 million, with an option at our control for an additional $3 million in financing after the completion of the one-year commitment. The January 3, 2001 Securities Purchase Agreement with the IIG Fund replaced the October 16, 2000 IIG term sheet. On March 1, 2001, IFT completed registration of the common shares required by the January 3, 2001 Securities Purchase Agreement (the "Agreement"). The Agreement provides for IFT to sell up to $250,000 in convertible debentures to the IIG Fund every thirty days. On March 2, 2001 IFT initiated the first convertible debenture purchase and on March 7, 2001 received $200,000 and on March 22, 2001 received $50,000. While management can not make any assurance as to the accuracy of our projections of future capital needs, it is anticipated that a total of approximately $1.8 million over the remainder of 2001 will be necessary in order to enable us to meet our current capital needs. We believe the proceeds from the convertible debenture financing will be used as follows: $350,000 for specific testing as part of required regulatory procedures as set by the Air Resources Board of California ("CARB"), $350,000 for commercial fleet testing programs, $250,000 for production development and engineering consulting, $800,000 for salary and $1,250,000 working capital for administrative and other capital needs, including investigation of future acquisitions, if any.

INTERNATIONAL FUEL TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of IFT to continue as a going concern.

Note 3 - Accrued Payroll Expenses

On February 23, 2001 the Board of Directors of IFT authorized the issuance of 2,475,000 shares of common stock to employees and non-employee directors IFT. The value of the common shares, $1,082,812, has been included in payroll expense for the three months ended March 31, 2001, and was calculated based on the closing stock price of $.4375 on February 23, 2001. The 2,475,000 shares of restricted common stock were issued to the employees and non-employee directors of IFT on April 10, 2001. The $1,082,812 is included in accrued payroll expenses at March 31, 2001.

Note 4 - Convertible Debentures

IFT issued to the IIG Fund a convertible debenture for $200,000 on March 7, 2001 and a convertible debenture for $50,000 on March 22, 2001. The debentures bear interest at a rate of 6% per annum commencing on the date of issuance, are convertible upon issuance, and will mature on December 31, 2003.

The convertible debentures are immediately convertible at the option of the holder into the number of shares of our common stock equal to the principal amount of the debentures to be converted, including all accrued interest, divided by the conversion price in effect on the conversion date. The conversion price is calculated at 80% of the average of the three lowest closing bid prices for the twenty trading days immediately prior to the conversion date, but in no event more than 110% of the average of the three lowest closing bid prices for the ten trading days immediately preceding the convertible debenture issuance date.

In connection with the issuance of the $250,000 in convertible debentures IFT recognized $165,167 in discount on convertible debentures due to the beneficial conversion feature of the convertible debentures. The $165,167 discount will be amortized to December 31, 2003 or the date the convertible debenture is converted into common stock, whichever occurs first. For the three months ended March 31, 2001, interest expense includes $3,909 amortization of the $165,167 discount.

In connection with the issuance of the $250,000 in convertible debentures IFT recognized $21,750 in discount on convertible debentures due to the issuance of a two year term warrant that expires on March 1, 2003 to purchase 75,000 shares of IFT stock at an exercise price equal to 130% of the closing bid price, $.53, of the common stock on March 6, 2001. The $21,750 discount will be amortized to December 31, 2003 or the date the warrant is exercised, whichever occurs first. For the three months ended March 31, 2001, interest expense includes $515 amortization of the $21,750 discount.

                                                    March 31, 2001
                                                    --------------
Convertible Debentures                                 $ 250,000
Discount on Convertible Debentures                      (182,493)
                                                       ---------
Convertible Debentures, net of discount                $  67,507
                                                       =========

Note 5 - Notes Payable to Stockholders

During the three month period ended March 31, 2001 IFT repaid $10,000 of notes payable to stockholders by issuing 33,333 restricted common shares. In connection with the issuance of the 33,333 restricted common shares IFT recognized $6,666 in interest expense due to the fair value of the stock on the date of extinguishment exceeding the carrying value by this amount.

INTERNATIONAL FUEL TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

In March 2000 ONKAR Corporation, Ltd. ("ONKAR"), a stockholder of IFT, advanced IFT $50,000 which is due in March 2005 and has an annual interest rate of 6%. In April 2000 ONKAR advanced IFT $50,000 which is due in April 2005 and has an annual interest rate of 6%. In addition, at March 31, 2001 and December 31, 2000, IFT has a note payable to ONKAR for $62,500 which is due in November 2004 at an annual interest rate of 6%.

Note 6 - Stockholders' Deficit

The 99,000 shares earned by the Chief Executive Officer and Chief Operating Officer under employment agreements which expired on December 31, 2000 were issued on January 31, 2001.

During January 2001, IFT entered into an employment agreement with Jonathan R. Burst to serve as Chief Executive Officer of IFT until December 31, 2003 at a base annual salary of $200,000. In addition, Mr. Burst is to be granted 20,834 shares of common stock at the end of each month. During January 2001, IFT entered into an employment agreement with William J. Lindenmayer to serve as President and Chief Operating Officer of IFT until December 31, 2003 at a base annual salary of $200,000. In addition, Mr. Lindenmayer is to be granted 20,834 shares of common stock at the end of each month. The shares are earned ratably on a monthly basis. The stock based compensation earned through March 31, 2001, reflected in these financial statements as payroll expense and as additional paid in capital of $42,501, has been calculated based on the trading price of IFT's stock at January 1, 2001. As of March 31, 2001 the 125,004 common shares related to these employment agreements have not been issued.

Effective October 27, 1999, IFT merged with and into Blencathia Acquisition Corporation ("Blencathia"). Blencathia had 300,000 shares outstanding at the time of the merger, which it redeemed and canceled. In exchange for 300,000 shares of Blencathia's common stock, IFT issued 300,000 shares of its restricted common stock. These shares are expected to be sold in an amount sufficient to provide the former shareholders of Blencathia with proceeds of $500,000, the negotiated cost of the acquisition.

On May 8, 2000 IFT issued 300,000 common shares that were contingently issued per the Blencathia merger agreement. The 300,000 shares of common stock are included in the statement of stockholders' deficit for the three months ended March 31, 2001 but are not included in earnings per share and weighted average share calculations for the three months ended March 31, 2001. They will be included when the shares are sold to provide payment to the shareholders of Blencathia. The shareholders of Blencathia have represented to the management of IFT that the 300,000 shares will be sold only with IFT's approval. If the shares are sold and $500,000 is not generated additional shares may need to be issued to the shareholders of Blencathia. Based on the March 31, 2001 market price, $.45, of IFT's common stock, a total of 1,111,111 shares would need to be issued to generate the $500,000 proceeds.

Note 7 - Subsequent Events

During April 2001 IFT issued 160,978 common shares to the IIG Fund as payment on $50,000 of outstanding convertible debentures.

During April 2001 IFT issued 10,000 restricted common shares as payment for $4,375 in consulting services and 10,000 restricted common shares as a payment on a $4,125 account payable.

INTERNATIONAL FUEL TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

During April 2001 IFT received $225,000 for the issuance of convertible debentures to IIG Equity. In connection with the issuance of the $225,000 in convertible debentures IFT issued a two year term warrant that expires on April 5, 2003 to purchase 75,000 shares of IFT stock at an exercise price of $.46.

During April 2001 IFT issued 406,523 common shares to a total of four individuals as a recalculation of the beneficial conversion rate used for the payment of notes payable in November 2000. The recalculation was required due to the 1,626,086 common shares issued in November 2000 not being registered with the United States Securities and Exchange Commission by March 31, 2001, as the notes payable specified.

As of May 15, 2001 IFT is negotiating to buy Interfacial Technologies Ltd., ("Interfacial") a UK-based company which has developed a formulation that blends hydrocarbon fuels (diesel, gasoline, etc.) with agents including water, urea and ethanol, resulting in significant improvements to engine performance and substantial reductions in levels of harmful emission (NOx, particulate matter, etc.). IFT will issue 12.5 million shares at closing to the shareholders of Interfacial, and place another 8.5 million shares in escrow to be released upon achievement of specific revenue targets for Interfacial within the next two years, bringing the total potential consideration for the acquisition to 21 million shares. The shareholders of Interfacial have agreed to take restricted 144 shares for all but two million of the total shares they receive, with IFT agreeing to file an S-2 registration statement to register the two million shares within 60 days of closing. Both companies' boards have approved the acquisition, with the only step to be completed before closing being final review by IFT of Interfacial's patent filings.

Note 8 - Supplemental Disclosures of Cash Flow Information

Supplemental non-cash investing and financing activities were as follows:

Three months ended March 31, 2001
---------------------------------

During the three month period ended March 31, 2001, IFT issued 33,333 shares of common stock as a payment of $10,000 on notes payable to stockholders, $375 in accrued interest and $6,666 in interest expense recognized due to a beneficial conversion.

Three months ended March 31, 2000
---------------------------------

During the three month period ended March 31, 2000, IFT issued 27,559 shares of common stock as an $87,095 payment on accounts payable-stockholders.

Interfacial Technologies (UK) Limited

Report and financial statements for the period ended 31 December 2000
--------------------------------------------------------------------------------

Contents

Page:

2         Report of the directors

4         Report of the auditors

5         Profit and loss account

6         Balance sheet

7         Notes forming part of the financial statements

--------------------------------------------------------------------------------

Directors

          Simon Orange
          Ian Williamson

Secretary and registered office

          Simon Orange, 2 Dunham House, Charcoal Road, Bowdon, Altrincham, Cheshire WA 14 4RY

Company number

          03996824

Auditors

          DDO Stoy Hayward, Beneficial Building, 28 Paradise Circus Queensway, Birmingham, BI 2BJ

Interfacial Technologies (UK) Limited

Report of the directors for the period ended 31 December 2000
-------------------------------------------------------------------------------

The directors present their report together with the audited financial statements for the period ended 31 December 2000.

Incorporation

     The company was incorporated on 15 May 2000.

Results and dividends

     The profit and loss account is set out on page 5 and shows the loss for the period.

Principal activities, review of business and future developments

     The company's principal activity is that of developing technology to improve fuel. The directors are pleased with progress to date, which continues to be satisfactory.

Directors

     The directors of the company during the period and their interests in the ordinary share capital of the company were:

                                                       Ordinary shares
                                                       of 0,000lp each
                                                        Number     Number
                                                   31 December     15 May
                                                          2000       2000

     Simon Orange    (appointed 15 May 2000)        10,952.500          -
     Ian Williamson  (appointed 15 May 2000)        12,495.000          -
     First Directors                                         -          -
     Limited         (resigned 15 May 2000)

Directors' responsibilities

     Company law requires the directors to prepare financial statements for each financial period which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those financial statements, the directors are required to:

     .  select suitable accounting policies and then apply them consistently;

     .  make judgments and estimates that are reasonable and prudent;

     . prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

     The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

Interfacial Technologies (UK) Limited

-------------------------------------------------------------------------------

Auditors

     BDO Stoy Hayward were appointed as auditors during the period and have expressed their willingness to continue in office. A resolution to re-appoint them will be proposed at the annual general meeting.

By order of the board

/s/ Simon Orange

Simon Orange

Secretary

17 May 2001

Interfacial Technologies (UK) Limited

Report of the auditors

--------------------------------------------------------------------------------

To the shareholders of Interfacial Technologies (UK) Limited

     We have audited the financial statements on pages 5 to 9, together with the cash-flow statement and notes on page 10, which have been prepared under the accounting policies set out on page 7.

     Respective responsibilities of directors and auditors

     As described on page 2 the company's directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

     Basis of opinion

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board which are substantially similar to US GAAS. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

     Opinion

     In our opinion the financial statements give a true and fair view of the state of the company's affairs as at 31 December 2000 and of its loss for the period then ended and have been properly prepared in accordance with the Companies Act 1985.

     In our opinion the information contained within the cash-flow statement and notes thereto fairly presents the adjustments which would be required if these financial statements, which have been prepared under generally accepted accounting principles in the United Kingdom, had been prepared under generally accepted accounting principles in the United States.

     /s/ Bdo Stoy Hayward

     BDO STOY HAYWARD

     Chartered Accountants
       and Registered Auditors
     Birmingham

     17 May 2001

Interfacial Technologies (UK) Limited

Profit and loss account for the 7 1/2 months ended 31 December 2000
--------------------------------------------------------------------------------

                                                                   7 1/2 months
                                                                          ended
                                                                    31 December
                                                           Note            2000
                                                                       (Pounds)

Administrative expenses                                                 351,043
                                                                       --------
Loss on ordinary activities before and after taxation                  (351,043)
                                                                       --------

All amounts relate to continuing activities.
All recognized gains and losses in the current period are included in the profit and loss account.

The notes on pages 7 to 10 form part of these financial statements.

Interfacial Technologies (UK) Limited

Balance sheet at 31 December 2000
--------------------------------------------------------------------------------
                                                      31 December   31 December
                                               Note          2000          2000
                                                         (Pounds)      (Pounds)

Current assets
  Debtors                                       4         7,113
  Cash at bank and in hand                              139,336
                                                        -------
                                                        146,449

Creditors: amounts falling due within one year  5        38,746
                                                        -------
Total assets less current liabilities                                 107,703
                                                                     --------
Capital and reserves
  Called up share capital                       6                       4,233
  Share premium account                         7                     454,513
  Profit and loss account                       7                    (351,043)
                                                                     --------
Equity shareholders' funds                                            107,703
                                                                     --------

The financial statements were approved by the Board on 17 May 2001.


Simon Orange

/s/ Simon Orange

Director


      The notes on pages 7 to 10 form part of those financial statements.

Interfacial Technologies (UK) Limited

Notes forming part of the financial statements for the 7 1/2 months ended 31 December 2000
--------------------------------------------------------------------------------

1.   Accounting policies

     The financial statements have been prepared under the historical cost convention and are in accordance with applicable accounting standards. The following principal accounting policies have been applied:


     Cash flow statement

     The company has taken advantage of the exemption conferred by Financial Reporting Standard I "Cash Flow Statements (Revised 1996)" not to prepare a cash flow statement on the grounds that it is a "small" company under the Companies Act 1985.

2.   Operating loss

     This is arrived at after charging:
                                                                   7 1/2 months
                                                                          ended
                                                                    31 December
                                                                           2000
                                                                       (Pounds)

     Auditors; remuneration - audit services                              3,000
                                                                          =====

3.   Directors' remuneration

     During the period payments were made to directors consultancy agreements. Payments of (Pounds)55,885 were made to Dunham Consultancy in which Simon Orange has an interest. Also payments of (Pounds)87,755 were made to Ian Williamson.

                                                                    31 December
                                                                           2000
                                                                       (Pounds)

     Other debtors                                                        7,113
                                                                          =====

     All amounts shown under debtors fall due for payment within one year.

Interfacial Technologies (UK) Limited

Notes forming part of the financial statements for the 7-1/2 months ended 31 December 2000 (Continued)
-------------------------------------------------------------------------------

5 Creditors: amounts falling due within one year

                                                                    31 December
                                                                           2000
                                                                       (Pounds)

     Trade creditors                                                      3,331
     Directors Loans                                                     31,415
     Accruals and deferred income                                         4,000
                                                                         ------
                                                                         38,746
                                                                         ======

6 Share capital

                                                  Authorised           Allotted
                                                                      called up
                                                                            and
                                                                     fully paid
                                                 31 December        31 December
                                                        2000               2000
                                                    (Pounds)           (Pounds)

      Equity share capital
      Ordinary shares of (Pounds)0.0001 each          10,000              4,233
      "A" Ordinary shares of (Pounds)0.0001 each       2,000                  -
                                                      ------              -----
                                                      12,000              4,233
                                                      ======              =====


     During the period, the following Ordinary shares of (Pounds)0.0001p each were allotted for cash:-

                       Number          Price         Nominal     Share
                       of shares       per share     value       Premium
     Date              issued          (Pounds)      (Pounds)    (Pounds)

     07 July 2000      21,570,000      0.0001p        2,157          Nil
     03 Oct 2000          325,000      0.0769p           33       24,968
     17 Oct 2000        2,250,000      0.1000p          225      224,775
     17 Oct 2000          600,000      0.05833p          60       34,940
     17 Nov 2000        1,400,000      0.0100p          140      139,860
     01 Dec 2000       15,885,000      0.0001p        1,588          Nil
     01 Dec 2000          300,000      0.0100p           30       29,970

                       ----------                     -----      -------
     Total             42,330,000                     4,233      454,513
                       ==========                     =====      =======

Interfacial Technologies (UK) Limited

Notes forming part of the financial statements for the 7 1/2 months ended 31 December 2000 (Continued)

-------------------------------------------------------------------------------

7    Reserves
                                                                Share Profit and loss
                                                              premium
                                                              account            account
                                                             (Pounds)           (Pounds)
     Premium on shares issued during the period              454,513                  --
     Loss for the period                                          --            (351,043)
                                                             -------            --------
     At 31 December 2000                                     454,513            (351,043)
                                                             =======            ========
8    Reconciliation of movements in shareholders'
     funds

                                                                             7 1/2 months
                                                                                    ended
                                                                              31 December
                                                                                     2000
                                                                                  (Pounds)
     Loss for the period                                                         (351,043)
     New share capital subscribed                                                   4,233
     Premium on shares issued during the period                                   454,513
                                                                                 --------
     Net additions to shareholders' funds                                         107,703
     Opening shareholders' funds                                                       --
                                                                                 --------
     Closing shareholders' funds                                                  107,703
                                                                                 ========
9    Related party disclosures

     As well as the payments disclosed in note 3, consultancy payments of (Pounds)64,900 were made to Cliff Hazel, who is a shareholder of the company.

Interfacial Technologies (UK) Limited

Notes forming part of the financial statements for the 7 1/2 months ended 31 December 2000 (Continued)

-------------------------------------------------------------------------------

10   RECONCILIATION OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED
KINGDOM ("UK GAAP") TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES OF AMERICA ("US GAAP")

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles applicable in the United Kingdom ("UK GAAP"), which differ in certain significant respects from those applicable in the US ("US GAAP"). The material difference as it applies to the Company's financial statements is as follows:

SHARES ISSUED TO CONSULTANTS

The Company sold shares to consultants at prices that were less than fair value. Under US GAAP, the difference between the fair value and the sales price is recognized as expense. Under UK GAAP, the Company is not required to recognize expense for this transaction. In addition, for one of the transactions, the shares were not paid for at December 31, 2000 and were therefore not included in the outstanding stock. Under US GAAP, this would be recognized as common stock of the Company as well as a stock subscription receivable.

The table below sets out the effect on loss for the period.

                                                                Period ended
                                                              December 31, 2000
                                                              -----------------
EFFECT ON LOSS
Net Loss as stated under UK GAAP                                   (351,043)
US GAAP adjustments:
Expense recognition under FAS 123                                (1,719,312)
                                                                 ----------
NET LOSS AS STATED UNDER US GAAP                                 (2,070,355)
                                                                 ==========

                                                              December 31, 2000
                                                              -----------------
EFFECT ON SHAREHOLDERS' EQUITY (DEFICIT):
Shareholders' equity as stated under UK GAAP                        107,703
US GAAP adjustments:
Increase in common stock additional paid-in capital                     100
Increase in stock subscriptions receivable                             (100)
Increase in additional paid-in capital                            1,719,312
Expense recognition under FAS 123                                (1,719,312)
                                                                 ----------
SHAREHOLDERS' DEFICIT AS STATED UNDER US GAAP                       107,703
                                                                 ==========

Cash flow statement for the 7 1/2 months ended 31 December 2000

--------------------------------------------------------------------------------

                                                                                          7 1/2 months       7 1/2 months
                                                                                                 ended              ended
                                                                                           31 December        31 December
                                                                           Note                   2000               2000
                                                                                              (Pounds)           (Pounds)
     Net cash outflow from operating activities before
     financing                                                              1                                    (319,410)

     Financing
     Share capital issued                                                                        4,233
     Share premium thereon                                                                     454,513
                                                                                          ------------
                                                                                                                  458,746
                                                                                                             ------------
     Increase in cash                                                       2                                     139,336
                                                                                                             ============

1.   Reconciliation of operating loss before exceptional items to net cash flow from
     operating activities                                                                                    7 1/2 months
                                                                                                                    ended
                                                                                                              31 December
                                                                                                                     2000
                                                                                                                 (Pounds)
     Operating loss                                                                                              (351,043)

     Increase in debtors                                                                                           (7,113)
     Increase in creditors                                                                                         38,746
                                                                                                             ------------
     Net cash outflow from operating activities                                                                  (319,410)
                                                                                                             ============


2.   Reconciliation of net cash flow to movement in net funds                                                7 1/2 months
                                                                                                                    ended
                                                                                                              31 December
                                                                                                                     2000
                                                                                                                 (Pounds)
     Increase in cash                                                                                             139,336
     Cash outflow from changes in debt                                                                                  -
                                                                                                             ------------
     Movement in net debt                                                                                         139,336

     Opening net funds                                                                                                  -
                                                                                                             ------------
     Closing net funds                                                                                            139,336
                                                                                                             ============

Interfacial Technologies (UK) Limited

-------------------------------------------------------------------------------

                         The pages which follow do not

                          form part of the statutory

                      financial statements of the company

Interfacial Technologies (UK) Limited

Detailed profit and loss account for the period ended 31 December 2000
-------------------------------------------------------------------------------

                                                                   7-1/2 months
                                                                          ended
                                                                    31 December
                                                                           2000
                                                       Page            (Pounds)

Administrative expenses                                12               351,043
                                                                       --------
Loss on ordinary activities                                            (351,043)
                                                                       ========

Interfacial Technologies (UK) Limited

Detailed profit and loss account for the 7-1/2 months ended 31 December 2000 (Continued)
-------------------------------------------------------------------------------

Administrative expenses

                                                                   7-1/2 months
                                                                          ended
                                                                    31 December
                                                                           2000
                                                                       (Pounds)

Auditors remuneration                                                     4,000
Consultancy Fees                                                        211,782
Bank Charges                                                                 71
Legal and Professional Fees                                              24,974
Motor Expenses                                                            7,506
Car Lease/Hire                                                            7,642
Entertainment                                                                35
Travel and Subsistence                                                   54,736
Printing and Stationery                                                   9,345
Postage                                                                      55
Computer Costs                                                              404
Exhibition Costs                                                          8,688
Telephone Costs                                                           6,233
General Expenses                                                         15,572
                                                                        -------
                                                                        351,043
                                                                        =======

INTERNATIONAL FUEL TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following Pro Forma Condensed Financial Information reflects financial information with respect to the acquisition effective May 25, 2001 by International Fuel Technology, Inc. ("IFT") of all the outstanding common stock of Interfacial Technologies (UK) Ltd. ("Interfacial") for a purchase price of approximately $6,750,000. The purchase price of approximately $6,750,000 has been paid by the issuance of 12,500,001 IFT common shares based on the market price of IFT's common stock on the date the acquisition was announced. The acquisition has been accounted for under the purchase method of accounting. The unaudited Pro Forma Condensed Financial Information is derived from the audited and unaudited financial statements of IFT included herein and the audited and unaudited historical financial statements of Interfacial included herein.

The unaudited Pro Forma Condensed Balance Sheet for March 31, 2001 assumes that the acquisition of Interfacial occurred as of this date and British pounds were translated to U.S. dollars at the rate of $1.42.

The unaudited Pro Forma Condensed Statements of Operations for the period ended December 31, 2000 gives effect to the acquisition of Interfacial as if it occurred at the beginning of the earliest period presented. The financial statements of Interfacial were translated from British pounds to U.S. dollars at the rate of $1.46 and $1.47 with respect to the March 2001 and December 2000 statement of operations, respectively.

The following pro forma statements are presented as of and for the three months ended March 31, 2001:

IFT - January 1, 2001 through March 31, 2001
Interfacial - January 1, 2001 through March 31, 2001

The following pro forma statements are presented for the periods ended December 31, 2000:

IFT - January 1, 2000 through December 31, 2000
Interfacial - May 15, 2000 (date of inception) through December 31, 2000

The unaudited Pro Forma Condensed Financial Information gives effect to the acquisition of Interfacial based upon estimated allocations of the purchase price, and includes all adjustments described in the notes thereto. The pro forma adjustments are based on certain assumptions that IFT's management believes are reasonable under the circumstances and do not reflect any potential cost savings. The unaudited Pro Forma Condensed Financial Information is not necessarily indicative of the results that would have been reported if such events had occurred on the date specified nor is it intended to project IFT's results of operations or financial position for any future period or date. The unaudited Pro Forma Condensed Financial Information set forth should be read in conjunction with IFT's audited financial statements as of and for the twelve months ended December 31, 2000 and the unaudited financial statements as of and for the three months ended March 31, 2001 included herein and the audited financial statements of Interfacial as of and for the seven and one half months ended December 31, 2000 included herein.

             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2001

                              Historical
                             International
                                  Fuel          Interfacial
                              Technology,       Technologies       Pro Forma
                                  Inc.            (UK) Ltd.       Adjustments        Pro Forma
                             -------------      -----------      ------------       ------------
Revenues                     $     -            $    -           $     -            $    -
Cost of Revenues                   -                 -                 -                 -
                             -------------      -----------      ------------       ------------
Gross Profit                       -                 -                 -                 -
                             -------------      -----------      ------------       ------------

Operating Expenses:
   Advertising and
    marketing                      -                 -                 -                 -
   Amortization                    -                 -     (1)        111,955            111,955
   Consulting                        5,980           89,133            -                  95,113
   Insurance                         8,500           -                 -                   8,500
   Office                            5,947            2,263            -                   8,210
   Other                             8,525              276            -                   8,801
   Payroll                       1,236,083           -                 -               1,236,083
   Professional services           145,792            9,490            -                 155,282
   Rent                              3,710           -                 -                   3,710
   Research and
    development costs               51,941           -                 -                  51,941
   Telephone                       -                    426            -                     426
   Travel                           10,769           22,050            -                  32,819
                             -------------      -----------      ------------       ------------
     Total operating
      expenses                   1,477,247          123,638           111,955          1,712,840
                             -------------      -----------      ------------       ------------
Net loss from operations         1,477,247          123,638           111,955          1,712,840
Interest expense                    25,039           -                 -                  25,039
                             -------------      -----------      ------------       ------------
Net loss before income
 taxes                           1,502,286          123,638           111,955          1,737,879
Provision for income taxes         -                 -                 -                 -
                             -------------      -----------      ------------       ------------
Net loss                     $   1,502,286      $   123,638      $    111,955       $  1,737,879
                             =============      ===========      ============       ============

Basic and diluted loss
 per share                   $         .06                                          $        .05
                             =============                                          ============

Weighted average shares
 outstanding                    24,422,973                                            36,922,974
                             =============                                          ============


             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                               Historical
                              International
                                  Fuel          Interfacial
                               Technology       Technologies     Pro Forma
                                  Inc.            (UK) Ltd.       Adjustments        Pro Forma
 Revenues                      $         -      $         -      $          -      $         -
 Cost of Revenues                        -                -                 -                -
                               -----------      -----------      ------------      -----------
 Gross Profit                            -                -                 -                -
                               -----------      -----------      ------------      -----------
 Operating Expenses:
   Advertising and
    marketing                       20,522           12,771                 -           33,293
   Amortization                          -                -(1)        447,821          447,821
   Automotive expenses                   -           22,268                 -           22,268
   Board meeting expense           117,216                -                 -          117,216
   Consulting                      285,132        2,838,709                 -        3,123,841
   Insurance                        34,454                -                 -           34,454
   Investment advisory fee       1,251,413                -                 -        1,251,413
   Office                            9,208           22,891                 -           32,099
   Other                            24,014           14,567                 -           38,581
   Payroll                       2,212,305                -                 -        2,212,305
   Professional services           684,367           42,592                 -          726,959
   Rent                              9,219                -                 -            9,219
   Research and
    development costs                1,782                -                 -            1,782
   Stock transfer fees               2,825                -                 -            2,825
   Telephone                         8,889            9,162                 -           18,051
   Travel                           28,607           80,462                 -          109,069
                               -----------      -----------      ------------      -----------
     Total operating
      expenses                   4,689,953        3,043,422           447,821        8,181,196
                               -----------      -----------      ------------      -----------
 Net loss from operations        4,689,953        3,043,422           447,821        8,181,196
 Interest expense                1,997,583                -                 -        1,997,583
                               -----------      -----------      ------------      -----------
 Net loss before income
  taxes                          6,687,536        3,043,422           447,821       10,178,779
 Provision for income taxes              -                -                 -                -
                               -----------      -----------      ------------      -----------
 Net loss                      $ 6,687,536      $ 3,043,422      $    447,821      $10,178,779
                               ===========      ===========      ============      ===========
 Basic and diluted loss
  per share                    $       .36                                          $      .32
                               ===========                                          ==========
 Weighted average shares
  outstanding                   18,827,802                                          31,327,803
                               ===========                                          ==========


         NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                                         Three Months               Year
                                            Ended                   Ended
                                        March 31, 2001        December 31, 2000
                                        --------------        -----------------
(1) Intangible asset(s) amortization       $111,955                $447,821
    (estimated life 15 years)


                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                             AS OF MARCH 31, 2001

                                            Historical
                                          International
                                               Fuel          Interfacial
                                            Technology,      Technologies        Pro Forma
                                               Inc.           (UK) Ltd.         Adjustments      Pro Forma
                                           -------------     ------------       ------------    ------------
Current Assets:
 Cash                                      $     62,735      $  124,977          $        -     $    187,712
 Prepaid expenses                                55,071               -                   -           55,071
                                           ------------      ----------          ----------     ------------
  Total current assets                          117,806         124,977                   -          242,783
                                           ------------      ----------          ----------     ------------

Machinery and Equipment:
 Machinery and equipment                         19,421               -                   -           19,421
 Accumulated depreciation                        (3,222)              -                   -           (3,222)
                                           ------------      ----------          ----------     ------------
  Total machinery and equipment                  16,199               -                   -           16,199
                                           ------------      ----------          ----------     ------------


Intangibles                                           -               - (1)       6,717,313        6,717,313
                                           ------------      ----------          ----------     ------------
                                           $    134,005      $  124,977          $6,717,313     $  6,976,295
                                           ============      ==========          ==========     ============
Current Liabilities:
 Accounts payable                          $    277,689      $   63,072          $        -     $    340,761
 Accrued payroll expenses                     1,310,214               -                   -        1,310,214
 Accrued interest                                12,521               -                   -           12,521
 Notes payable to stockholders                   20,000          29,218                   -           49,218
                                           ------------      ----------          ----------     ------------
  Total current liabilities                   1,620,424          92,290                   -        1,712,714

Long-Term Liabilities:
 Notes payable to stockholder                   162,500               -                   -          162,500
 Convertible debentures, net                     67,507               -                   -           67,507
                                           ------------      ----------          ----------     ------------
  Total liabilities                           1,850,431          92,290                   -        1,942,721
                                           ------------      ----------          ----------     ------------

Stockholders' Equity
 (Deficit):

Common stock                                    246,927           6,153 (2)         118,847          371,927
 Discount on common stock                      (819,923)              -                   -         (819,923)
 Stock subscription receivable                        -            (142)(3)             142                -
 Additional paid-in capital                  21,453,424       3,086,831 (3)       3,538,169       28,078,424
 Accumulated deficit                        (22,596,854)     (3,060,155)(4)       3,060,155      (22,596,854)
                                           ------------      ----------          ----------     ------------
  Total stockholders' equity (deficit)       (1,716,426)         32,687           6,717,313        5,033,574
                                           ------------      ----------          ----------     ------------

                                           $    134,005      $  124,977          $6,717,313     $  6,976,295
                                           ============      ==========          ==========     ============

             NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

(1) To reflect the acquistion of Interfacial and the allocation of purchase price on the basis of the fair values of the assets acquired and the liabilities assumed. The components of purchase price and its allocation are as follows:

     Market value of IFT stock issued               $6,750,000
     Allocation of purchase price:
        Stockholders' equity of Interfacial             32,687
        Patents and Technology                       5,062,500
                                                    ----------
        Costs in excess of net assets acquired      $1,654,813
                                                    ==========


(2) To reflect:
     a) The par value of IFT common stock issued                   $    125,000
     b) The elimination of historical common stock
        balance of Interfacial                                           (6,153)
                                                                   ------------
                                                                   $    118,847
                                                                   ============

(3) To reflect:
     a) The excess of the market value over the par value of
        the IFT common stock issued                                $  6,625,000
     b) The elimination of historical additional paid-in
        capital of Interfacial                                       (3,086,831)
                                                                   ------------
                                                                   $  3,538,169
                                                                   ============

(4) To reflect the elimination of historical accumulated
    deficit of Interfacial                                         $  3,060,155
                                                                   ============

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following table sets forth an itemization of various expenses, all of which we will pay, in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee       $  2,110
Accounting Fees and Expenses                              $175,000
Legal Fees and Expenses                                   $125,000
Miscellaneous                                             $ 50,000
        Total*                                            $352,110


* All amounts are estimates other than the Commission's registration fee. No portion of these expenses will be borne by the selling shareholders.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Private Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to:

- any action or suit by or in the right of the corporation against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred, in connection with the defense or settlement believed to be in, or not opposed to, the best interests of the corporation, except that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation; and

- any other action or suit or proceeding against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred, if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interest of the corporation and had reasonable cause to believe his or her conduct was lawful.

To the extent that a director, officer, employee or agent has been "successful on the merits or otherwise" the corporation must indemnify such person. The articles of incorporation or bylaws may provide that the expenses of officers and directors incurred in defending any such action must be paid as incurred and in advance of the final disposition of such action. The Nevada Private Corporation Law also permits the corporation to purchase and maintain insurance on behalf of the corporation's directors and officers against any liability arising out of their status as such, whether or not the corporation would have the power to indemnify him against such liability. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act.

The Company's Bylaws provide for the following:

Actions Other Than By the Corporation - The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he/she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he/she acted in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he/she had reasonable cause to believe that his conduct was unlawful.

Actions By the Corporation - The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him/her in connection with the defense or settlement of the action or suit if he/she acted in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person of fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Successful Defense - To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he/she must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him/her in connection with the defense.

Required Approval - Any indemnification, unless ordered by a court, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders or persons holding their proxies; or (b) By the board of directors by majority vote of a quorom consisting of directors who were not parties to the act, suit or proceeding; or (c) If a quorom consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion,

The Company has liability insurance for its directors and officers covering, subject to exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacity as directors or officers of the Company.

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

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth in chronological order is information regarding shares of common stock issued and options and warrants and other convertible securities granted by IFT during the past three years (June 1997 through May 2001). Also included is the consideration, if any, received by IFT for such shares and options and information relating to the section of the Securities Act of 1933, or rule of the Securities and Exchange Commission under which exemption from registration was claimed.

On July 7, 1999 the stockholders of IFT approved a 1 for 10 reverse stock split which was effective on July 22, 1999. All references in Item 15 Recent Sales of Unregistered Securities have been adjusted retroactively for the split.

(1) In June 1997, IFT conducted a private offering of its common stock. Pursuant to that offering, a total of 7,200 shares of common stock were issued in exchange for $26,000. The price per share was $5.00 for 4,200 of the shares and $1.667 for 3,000 of the shares. The issuance was made in reliance on
Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(2) In July 1997, IFT issued 783,944 shares of common stock to certain founding stockholders in exchange for the technology related to its diesel fuel treatment business. The number of shares issued was recorded as a discount equal to the par value of the stock of $0.01 per share. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(3) In July 1997, IFT conducted a private offering of its common stock. Pursuant to that offering, a total of 22,580 shares of common stock were issued in exchange for $118,500. The price per share was $5.00 for 19,001 of the shares, $3.00 for 2,499 of the shares, and $14.815 for 1,080 of the shares. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(4) In July 1997, IFT issued 94,415 shares of common stock to certain stockholders for services provided and to certain corporate officers as additional compensation. The shares issued were valued using the stock at its par value of $.01 per share and approximates the fair value of the services rendered. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(5) In July 1997, IFT issued 6,350 additional shares of common stock to certain stockholders who had previously purchased common stock for cash. The shares issued were valued using the stock at its par value of $0.01 per share and was charged against additional paid-in-capital. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(6) In August 1997, IFT issued 167,000 shares of common stock to certain stockholders for services provided and to certain corporate officers as additional compensation. The number of shares issued were valued at the stocks par value of $0.01 per share and approximates the fair value of the services rendered. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(7) In August 1997, IFT issued 40,000 additional shares of common stock to certain stockholders who had previously purchased common stock for cash. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(8) In August 1997, IFT issued 70,000 shares of common stock to David Sindelar in exchange for $25,000. The price per share was $.3571 for the 70,000 shares. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchaser was a sophisticated investor with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(9) In August 1997, IFT issued 51,800 shares of common stock to certain founding stockholders in exchange for the technology related to its diesel fuel treatment business. A discount was recorded equal to the par value of the stock of $0.01 per share. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(10) In September 1997, IFT issued 942,768 shares of common stock to certain stockholders for services provided and 50,000 shares of common stock to certain corporate officers as additional compensation. The number of shares issued were valued at the stocks par value of $0.01 per share and approximates the fair value of the services rendered. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(11) In September 1997, IFT issued 95,930 additional shares of common stock to certain stockholders who had previously purchased common stock for cash. The number of shares issued and the par value of the stock of $0.01 per share was charged against additional paid-in-capital. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(12) In September 1997, IFT conducted private offering of its common stock. Pursuant to that offering, a total of 20,050 shares were issued in exchange for $90,000. The price per share was $5.00 for 15,000 of the shares and $2.971 for 5,050 of the shares. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(13) In September 1997, IFT issued 2,927,124 shares of common stock to certain founding stockholders in exchange for the technology related to its diesel fuel treatment business. A discount was recorded equal to the par value of the stock of $0.01 per share. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(14) In December 1998, IFT conducted a private offering of its common stock. Pursuant to that offering, a total of 200,000 shares of common stock were issued in exchange for $1,000,000. The price per share was $5.00 for the 200,000 shares. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(15) In January 1999, IFT issued 1,200,000 shares of common stock to a consultant who had been a founder of IFT. This consultant had several individuals provide services in connection with the technology of IFT, provide business contacts to assist IFT in its business plan and to assist in the raising of capital. The number of shares issued was valued at $5.00 per share and approximates the fair value of the IFT's common stock at the time of issuance. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchaser was a sophisticated investor with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(16) In April 1999, IFT conducted a rights offering of its common stock to all shareholders of record on March 31, 1999 to purchase 900 common shares at $.50 per share, a price set by IFT's Board of Directors. Pursuant to that offering, a total of 797,440 shares of common stock were issued in exchange for $397,800 through January 2000. The issuances were made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(17) In June 1999, IFT issued 2,500 shares to a director. These shares were issued in exchange for serving as a director. The value of these services, $7,000, was determined based on the market value of IFT's stock on the day of issuance. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchaser was a sophisticated investor with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(18) In July 1999, IFT entered into an advisory agreement with ONKAR Corporation, Ltd. for various services and the right to purchase 1,500,000 shares of IFT's restricted common stock at $.50 per share. IFT issued 500,000 shares of common stock in exchange for $250,000. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchaser was a sophisticated investor with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(19) In September 1999, IFT issued 1,000,000 shares of common stock to ONKAR Corporation, Ltd. pursuant to their advisory agreement in exchange for $500,000. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchaser was a sophisticated investor with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(20) In December 1999, IFT issued 423,537 shares of common stock to note holders as conversion of their promissory notes and interest due through October 31, 1999 in the amount of $847,074 at a conversion price of $2.00 per share. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(21) In January 2000, IFT issued 100,000 shares of common stock in a private placement offering to Observor Acceptances Ltd. in exchange for $200,000. The sole owner of Observor Acceptances Ltd. is a director of IFT. The price per share, as determined by IFT's Board of Directors, was $2.00 for the 100,000 shares. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchaser was a sophisticated investor with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(22) In January 2000, IFT issued 90,000 shares of common stock pursuant to an employment agreement with its Chief Executive Officer and Chief Operating Officer. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(23) In February 2000, IFT issued 27,559 shares of common stock for legal services performed by Donald Stoecklein. The services performed were valued at $87,000. The stockholder agreed to accept 27,559 shares of IFT's stock as payment for an amount due him. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchaser was a sophisticated investor with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(24) In February 2000, IFT issued 100,000 shares of common stock related to a consulting agreement in effect at that time. Subsequent to March 31, 2000 the consulting agreement has been amended and the 100,000 shares were recalled and canceled. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(25) In March 2000, IFT issued 65,000 shares of common stock, pursuant the Consultant and Employee Stock Compensation Plan dated January 14, 2000, to five directors as reimbursement for directors' expenses. These shares were valued at $178,750 based on the trading price of IFT's stock at February 23, 2000 of $2.75 per share. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(26) In March 2000, IFT issued 200,000 shares of common stock, pursuant to an award by the Board of Directors, to its Chief Executive Officer and President/Chief Operating Officer. The value of these shares was calculated based on the trading price of IFT's stock at February 23, 2000 totaling $550,000. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(27) In May 2000, IFT contingently issued 300,000 shares of its common stock in exchange for 300,000 shares of Blencathia's common stock. IFT merged with and into Blencathia Acquisition Corporation effective October 27, 1999. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchaser was a sophisticated investor with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(28) In June 2000, IFT issued 250,000 shares of common stock to Observor Acceptances, Ltd. pursuant to a consulting agreement with Harry Demetriou, sole owner of Observor Acceptances, Ltd. The value of these shares, $218,750, was based on the trading price of IFT's stock on June 19, 2000. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchaser was a sophisticated investor with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(29) In July 2000, IFT issued 100,000 shares of common stock to Stephen C. Juan ("Holder") at $.01 per share as extra consideration for the funds he advanced to IFT pursuant to the terms of the Letter Agreement between IFT and Holder The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchaser was a sophisticated investor with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares being acquired for investment.

(30) In August 2000, IFT issued 725,000 shares of common stock to fourteen shareholders ("Holders") at $.01 per share as extra consideration for the funds they advanced to IFT pursuant to the terms of the Letter Agreement between IFT and Holders. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchaser was a sophisticated investor with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares being acquired for investment.

(31) In September 2000, IFT issued 555,000 shares of common stock to 17 shareholders ("Holders") at $.01 per share as extra consideration for the funds they advanced to IFT pursuant to the terms of the Letter Agreement between IFT and Holders. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchaser was a sophisticated investor with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares being acquired for investment.

(32) In October 2000, IFT issued 650,000 shares of common stock to 6 shareholders ("Holders") at $.01 per share as extra consideration for the funds they advanced to IFT pursuant to the terms of the Letter Agreement between IFT and Holders. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchaser was a sophisticated investor with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares being acquired for investment.

(33) In October 2000, IFT issued 1,235,000 shares of common stock, pursuant to an award by the Board of Directors, to its Chief Executive Officer, President/Chief Operating Officer and its Board of Directors. The value of these non-vesting shares was calculated based on the trading price of IFT's stock at October 13, 2000 totaling $771,875. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(34) In December 2000, IFT issued 20,000 shares of common stock, pursuant to an award by the Board of Directors, to its Corporate Secretary. The value of these shares was calculated based on the trading price of IFT's stock at December 18, 2000 totaling $8,400. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(35) In December 2000, IFT issued 10,000 shares of common stock to Michael Gianino and 15,000 shares of common stock to Henry Urbanowicz pursuant to consulting agreements. The value of these shares, $10,500, was based on the trading price of IFT's stock on December 18, 2000. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchaser was a sophisticated investor with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(36) In December 2000, IFT issued 1,186,669 shares of common stock to note holders as a payment of their promissory notes and interest due through December 18, 2000 in the amount of $356,000 at a conversion price of $.30 per share. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(37) In December 2000, IFT issued 1,626,086 shares of common stock to convertible note holders as conversion of their promissory notes through November 27, 2000 in the amount of $374,000 at a conversion price of $.23 per share. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(38) In January 2001, IFT issued 33,333 shares of common stock to a note holder as a payment of their promissory note and interest due through December 18, 2000 in the amount of $10,000 at a conversion price of $.30 per share. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(39) In January 2001, IFT issued 99,000 shares of common stock pursuant to an employment agreement with its Chief Executive Officer and Chief Operating Officer. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(40) In April 2001, IFT issued 2,485,000 shares of common stock, pursuant to an award by the Board of Directors, to its Chief Executive Officer, President/Chief Operating Officer, Chief Financial Officer, consultants and its Board of Directors. The value of these non-vesting shares was calculated based on the trading price of IFT's stock on February 23, 2001, the grant date, totaling $1,087,188. In addition, IFT issued 10,000 shares of common stock to its' Chief Financial Officer as a payment on a $4,125 account payable incurred prior to his employment with IFT. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(41) In April 2001, IFT issued 406,523 shares of common stock to convertible note holders as an additional payment on the conversion of their promissory notes through November 27, 2000 at a conversion price of $.23 per share. The additional shares were required to be issued due to the 1,626,086 shares issued in December 2000 not being registered with the SEC by March 31, 2001. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(42) In May 2001, IFT issued 21,000,003 shares of common stock to the shareholders of Interfacial Technologies (UK) Ltd. for the purchase of all of their outstanding common stock. The issuance was made in reliance on
     Section 4(2) of the Securities Act of 1933 and/or Regulation S promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(43) In May 2001, IFT issued 960,000 shares of common stock to four Interfacial shareholders for employment and consulting agreements. The issuance was made in reliance on Section 4(2) of the

Securities Act of 1933 and/or Regulation S promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented IFT that the shares were being acquired for investment.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

          Exhibits
          --------
          *2.1   Agreement and Plan of Merger between Blencathia Acquisition
                 Corporation and International Fuel Technology, Inc.
        ***2.2   Share Purchase Agreement with Shareholders of Interfacial
                 Technologies (UK) Ltd.
          *3.1   Certificate of Incorporation of International Fuel
                 Technology, Inc. and all amendments.
          *3.2   By-laws of International Fuel Technology, Inc.
         **5     Consent of Armstrong Teasdale LLP
         *10.1   TPG Consulting Agreement
          10.3   Jonathan R. Burst Employment Agreement
          10.4   William J. Lindenmayer Employment Agreement
          10.5   Ian Williamson Employment Agreement
         *10.6   IIG Securities Purchase Agreement
       ***10.7   Performance Escrow Agreement
         *16.1   Letter, dated January 21, 2000, from McGladrey & Pullen, LLP to the Registrant regarding resignation of certifying accountant
         *16.2   Letter, dated February 10, 2000, from McGladrey & Pullen,
                 LLP regarding client-auditor relationship.
          23.1   Consents of BDO Seidman, LLP
          23.2   Consents of McGladrey & Pullen, LLP


*Incorporated by reference to Registrant's Exhibits to Transitional Report on Form 10-K filed on May 10, 2000

**Incorporated by reference to Registrant's Exhibits to Amendment No. 3 to S-1 Registration Statement filed on February 8, 2001.

***Incorporated by reference to Registrant's Exhibits to Current Report on Form 8-K filed on June 8, 2001.

          Financial Statement Schedules
          -----------------------------
          All other schedules for which provision is made in the applicable accounting regulations of the SEC are not required under the related instructions or are inapplicable and therefore have been omitted.

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

          ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnifications for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

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

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Clayton, State of Missouri on June 12, 2001.

                             INTERNATIONAL FUEL TECHNOLOGY, INC.

                          By:    /s/ Jonathan R. Burst
                             ----------------------------------
                             Jonathan R. Burst, Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities noted, have signed this registration statement on June 12, 2001.

Signature                       Title                              Date

/s/ Jonathan R. Burst           Chief Executive Officer, Director  June 12, 2001
----------------------------
Jonathan R. Burst

/s/ William J. Lindenmayer      President, Director                June 12, 2001
----------------------------
William J. Lindenmayer

/s/ Steven D. Walters           Chief Financial Officer            June 12, 2001
----------------------------
Steven D. Walters

/s/ John P. Stupp, Jr.          Director                           June 12, 2001
----------------------------
John P. Stupp, Jr.

/s/ David B. Norris             Director                           June 12, 2001
----------------------------
David B. Norris

/s/ Harry Demetriou             Director                           June 12, 2001
----------------------------
Harry Demetriou

/s/ Ian Williamson              Director                           June 12, 2001
----------------------------
Ian Williamson

/s/ Simon Orange                Director                           June 12, 2001
----------------------------
Simon Orange

/s/ Geoff Robinson              Director                           June 12, 2001
----------------------------
Geoff Robinson

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